FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

CENTENNIAL FOUNDERS, LLC

                       THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into as of this 28th day of August, 2002 (the “Effective Date”), by and among TEJON RANCHCORP, a California corporation (“Tejon”), STANDARD PACIFIC CORP., a Delaware corporation (“Standard Pacific”), LEWIS INVESTMENT COMPANY, LLC, a California limited liability company (“Lewis”), and PARDEE HOMES, a California corporation, formerly known as Pardee Construction Company (“Pardee”) (collectively, the “Members” and each a “Member”), for the purposes, among other things, of defining the rights and obligations of the Members with respect to Centennial Founders, LLC, a Delaware limited liability company, formerly known as RM Development Associates, LLC (the “Company”).

RECITALS

          A.          The Company was formed on July 8, 1999, under the name “RM Development Associates, LLC” by filing the Certificate with the Delaware Secretary of State.  On March 10, 2000, Tejon, Standard Pacific, Lewis, and Pardee entered into that certain Limited Liability Company Agreement of RM Development Associates, LLC (the “Original LLC Agreement”).

          B.          The Members have all agreed to change, and on or about the date hereof the Company has changed (by filing the appropriate documentation with the Secretaries of State of the States of Delaware and California), the name of the Company from RM Development, LLC to Centennial Founders, LLC.

          C.          The Members hereby desire to amend and restate the Original LLC Agreement in the form of this Agreement.  This Agreement shall supersede the Original LLC Agreement in its entirety and the Original LLC Agreement shall be of no further force or effect.

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      DEFINITIONS AND ORGANIZATION.

          1.1.           Defined Terms.  For convenience, various terms are defined for use in this Agreement.  Unless otherwise expressed or provided elsewhere in this Agreement, the following terms shall have the following meanings.

                          A.          Terms Defined in this Agreement.

                                         (1)          “AAA” shall have the meaning given such term in Section 18.3 hereof.

                                          (2)           “Act” shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.  All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

                                          (3)           “Additional Development Land” shall have the meaning given such term in Section 4.3B hereof.

                                          (4)           “Additional Development Land Contributions” shall have the meaning given such term in Section 4.3B hereof.

                                          (5)           “Additional Entitlement Stage Contributions” shall have the meaning given such term in Section 4.2B hereof.

                                          (6)           “Adjacent Property” shall mean that certain approximately 980 acre property adjacent to the Existing Property and owned by the Company.  The Adjacent Property is more particularly described on Exhibit “A” hereto.

                                          (7)           “Adjacent Property Purchase Agreement” shall mean that certain Vacant Land Purchase Contract and Receipt for Deposit, dated as of June 17, 1999, by and between Ashcraft Investment Company, Inc., a California corporation (“Ashcraft”), and Pyramid Ranch Company, a Hawaii limited partnership, as amended by those certain Escrow Instructions dated as of July 7, 1999, as further amended by those certain Supplemental Instructions dated as of December 14, 1999, as further amended by those certain Supplemental Instructions, dated as of March 1, 2000, as assigned by Ashcraft to the Company pursuant to that certain Assignment of Vacant Land Purchase Contract and Receipt for Deposit, dated as of April 5, 2000, evidencing the sale of the Adjacent Property to the Company.

                                          (8)          ”Affiliate” shall mean:  (1) any other Person directly or indirectly controlling, controlled by, or under common control with the Person or entity to which such term applies; (2) as to any natural person, such person’s spouse, child or grandchild, shall be Affiliates of such person or a trust for the benefit of any such person; (3) as to any corporation, limited liability company or partnership, any person with any of the foregoing relationships described in clause (2) to any person in control of such partnership as general partner or otherwise or in control of such corporation or limited liability company shall be deemed to be an Affiliate of such corporation, limited liability company or partnership; (4) an Affiliate of a Member shall include any partnership in which such Member or any Affiliate of such Member is a general partner or otherwise has control, as well as any corporation, limited liability company or other entity in which such Member or any Affiliate of such Member has control.  “Control” as applied to any person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies and decision-making of such person or entity, whether through the ownership of voting interests or by contract or otherwise.  “Control” shall also include, without limitation, the possession of direct or indirect equity or beneficial interests in at least fifty percent (50%) of the profits or voting control of any entity.

                                          (9)            “Affiliate LLCs” shall have the meaning given such term in Section 2.3A hereof.

                                          (10)            “Aggregate Prices” shall have the meaning given such term in Section 10.4 hereof.

                                          (11)            “Agreement” shall mean this First Amended and Restated Limited Liability Company Agreement, as originally executed and as amended from time to time.

                                          (12)            “Alternate Notice” shall have the meaning given such term in Section 13.1A(1) hereof.

                                          (13)            “Alternates” shall have the meaning given such term in Section 7.1D hereof.

                                          (14)            “Approve”, “Approved” or “Approval” mean, as to the subject matter thereof and as the context may require, an express approval:  (i) contained in a written statement signed by the approving Person; or (ii) by the requisite number of votes of the Members or of the Executive Committee in the manner specified herein.

                                          (15)            “Approved Existing Exceptions” shall have the meaning given such term in Section 4.3A(1)(b)(i) hereof.

                                          (16)            “Arbitration” shall have the meaning given such term in Section 18.3 hereof.

                                          (17)            “Arbitration Initiation Date” shall have the meaning given such terms in Section 18.3 hereof.

                                          (18)            “Arbitration Tribunal” shall have the meaning given such term in Section 18.3 hereof.

                                          (19)            “Arbitrator” shall have the meaning given such term in Section 18.3 hereof.

                                          (20)            “Attorneys’ Fees” shall have the meaning given such term in Section 18.15A hereof.

                                          (21)            “Available Cash” shall have the meaning given such term in Section 6.1 hereof.

                                          (22)            “Balance of the Ranch” shall mean the property located within the Ranch which does not include the Master Project.

                                          (23)            “Bond Financing” shall have the meaning given such term in Section 4.6B hereof.

                                          (24)            “Book Capital Account” shall have the meaning given such term in Appendix “A” attached hereto.

                                          (25)            “Business Plan” shall mean, as applicable, the Entitlement Business Plan or the Development Business Plan.

                                          (26)            “Buy/Sell Closing” shall have the meaning given such term in Section 17.4 hereof.

                                          (27)            “Capital Contribution” shall mean any money, property, promissory note or other sums contributed to the Company as provided in the Original Agreement or this Agreement.

                                          (28)            “CCP” shall have the meaning given such term in Section 18.3 hereof.

                                          (29)            “CE Members” shall have the meaning given such term in Section 4.6C(3) hereof.

                                          (30)            “Certificate” shall mean the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

                                          (31)            “Certified EIR” shall mean the environmental impact report to be prepared in connection with the obtaining of the Entitlements that is certified by the applicable governmental agency.

                                          (32)            “Claims” shall mean all claims, losses, damages, costs, expenses, demands, liabilities, obligations, liens, encumbrances, rights of action and attorneys’ fees and costs.

                                          (33)            “Closing” shall have the meaning given such term in Section 15.6E(2) hereof.

                                          (34)            “Closing Date” shall have the meaning given such term in Section 15.6E hereof.

                                          (35)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

                                          (36)            “Combined Acreage” shall have the meaning given in Section 4.3A(1)(b)(v).

                                          (37)            “Combined Tejon Credit” shall have the meaning given in Section 4.3A(1)(b).

                                          (38)            “Commercial Developer Acceptance” shall have the meaning given such term in Section 10.4C(4)(a) hereof.

                                          (39)            “Commercial Developers” shall have the meaning given such term in Section 10.4A hereof.

                                          (40)            “Commercial Parcel Offer Price” shall have the meaning given such term in Section 10.4B hereof.

                                          (41)            “Commercial Parcel” shall have the meaning given such term in Section 10.4C hereof.

                                          (42)            “Company” shall have the meaning given such term in the preamble to this Agreement.

                                         (43)            “Company Offer” shall have the meaning given such term in Section 10.2 hereof.

                                          (44)            “Contingent Note” shall have the meaning given such term in Section 13.1A(3)(i)A hereof.

                                          (45)            “Contribution Percentage” shall have the meaning given such term in Section 4.2A hereof.

                                          (46)            “Control” shall have the meaning given such term in Section 1.1 hereof under the definition of “Affiliate”.

                                          (47)            “Counter-Offer” shall have the meaning given such term in Section 10.3A(4)(a) hereof.

                                          (48)            “CPA” shall mean the Company’s independent certified public accounting firm, which initially shall be Ernst & Young Kenneth Leventhal, but may be replaced by the Executive Committee from time to time.

                                          (49)            “CP Company Offer” shall have the meaning given such term in Section 10.4B hereof.

                                          (50)            “CP Counter Offer” shall have the meaning given such term in Section 10.4C(4)(a) hereof.

                                          (51)            “Credit Enhancements” shall have the meaning given such term in Section 4.6C hereof.

                                          (52)            “Date of Value” shall have the meaning given such term in Section 17.1 hereof.

                                          (53)            “Default Buy Out Notice” shall have the meaning given such term in Section 15.6C hereof.

                                          (54)            “Default Date of Value” shall have the meaning given such term in Section 15.6B hereof.

                                          (55)            “Default Interest Rate” shall have the meaning given such term in Section 4.5A hereof.

                                          (56)            “Deemed Withdrawal” shall have the meaning given such term in Section 13.1A hereof.

                                          (57)            “Defaulting Member” shall have the meaning given such term in Section 15.1 hereof.

                                          (58)            “Defaulting Member’s Price” shall have the meaning given such term in Section 15.6A hereof.

                                          (59)            “Deposit” shall have the meaning given such term in Section 14.5A(3) hereof.

                                          (60)            “Developer Acceptance” shall have the meaning given such term in Section 10.3A(4)(a) hereof.

                                          (61)            “Developer Lot” shall have the meaning given such term in Section 17.1 hereof.

                                          (62)            “Developer Representatives” shall have the meaning given such term in Section 14.5A(1) hereof.

                                          (63)            “Developers” shall mean, collectively, Standard Pacific, Lewis and Pardee.  Standard Pacific, Lewis and Pardee are sometimes each referred to as a “Developer”.

                                          (64)            “Development Business Plan” shall mean an overall business plan as the same may be amended from time to time and Approved in accordance with this Agreement.  The Development Business Plan shall, at a minimum, cover the following topics:

                                                              (a)          An annual budget for the current year and a projected budget for the next two (2) years (the “Development Budget”);

                                                              (b)           A proforma cash flow analysis for the current year and a projected proforma cash flow analysis for the next two (2) years;

                                                              (c)           A development schedule (the “Development Schedule”);

                                                              (d)           Specific procedures for constructing joint and Regional Improvements, advancing the cost thereof and the calculation of any reimbursable costs relating thereto.  In connection therewith, the Company shall seek reimbursement rights for joint and Regional Improvements to the extent the same benefits property other than the Master Project (i.e. property owned by Tejon or other parties) and would not otherwise be required.  Such reimbursement obligation would be funded upon the sale of such benefited property.  Pursuant to any reimbursement agreements agreed to in connection with the foregoing, the Company (or Tejon, in the case of Regional Improvements) should be entitled to a construction supervision and overhead fee in an amount to be Approved by the Executive Committee.

                                                              (e)            (i) The appropriate sharing of any land set-aside for public or Regional purposes, (ii) the formation of a school district and the construction of schools, and (iii) other Regional or public facilities to be constructed as part of the Master Project.

                                                              (f)           A finance plan (the “Development Finance Plan”) setting forth the projected financing required to fund the costs of development set forth in the Development Budget;

                                                              (g)           A narrative business plan stating the general goals and objectives for the development of the Master Project;

                                                              (h)           A sales and marketing plan for the sale of the various Planning Areas (or portions thereof) to merchant builders (the “Marketing Plan”), including, without limitation, projected takedown schedules (the “Take Down Schedules”) and pricing schedules (“Pricing Schedules”), a summary of other material terms and conditions for such sales and form master builder/merchant builder purchase and sale documents; and

                                                              (i)          Any other components provided for herein which shall be applicable and pertaining to the Development Business Plan as the same may be amended from time to time in accordance with this Agreement.

The initial Development Business Plan shall be developed, agreed upon and initialed by the Members in accordance with this Agreement prior to the date upon which the permitted business of the Company is expanded to include the Development Stage Business and shall replace the Entitlement Business Plan.

                                          (65)          “Development Manager” shall have the meaning given to such term in Section 7.2 hereof.

                                          (66)            “Development Stage” shall mean the period of time during which the Development Stage Business is conducted pursuant to the terms of this Agreement.

                                          (67)            “Development Stage Business” shall have the meaning given such term in Section 2.3A hereof.

                                          (68)            “Development Stage Conditions” shall have the meaning given such term in Section 2.3B hereof.

                                          (69)            “Development Stage Contributions” shall have the meaning given such term in Section 4.3A(1) hereof.

                                          (70)            “Discussion Period” shall have the meaning given such term in Section 7.5B hereof.

                                          (71)            “Dissolution Notice” shall have the meaning given such term in Section 13.1C hereof.

                                          (72)            “Effective Date” shall have the meaning given such term in the preamble to this Agreement.

                                          (73)            “Electing Member(s)” shall have the meaning given such term in Section 15.6C hereof.

                                          (74)            “Election Notice” shall have the meaning given such term in Section 14.5 hereof.

                                          (75)            “Election Period” shall have the meaning given such term in Section 14.5 hereof.

                                          (76)            “Entitlement Business Plan” shall mean that certain overall business plan dated August 30, 2001, for obtaining the Entitlements as the same may be amended from time to time, which business plan has been Approved prior to the Effective Date in accordance with the Original LLC Agreement.

                                          (77)            “Entitlement Period” shall have the meaning given such term in Section 2.3B(1) hereof.

                                          (78)            “Entitlement Stage” shall mean the period of time during which the Entitlement Stage Business is conducted pursuant to the terms of this Agreement.

                                          (79)            “Entitlement Stage Business” shall have the meaning given such term in Section 2.2A hereof.

                                          (80)            “Entitlement Stage Contributions” shall have the meaning given such term in Section 4.2A hereof.

                                          (81)            “Entitlements” shall mean a specific plan, development agreement, and a superpad tentative tract “A map” for the Master Project, together with all related CEQA approvals, each having received final approval by the County of Los Angeles with all applicable appeal periods having expired or, in the event of any legal action opposing such final approvals, the entry of final judgment or settlement of such action.  The development agreement with the appropriate county shall, among other things, establish zoning, suspend the applicability of certain fees and statutes, and set forth the necessary bond financing mechanics.  The Entitlements shall be consistent with the Entitlement Business Plan.

                                          (82)            “ESC Cure Expiration” shall have the meaning given such term in Section 4.2C hereof.

                                          (83)            “Escrow Holder” shall have the meaning given such term in Section 14.5 hereof.

                                          (84)            “Event of Default” shall have the meaning given such term in Section 15.1 hereof.

                                          (85)            “Executive Committee” shall have the meaning given such term in Section 7.1A hereof.

                                          (86)            “Executive Committee Deadlock” shall have the meaning given such term in Section 17.1 hereof.

                                          (87)            “Existing Property” shall mean that certain property of approximately 10,700 acres located within the Ranch currently owned by Tejon, as more particularly described in Exhibit “A” hereto.

                                          (88)            “Existing Property Contribution” shall have the meaning given such term in Section 4.3A(1)(b) hereof.

                                          (89)            “Failure to Close” shall have the meaning given such term in Section 14.5J(1) hereof.

                                          (90)            “Failure Notice” shall have the meaning given such term in Section 15.1A hereof.

                                          (91)            “Feasibility Analysis” shall have the meaning given such term in Section 2.1A hereof.

                                          (92)            “Feasibility Business Plan” shall mean the overall business plan for assessing the feasibility of the Master Project, which business plan was Approved prior to the Effective Date in accordance with the Original LLC Agreement and was replaced and superseded in its entirety by the Entitlement Business Plan.

                                          (93)            “Feasibility Costs” shall have the meaning given to such term in Section 4.1B hereof.

                                          (94)            “Feasibility Stage Business” shall have the meaning given such term in Section 2.1A hereof.

                                          (95)            “Final Election Notice” shall have the meaning given such term in Section 15.6E hereof.

                                          (96)            “First Commercial Developer” shall have the meaning given such term in Section 10.4C(1) hereof.

                                          (97)            “First Developer” shall have the meaning given such term in Section 10.3A(1) hereof.

                                          (98)            “Improvements” shall mean those infrastructure improvements benefiting the Master Project, including, without limitation, schools, parks, backbone infrastructure and Regional Improvements.

                                          (99)            “Income Producing Sites” shall mean the commercial, industrial and for rent multifamily sites which are part of the Master Project.

                                          (100)            “Increased Aggregate Prices” shall have the meaning given such term in Section 10.4 hereof.

                                          (101)            “Indemnified Party(ies)” shall have the meaning given such term in Section 16.2 hereof.

                                          (102)            “Independent Development Managers” shall have the meaning given such term in Section 7.2C(2) hereof.

                                          (103)            “Initial Capital Contributions” shall mean with respect to each Developer, any Capital Contributions (excluding any Additional Development Land Contributions) made by such Developer prior to the Effective Date, as set forth on Exhibit “B” attached hereto.

                                          (104)            “Initiating Entity” shall have the meaning given such term in Section 17.1 hereof.

                                          (105)            “Interest” shall mean all of the right, title and interest of a Member in and to capital, distributions, income and losses of and from the Company and all management, approval, voting and other rights of a Member provided herein.

                                          (106)            “Interest Book Value” shall have the meaning given such term in Section 15.6A hereof.

                                          (107)            “Interest Book Value Method” shall have the meaning given such term in Section 15.6A hereof.

                                          (108)            “Interest Fair Market Value” shall have the meaning give such term in Section 15.6A hereof.

                                          (109)            “IPS Company Offer” shall have the meaning given such term in Section 10.4 hereof.

                                          (110)            “IPS Offer Price” shall have the meaning given such term in Section 10.4 hereof.

                                          (111)            “JAMS” shall have the meaning given such term in Section 18.3 hereof.

                                          (112)            “LA County Activity” shall have the meaning given such term in Section 7.4 hereof.

                                          (113)            “LA County Portion” shall mean the portion of the Balance of the Ranch which is situated in Los Angeles County.

                                          (114)            “LA County Portion Notice” shall have the meaning given such term in Section 7.5B hereof.

                                          (115)            “LCCP” shall have the meaning given such term in Section 18.3 hereof.

                                          (116)            “Lewis” shall have the meaning given such term in the preamble to this Agreement.

                                          (117)            “Liquidating Distribution Amount” shall have the meaning given such term in Section 17.1 hereof.

                                          (118)            “Liquidating Member” shall have the meaning given such term in Section 14.2 hereof.

                                          (119)            “Lots” shall have the meaning given such term in Section 10.1.

                                          (120)            “MAI” shall have the meaning given such term in Section 15.6D(1)(a) hereof.

                                          (121)            “Majority-in-Interest” means with respect to any relevant group of Members, Members holding greater than fifty percent (50%) of all of the Percentage Interests held by such Members.

                                          (122)            “Master Conceptual Plan” shall have the meaning given such term in Section 2.1A hereof.

                                          (123)            “Master Project” shall mean the Existing Property, the Adjacent Property, the Additional Development Land, and any Mitigation Land conveyed to the Company pursuant to Section 9.1, below.

                                          (124)           “ Material Adverse Activity” shall have the meaning given such term in Section 7.4 hereof.

                                          (125)            “Material Taking” shall have the meaning given such term in Section 4.3A(b)(v) hereof.

                                          (126)            “Member Loan” shall have the meaning given such term in Section 4.7A hereof.

                                          (127)            “Member(s)” shall have the meaning given such term in the preamble to this Agreement.

                                          (128)            “Memorandum of Contribution Agreement” shall have the meaning given such term in Section 4.3A(1)(b) hereof.

                                          (129)            “Mitigation Land” shall have the meaning given such term in Section 9.1 hereof.

                                          (130)            “Mitigation Value” shall have the meaning given such term in Section 9.1 hereof.

                                          (131)           “Multi-Family Parcels” shall have the meaning given such term in Section 10.4A hereof.

                                          (132)            “Negotiation Period” shall have the meaning given such term in Section 14.5A(1) hereof.

                                          (133)            “New Commercial Parcel” shall have the meaning given such term in Section 10.4C(3) hereof.

                                          (134)            “New Offered Lot Group” shall have the meaning given such term in Section 10.3A(3).

                                          (135)            “Non-CE Loan” shall have the meaning given such term in Section 4.6C(3) hereof.

                                          (136)            “Non-CE Member” shall have the meaning given such term in Section 4.6C(3) hereof.

                                          (137)            “Non-Competition Area” shall have the meaning given such term in Section 7.5D hereof.

                                          (138)            “Non-Contributing Member” shall have the meaning given such term in Section 4.5A hereof.

                                          (139)            “Non-Contribution Loans” shall have the meaning given such term in Section 4.5A hereof.

                                          (140)            “Non-ESC Developer” shall have the meaning given such term in Section 4.2C hereof.

                                          (141)            “Non-Withdrawing Developers” shall have the meaning given such term in Section 7.5B hereof.

                                          (142)            “Offer Price” shall have the meaning given such term in Section 10.2 hereof.

                                          (143)            “Offered Lot Group” shall have the meaning given such term in Section 10.2 hereof.

                                          (144)            “Offering Notice” shall have the meaning given such term in Section 17.1 hereof.

                                          (145)            “Open Market Lots” shall have the meaning given such term in Section 10.1 hereof.

                                          (146)            “Open Market Retail Parcels” shall have the meaning given such term in Section 10.4A hereof.

                                          (147)            “Original LLC Agreement” shall have the meaning given such term in Recital A. hereof.

                                          (148)            “Other Members” shall have the meaning given such term in Section 4.5A hereof.

                                          (149)            “Pardee” shall have the meaning given such term in the preamble to this Agreement.

                                          (150)            “Paying Member” shall have the meaning given such term in Section 4.6C(2) hereof.

                                          (151)            “Percentage Interest” shall mean initially, with respect to each Member, the percentage set forth on Exhibit “B” hereto, subject to any adjustment pursuant to this Agreement.

                                          (152)            “Person” shall mean an individual, partnership, limited liability company, corporation, joint venture, trust, business trust, association or similar entity and the heirs, executors, legal representatives, successors and assigns of such entity where the context requires.

                                          (153)            “Planning Areas” shall have the meaning given such term in Section 2.1A hereof.

                                          (154)            “Previous Commercial Parcel” shall have the meaning given such term in Section 10.4C(3) hereof.

                                          (155)           “Previous Offered Lot Group” shall have the meaning given such term in Section 10.3A(3).

                                          (156)            “Price Condition” shall have the meaning given such term in Section 14.5A(3)(b)(ii).

                                          (157)            “Private Sale Commercial Parcels” shall have the meaning given such term in Section 10.4A.

                                          (158)            “Private Sale Lots” shall have the meaning given such term in Section 10.1.

                                          (159)            “Private Sale Retail Parcels” shall have the meaning given such term in Section 10.4A.

                                          (160)            “Project Employee(s)” shall have the meaning given such term in Section 7.3 hereof.

                                          (161)            “Property Fair Market Value” shall have the meaning given such term in Section 14.5A hereof.

                                          (162)            “Purchase Notice” shall have the meaning given such term in Section 14.5A(3) hereof.

                                          (163)            “Purchase Notice Deadline” shall have the meaning given such term in Section 14.5A(3) hereof.

                                          (164)            “Purchase Price” shall have the meaning given such term in Section 17.1 hereof.

                                          (165)            “Purchasing Entity” shall have the meaning given such term in Section 17.3 hereof.

                                          (166)            “Purchasing Member(s)” shall have the meaning given such term in Section 15.6E(2) hereof.

                                          (167)            “Ranch” shall mean Tejon Ranch, as depicted on Exhibit “A” hereto.

                                          (168)            “Real Estate Closing” shall have the meaning given such term in Section 14.5F hereof.

                                          (169)            “Regional Improvements” shall refer to those improvements and facilities which are required to service real property which exceeds that of the Master Project in any material manner, including, without limitation, parks and open spaces and sewer treatment plants, etc.

                                          (170)            “Regulations” shall mean the Treasury Regulations (including temporary or proposed regulations) promulgated under the Code, as amended from time to time, including corresponding provisions of succeeding regulations.

                                          (171)            “Reinstated Developer” shall have the meaning given such term in Section 13.1A(3) hereof.

                                          (172)            “Remaining Contribution Date” shall mean the date which is the earlier of the granting of the Entitlements in a manner consistent with the Entitlement Business Plan or the commencement of Significant Grading/Infrastructure Activity.

                                          (173)            “Remaining Developers” shall mean those Developers other than a Withdrawing Developer.

                                          (174)            “Replacement DM” shall have the meaning given such term in Section 7.2C(1) hereof.

                                          (175)            “Representative(s)” shall have the meaning given such term in Section 7.1C hereof.

                                          (176)            “Responding Commercial Developer” shall have the meaning given such term in Section 10.4C(4)(a) hereof.

                                          (177)            “Responding Developer” shall have the meaning given such term in Section 10.3A(4)(a) hereof.

                                          (178)            “Responding Entity” shall have the meaning given such term in Section 17.1 hereof.

                                          (179)            “Response Notice” shall have the meaning given such term in Section 17.3 hereof.

                                          (180)            “Retail Parcels “ shall have the meaning given such term in Section 10.4A hereof.

                                          (181)            “Retraction” shall have the meaning given such term in Section 13.1A(3) hereof.

                                          (182)            “Retraction Notice” shall have the meaning given such term in Section 13.1A(3) hereof.

                                          (183)            “Revised Sale Price” shall have the meaning given such term in Section 14.5A(3)(d) hereof.

                                          (184)            “Sales Employee” shall have the meaning given such term in Section 7.3 hereof.

                                          (185)            “Second Commercial Developer” shall have the meaning given such term in Section 10.4C(1) hereof.

                                          (186)            “Second Developer” shall have the meaning given such term in Section 10.3A(1) hereof.

                                          (187)            “Selling Entity” shall have the meaning given such term in Section 17.3 hereof.

                                          (188)            “Selling Member” shall have the meaning given such term in Section 15.6E(2) hereof.

                                          (189)            “Shortfall Contribution” shall have the meaning given such term in Section 4.4 hereof.

                                          (190)            “Significant Grading/Infrastructure Activity” shall mean (i) mass grading of a significant portion of the Master Project pursuant to approved mass grading plans and appropriate grading permits; and/or (ii) significant infrastructure construction on the Master Project pursuant to approved improvement plans and appropriate building permits, in either case, which has been Approved by the Executive Committee.

                                          (191)            “Sixty Day Withdrawal Period” shall have the meaning given such term in Section 13.1A(4) hereof.

                                          (192)            “Standard Pacific” shall have the meaning given such term in the preamble to this Agreement.

                                          (193)            “Subordinated Debt” shall have the meaning given such term in Section 13.1A(3)(i)B hereof.

                                          (194)            “Substitute Credit Enhancement” shall have the meaning given such term in Section 4.6C(3) hereof.

                                          (195)            “Substitute Developer” shall have the meaning given such term in Section 13.1A(1) hereof.

                                          (196)            “Tejon/Developer Lot Deadlock” shall have the meaning given such term in Section 17.1.

                                          (197)            “Tejon Existing Property Credit” shall have the meaning given such term in Section 4.3A(1)(b) hereof.

                                          (198)            “Tejon Feasibility Cost Credit” shall have the meaning given such term in Section 4.1B.

                                          (199)            “Third Developer” shall have the meaning given such term in Section 10.3A(1).

                                          (200)            “Third-Party Buyer” shall have the meaning given such term in Section 14.5A(3)(b) hereof.

                                          (201)            “Third Party Financing” shall have the meaning given such term in Section 4.6 hereof.

                                          (202)            “Third-Party Purchase Agreement” shall have the meaning given such term in Section 14.5A(3)(b)(i) hereof.

                                          (203)            “Thirty Day Good Faith Negotiation Period” shall have the meaning given such term in Section 17.1 hereof.

                                          (204)            “Timing Condition” shall have the meaning given such term in Section 14.5A(3)(b)(i) hereof.

                                          (205)            “TMP” shall have the meaning given such term in Section 11.4 hereof.

                                          (206)            “Term” shall mean the term of this Agreement as described in Section 1.5.

                                          (207)            “Transfer” shall have the meaning given such term in Section 12.1A hereof.

                                          (208)            “Transfer Period” shall have the meaning given such term in Section 13.1A(1) hereof.

                                          (209)            “Voting Interest” shall have the meaning given such term in Section 7.1C hereof.

                                          (210)            “Withdrawing Developer” shall mean a Developer that has delivered a Withdrawal Notice or is otherwise deemed to have elected to withdraw pursuant to Section 13.1A.

                                          (211)          “Withdrawal Notice” shall have the meaning given such term in Section 13.1A hereof.  Except as otherwise provided in this Agreement, a Withdrawing Developer shall have no further rights or obligations with respect to the Company or the Master Project upon the effective date of a Withdrawal Notice.

                          B.          Terms Defined in the Act.  Terms defined in the Act and used herein without definition shall have the definitions given them under the Act.

          1.2.          Formation of Limited Liability Company.  The Company has been formed by the filing of the Certificate pursuant to the Act.

          1.3.          Principal Place of Business.  The principal place of business of the Company within the State of California shall be at 10880 Wilshire Boulevard, Suite 1900, Los Angeles, California 90024.  The Company may change and locate its place of business and registered office at any other place or places as the Executive Committee may from time to time deem advisable.

          1.4.          Registered Office and Registered Agent.  For purposes of Section 18-104(a)(1) of the Act, the registered office of the Company is c/o Paracorp Incorporated, 15 North East Street,

Dover, Delaware 19901, and the name of its initial registered agent at such address shall be Paracorp Incorporated.  The registered office and registered agent may be changed by the Executive Committee from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

          1.5.          Term.  The Term commenced on March 10, 2000, and shall continue (unless the Company is sooner dissolved as provided herein) until January 1, 2050.

2.       PERMITTED BUSINESSES.

          2.1.          Feasibility Stage Business.

                         A.          Initially, the business of the Company was to (i) conduct a feasibility analysis in order to assess the feasibility of the Master Project (the “Feasibility Analysis”), (ii) use diligent efforts to develop and achieve unanimous written agreement of the Members upon the “Master Conceptual Plan” for the financing, development, marketing and disposition of the Master Project and the individual components thereof, including a tentative allocation of the development of the Master Project among various planning areas (“Planning Areas”) as a master planned residential community with ancillary commercial, industrial and multifamily uses, (iii) based upon such agreement use diligent efforts to develop and achieve unanimous written agreement of the Members on the initial Entitlement Business Plan based upon the Master Conceptual Plan, and (iv) carry on all other activities incidental to, or necessary or convenient in furtherance of, the Feasibility Stage Business as Approved by the Executive Committee (collectively, the “Feasibility Stage Business”).  The Members hereby acknowledge that the Feasibility Analysis has been completed, the Master Conceptual Plan has been unanimously approved by the Members, the Members have Approved the initial Entitlement Business Plan and that the Company is currently engaged in the “Entitlement Stage Business” (as defined below).

          2.2.          Entitlement Stage Business.

                          A.          The business of the Company currently includes (i) the pursuit of Entitlements for the Master Project in accordance with the Entitlement Business Plan and (ii) all other activities incidental to, or necessary or convenient in furtherance of, the Entitlement Stage Business as Approved by the Executive Committee (collectively, the “Entitlement Stage Business”).

                          B.          During the Entitlement Stage, each of the Members shall use its diligent and good faith efforts to prepare and agree upon the Development Business Plan.

          2.3.          Development Stage Business.

                          A.          Upon satisfaction of the “Development Stage Conditions” (as defined below) within the “Entitlement Period” (as defined below), without further action of the Members, the business of the Company shall be further expanded to include (i) the acquisition by the Company of the Existing Property from Tejon, and financing, developing and improving the respective Planning Areas, (ii) marketing and disposing of completed residential lots to merchant builders (such merchant builders may include individual Developers and/or their Affiliates), (iii) disposing of or improving, operating and holding for investment, the Income Producing Sites; provided that the Executive Committee, subject to the terms of Section 10.4 hereof, (a) may Approve and cause the contribution of portions of the Master Project, such as the Income Producing Sites, to single-member limited liability companies (“Affiliate LLCs”) that would be wholly-owned by the Company or “sister” limited liability companies owned by the Members under substantially the same terms and conditions set forth herein, and (b) will Approve the disposition of the Private Sale Commercial Parcels to the Commercial Developers and/or their Affiliates pursuant to this Agreement, and (iv) to carry on all other activities incidental to, or necessary or convenient in furtherance of, the Development Stage Business as Approved by the Executive Committee (collectively, the “Development Stage Business”).  The Development Stage Business shall be conducted in accordance with the Development Business Plan.

                          B.          As used herein, the “Development Stage Conditions” shall mean the following:

                                          (1)          The Company shall have obtained the Entitlements in accordance with the Entitlement Business Plan within the time period specified in the entitlement schedule set forth in the Entitlement Business Plan (the “Entitlement Period”);

                                          (2)          Tejon and at least two (2) of the Developers shall have agreed upon the initial Development Business Plan in writing; provided, further, any Developer that withholds its Approval of any Development Business Plan that is Approved pursuant to this Section 2.3B(2) shall be deemed to be a Withdrawing Developer under Section 13.1A; and

                                          (3)          Developers shall have made (or be deemed to have made) all of their required Entitlement Stage Contributions as provided in Section 4.2A and Additional Entitlement Stage Contributions as provided in Section 4.2B.

                          C.          If all of the Development Stage Conditions are not satisfied or the Development Stage Business has not commenced by the expiration of the Entitlement Period, then the Company may be dissolved in accordance with Section 14.1.

          2.4.          Adjacent Property.  The Company has purchased the Adjacent Property pursuant to the Adjacent Property Purchase Agreement with the proceeds of Capital Contributions made by the Members.  The Company shall own, entitle, finance, develop, improve, market and sell (or hold for investment) the Adjacent Property as appropriate in accordance with the applicable Business Plan.

3.       MEMBERS, MEMBERSHIP INTERESTS AND LIMITED LIABILITY.

          3.1.          Addresses and Interests of Members.  The Members’ respective addresses, Initial Capital Contributions, the Tejon Feasibility Cost Credit, Additional Development Land Contributions to date, and Percentage Interests in the Company are set forth on Exhibit “B” attached hereto and incorporated herein.

          3.2.          Limited Liability.  Except as required under the Act or as expressly set forth in this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Member will be obligated personally for any debt, obligation or liability of the Company solely by reason of being a member of the Company.

4.       CAPITAL CONTRIBUTIONS, BOOK CAPITAL ACCOUNTS, FINANCING AND LOANS.

          4.1.          Capital Contributions and Other Funding To Date.

                          A.           Initial Capital Contributions.  Prior to the Effective Date, each of the Developers has funded Initial Capital Contributions to the Company in the aggregate amount set forth opposite such Member’s name in the column labeled “Initial Capital Contributions” on Exhibit “B” attached hereto, which have been credited to each such Member’s Book Capital Account.

                          B.          Tejon Feasibility Contributions.  Prior to the Effective Date, Tejon represents and warrants that it paid various expenses for feasibility studies and related costs that directly benefited the Existing Property in an aggregate amount equal to Two Hundred Forty-One Thousand Seven Hundred Four and 45/100 Dollars ($241,704.45) (collectively, the “Feasibility Costs”), as set forth more fully on Exhibit “C” attached hereto.  Tejon shall be deemed to have made a Capital Contribution and receive credit to its Book Capital Account as of the date each such cost was paid in an aggregate amount equal to the Feasibility Costs (the “Tejon Feasibility Cost Credit”).

          4.2.          Capital Contributions and Other Funding During the Entitlement Stage.

                          A.          During the Entitlement Stage, the Developers shall make Capital Contributions from time to time, in cash, and receive credit to their respective Book Capital Accounts in the amounts and on the dates Approved by a majority of the Representatives of the Executive Committee, prorata in accordance with the Developers’ relative Percentage Interests (“Entitlement Stage Contributions”).  The total amount of the Entitlement Stage Contributions to be made by each Developer pursuant to this Section 4.2A shall not exceed such Developer’s Percentage Interest divided by fifty percent (50%) (“Contribution Percentage”) multiplied by the excess of (i) Twelve Million Dollars ($12,000,000), over (ii) any Capital Contributions previously made by Developers as of the Effective Date (other than any Capital Contributions made to fund the acquisition of the Adjacent Property or any other Additional Development Land Contributions).

                          B.          After the full amount of the Entitlement Stage Contributions required under Section 4.2A have been made (i.e., a total of $12,000,000.00 less all Developer Capital Contributions made on or before the Effective Date other than any Capital Contributions made to fund the acquisition of the Adjacent Property or any other Additional Development Land Contributions), upon the Approval of the Executive Committee, each Developer shall continue to contribute additional capital in cash and receive credit to its Book Capital Account for Capital

Contributions from time to time as deemed necessary by the Executive Committee to further the purposes of the Entitlement Stage Business or as otherwise called for in the Entitlement Stage Business Plan (the “Additional Entitlement Stage Contributions”).  The Additional Entitlement Stage Contributions shall be contributed prorata by the Developers in accordance with their relative Percentage Interests and, without approval of all of the Developers, shall not result in the total Capital Contributions made by the Developers under Section 4.1 and this Section 4.2 exceeding Thirty-Three Million Dollars ($33,000,000) (which amount represents the Members’ estimate as of the Effective Date of the Tejon Existing Property Credit).

                          C.          Should a Developer fail to make an Entitlement Stage Contribution or an Additional Entitlement Stage Contribution (“Non-ESC Developer”), then at any time following such failure to contribute, any other Member of the Company may deliver written notice to the Non-ESC Developer of its failure to contribute.  If the Non-ESC Developer has not made its Entitlement Stage Contribution or Additional Entitlement Stage Contribution by the date which is five (5) days from the delivery of such notice (the “ESC Cure Expiration”), then the Non-ESC Developer shall be deemed to have withdrawn from the Company and Section 13.1 hereof shall apply.

          4.3.          Development Stage Contributions and Contributions for Additional Development Land.

                          A.           Development Stage Contributions.

                                          (1)          Provided that the Development Stage Conditions set forth in Sections 2.3B have been satisfied within the Entitlement Period, Developers and Tejon shall make the following additional Capital Contributions (the “Development Stage Contributions”):

                                                        (a)          Following the Remaining Contribution Date, each Developer shall, from time to time, make contributions in cash and receive credit to its Book Capital Account, as and when required pursuant to the terms of the Development Business Plan,   provided that the aggregate Capital Contributions to be made by each such Developer pursuant to this subsection (a) shall not exceed an amount equal to the excess, if any, of (i) such Developer’s Contribution Percentage multiplied by the Combined Tejon Credit (as defined below), less (ii) all Capital Contributions previously contributed to the Company by such Developer under Sections 4.1 and 4.2 hereof (and exclusive of any Additional Development Land Contributions made by such Developer pursuant to Section 4.3B).

                                                         (b)          Within three (3) business days of delivery of written notice by the Development Manager to the Members of the occurrence of the Remaining Contribution Date, or on or about such later date as the Existing Property may reasonably (independent of any other real property) be conveyed to the Company as one or more legal parcels in accordance with the California Subdivision Map Act, Tejon shall contribute by grant deed the Existing Property to the Company.  In addition, Tejon shall, to the extent assignable and subject to the retention by Tejon of any rights necessary for Tejon’s development of the Balance of the Ranch, contribute any and all of its right, title and interest in and to (i) all documents, contracts and agreements relating to the Existing Property, (ii) all prior rights and agreements with governmental authorities relating to the acquisition, design, development, construction and operation of the Existing Property, (iii) all entitlements obtained to date and all applications for entitlements submitted to date, including all fees, deposits and other matters relating to the Existing Property, (iv) all agreements and will-serve letters to provide utility services to the Existing Property, (v) all representations, warranties, guaranties, covenants and similar matters from third parties to which Tejon and/or any Affiliate thereof are entitled relating to the Existing Property, and (vi) all other rights relating to the Existing Property.  Notwithstanding the foregoing, to the extent any of the foregoing relates to property owned by Tejon and/or any of its Affiliates (other than the Existing Property), the foregoing contribution and assignment to the Company shall be on a non-exclusive basis and Tejon shall retain non-exclusive rights in connection with the same.  Tejon shall reasonably cooperate with the Company, at the sole cost and expense of the Company, to cause the Existing Property to be made into one or more legal parcels under the California Subdivision Map Act.  Within thirty (30) days after the date upon which a preliminary legal description of the Existing Property, in form reasonably satisfactory to Tejon, has been finalized, a memorandum of this Agreement in the form attached hereto as Exhibit “G” (the “Memorandum of Contribution Agreement”) shall be recorded in the County of Los Angeles solely for the purpose of the notification of third parties of the existence of this Agreement.  Notwithstanding the foregoing, with respect to the Company and as between the Members, the legal description of the Existing Property shall be described as the legal parcel or parcels comprising the Existing Property to be created in accordance with the terms of this Agreement.  As the legal description of the Existing Property is revised and clarified throughout the development process contemplated by this Agreement, the legal description attached to the Memorandum of Contribution Agreement shall be updated and revised to reflect such updated legal description.

                                                        In consideration for such contribution of the Existing Property by Tejon (the “Existing Property Contribution”), Tejon shall be deemed to have made a Capital Contribution, and shall receive a credit to its Book Capital Account in the amount of Thirty Three Million Dollars ($33,000,000.00) (the “Tejon Existing Property Credit”), subject to any adjustments made pursuant to this Section and Section 4.3A(1)(b)(ii) and Section 4.3A(1)(b)(v), below.  As of the Effective Date, the Members anticipate that the Existing Property is comprised of approximately 10,700 acres.  However, in the event that the Members agree that the number of acres comprising the Existing Property is less than 10,600 acres or more than 11,100 acres as a result of a modification of the Existing Property’s boundaries in connection with the processing and procurement of the Entitlements, then the Tejon Existing Property Credit of Thirty-Three Million Dollars ($33,000,000.00) shall be (i) decreased by Three Thousand Eighty-Five Dollars ($3,085.00) for each acre that the number of acres comprising the Existing Property is less than 10,600 acres, and (ii) shall be increased by Three Thousand Eighty-Five Dollars ($3,085.00) for each acre that the number of acres comprising the Existing Property is more than 11,100 acres.  The credit to Tejon’s Book Capital Account shall not be adjusted if the number of acres comprising the Existing Property is between 10,600 acres and 11,100 acres.  By way of example, if at the time of Tejon’s contribution of the Existing Property such property is comprised of 10,500 acres, then the Tejon Existing Property Credit shall equal Thirty Two Million Six Hundred Ninety-One Thousand Five Hundred Dollars ($32,691,500.00) (i.e., $33,000,000.00 – ((10,600-10,500) x $3,085.00)).  The Tejon Existing Property Credit (as adjusted pursuant to this

Section 4.3A(1)(b), Section 4.3A(1)(b)(ii) and Section 4.3A(1)(b)(v) and the Tejon Feasibility Cost Credit are hereinafter collectively referred to as the “Combined Tejon Credit”.

                                                                       (i)           Prior to the Effective Date, the Executive Committee approved certain existing exceptions to title of the Existing Property (the “Approved Existing Exceptions”), which exceptions are set forth on Exhibit “D” attached hereto.  Tejon’s contribution of the Existing Property shall be subject only to the Approved Existing Exceptions and all other matters impacting title to the Existing Property whether or not of record either (i) not caused by Tejon or its Affiliates, or if caused by Tejon or its Affiliates, that do not materially and adversely impact the Company’s intended development of the Existing Property, (ii) which would be disclosed on a survey or by inspection of the Property but which were not specifically identified on the preliminary title report attached hereto as Exhibit “D”, (iii) which have been Approved by the Executive Committee, (iv) which otherwise arise out of the entitlement and development activities of the Company or (v) which constitute non-delinquent taxes and assessments.  The foregoing shall be evidenced by an ALTA standard coverage policy of title insurance (or, at the election of the Executive Committee, an ALTA extended coverage policy of title insurance) covering the Existing Property, issued on the date of the contribution of the Existing Property by Tejon by a title company selected by the Executive Committee, with policy limits equal to the amount of the Tejon Existing Property Credit and insuring title to the Existing Property vested in the Company in the condition described above.

                                                                        (ii)          With respect to monetary liens recorded against the Existing Property (other than Approved Existing Exceptions and monetary liens Approved by the Executive Committee or otherwise caused by a Developer), Tejon shall, at its election, either remove such liens, if any, on or before the contribution of the Existing Property, or offset the aggregate amount of such monetary liens against and thereby reduce the Tejon Existing Property Credit that Tejon would have received upon its contribution of the Existing Property pursuant to Section 4.3A(1)(b), above, had Tejon removed such monetary liens.

                                                                        (iii)          From and after the date hereof until the earlier of (i) dissolution of the Company or (ii) Tejon’s contribution of the Existing Property, Tejon shall not utilize or encumber the Existing Property (including without limitation the recordation of monetary liens against the Existing Property) in any material manner, without the Approval of the Executive Committee, which Approval shall not be unreasonably withheld if such action will not materially or adversely affect the Company’s future ownership and development of the Master Project as contemplated by this Agreement and the Business Plan then in effect.  Notwithstanding the foregoing, prior to the contribution of the Existing Property to the Company, Tejon may, without the Approval of the Executive Committee, enter into agreements for or otherwise permit hunting and the grazing of livestock on the Existing Property and engage in or otherwise allow any other party to engage in any activity specifically permitted pursuant to the Approved Existing Exceptions.

                                                                        (iv)          All closing costs and expenses shall be allocated between Tejon and the Company in accordance with the closing customs in Los Angeles County.  Notwithstanding the foregoing, all real estate taxes and assessments payable with respect to the Existing Property shall be apportioned between Tejon and the Company as of Tejon’s conveyance of the Existing Property to the Company and Tejon shall be responsible for the cost of the ALTA standard coverage title policy covering the Existing Property.  Any additional premium for ALTA extended coverage, surveys or endorsements shall be paid by the Company.

                                                                        (v)          In the event that Tejon receives a condemnation award with respect to the Existing Property prior to Tejon’s contribution of the Existing Property to the Company, any condemnation proceeds received by Tejon shall be set aside in one (1) or more bank accounts.  If and when Tejon is required to contribute the Existing Property, Tejon shall also contribute such condemnation proceeds and any interest accrued thereon earned in such bank accounts.  Such Existing Property, condemnation proceeds and accrued interest thereon shall be credited to Tejon’s Book Capital Account in aggregate amount equal to the Tejon Existing Property Contribution; provided, however, if total combined acreage (the “Combined Acreage”) that is contributed by Tejon to the capital of the Company and condemned is less than 10,600 acres or more than 11,100 acres, then the Tejon Existing Property Credit of Thirty-Three Million Dollars ($33,000,000) shall be (a) decreased by $3,085 for each acre that the Combined Acreage is less than 10,600 acres, and (b) increased by $3,085 for each acre that the Combined Acreage is more than 11,100 acres.  In the event that the Existing Property is subject to condemnation, and such condemnation results in the taking of enough of the Existing Property so as to cause the Executive Committee to determine that it would not be feasible to develop the Existing Property (a “Material Taking”), then such determination shall be deemed an election by the Executive Committee to dissolve the Company and all condemnation proceeds up to Three Thousand Eighty-Five Dollars ($3,085.00) per acre of such condemned Existing Property shall be retained by Tejon and all condemnation proceeds in excess of such amount for such condemned Existing Property shall be contributed by Tejon to the Company (which shall not be treated as a Capital Contribution or otherwise credited to Tejon’s Book Capital Account) and shall be distributed to the Members in accordance with Section 6.1 hereof.

                                          (2)          The Members currently agree that the Existing Property constitutes approximately ten thousand seven hundred (10,700) acres.  However, Tejon shall consider, in good faith, contributing additional adjoining developable land if (i) such contribution would materially benefit the Development Business Plan and (ii) the Executive Committee has Approved the value of such additional Capital Contribution.

                          B.           Additional Development Land Contributions.  Prior to the Effective Date, the Company acquired the Adjacent Property in accordance with the terms of the Original LLC Agreement with the proceeds of Capital Contributions that were made by the Members.  The Members shall make such additional Capital Contributions in cash in accordance with their respective Percentage Interests to fund the cost of acquiring any additional land necessary to obtain the Entitlements or which would otherwise benefit the Master Project, in the reasonable opinion of the Executive Committee, as specified by the Business Plan from time to time.

                                          (1)          As used herein, the Adjacent Property and such additional land to be acquired by the Company in accordance with this Section shall be referred to collectively as the “Additional Development Land”.  In addition to the Capital Contributions described above and in accordance with the Business Plan, the Members shall make additional Capital

Contributions in cash to the Company from time to time in the amount necessary to acquire the applicable Additional Development Land, which Capital Contributions shall be made in accordance with their respective Percentage Interests.  Until the commencement of the Development Stage, ownership of the Additional Development Land shall be separately accounted for and the Members, in accordance with their Percentage Interests, shall be responsible for making Capital Contributions in such amounts deemed reasonably necessary by the Executive Committee to pay the costs and expenses arising out of the ownership of such Additional Development Land, including without limitation, property taxes and assessments, insurance, and costs of maintaining such Additional Development Land.  The Capital Contributions previously contributed and hereafter contributed to acquire the Additional Development Land (including, without limitation, the Adjacent Property) and such costs arising out the acquisition and ownership of the Additional Development Land shall collectively be referred to herein as the “Additional Development Land Contributions.”

          4.4.          Additional Capital Contributions.  If additional Capital Contributions for the Company, over and above the Capital Contributions set forth in Sections 4.1, 4.2 and 4.3 above, are deemed necessary by the Executive Committee, the Executive Committee shall elect, to the extent available, to arrange for third party financing to compensate for such shortfall.  If such third party financing is unavailable, then the Executive Committee may call upon each Member to make additional Capital Contributions (“Shortfall Contributions”).  The Members’ Shortfall Contributions shall be made in the form of cash and shall be made pro rata in accordance with the Members’ Percentage Interests.

          4.5.          Failure to Contribute.

                                          A.          Should (i) any Developer fail to contribute timely its Development Stage Contribution, or (ii) any Member fail to contribute on the date requested by the Executive Committee either (a) its Additional Development Land Contribution pursuant to Section 4.3, above, or (b) its Shortfall Contribution pursuant to Section 4.4, above (“Non-Contributing Member”), all, some or one of the other Members who are not themselves Defaulting Members (“Other Members”) shall be entitled to make non-recourse loans secured by the Non-Contributing Member’s Interest in the Company (“Non-Contribution Loans”) to the Non-Contributing Member in the amount of the cash Capital Contribution which the Non-Contributing Member failed to make.  If more than one (1) Other Member elects to make a Non-Contribution Loan to the Non-Contributing Member, then such Other Members shall make the Non-Contribution Loans pro rata in accordance with their relative Percentage Interests.  The Non-Contribution Loan shall bear interest at a default interest rate which is the greater of the following (the “Default Interest Rate”):  (i) twenty percent (20%) per annum, or (ii) the reference rate of Bank of America NT&SA, plus six percent (6%) per annum, in either case, compounded monthly.  The Members acknowledge and agree that the foregoing Default Interest Rate is a default rate of interest.  Accordingly, to the extent the Default Interest Rate exceeds that which would otherwise be permitted by law, such excess interest is intended to reflect a liquidated damages amount for the default of the Non-Contributing Member and not a penalty.  Instead, such excess interest constitutes a good faith estimate by the Members to estimate the actual damages resulting from the Non-Contributing Member’s default.  The Members agree that such estimate is reasonable.  Notwithstanding anything herein to the contrary, all distributions which would otherwise be made to the Non-Contributing Member under Sections 4.3A(1)(b)(v), 6 and 14.3, below shall be paid over to the Other Members who had made Non-Contribution Loans, in proportion to the outstanding balance(s) of the Non-Contribution Loan(s) made by such Other Members, until their Non-Contribution Loans to the Non-Contributing Member, including all interest accrued thereon, are repaid in full.  Any such amounts shall be deemed to have been distributed to the Non-Contributing Member and applied by the Non-Contributing Member to repay the Non-Contribution Loan(s).  Further, the Non-Contributing Member’s Interest shall be deemed pledged to the Other Members as security for repayment of their Non-Contribution Loans.  The Non-Contributing Member shall execute and deliver to the Other Members such agreements and instruments requested by any of the Other Members to evidence and perfect the Other Members’ security interest in the Non-Contributing Member’s Interest to secure such Non-Contribution Loan, including, without limitation, a pledge agreement and a UCC-1 financing statement.  The Other Members shall advance the Non-Contribution Loan directly to the Company on behalf of the Non-Contributing Member, which advance shall be deemed to be a Capital Contribution by the Non-Contributing Member.  The foregoing remedies set forth in this Section 4.5A shall be in addition to and not in limitation of the remedies available to the Other Members under this Agreement for the Non-Contributing Member’s failure to make the required cash Capital Contribution.

                                          B.          Failure of Tejon to Contribute Existing Property Contribution.  Should Tejon fail to make the Existing Property Contribution in accordance with Section 4.3A(1)(b), then, notwithstanding anything in this Agreement to the contrary, and in addition to the remedies provided in Sections 15.2A, 15.2B and 15.2D for so long as Tejon fails to cure such failure to make the Existing Property Contribution, Developers may select one (but not both) of the following additional remedies as their sole and exclusive remedy:  either (i) a Majority-in-Interest of the Developers may elect, without the Approval of Tejon or the Executive Committee, to seek an action for specific performance on behalf of all of the Developers and/or the Company requiring Tejon to make the Existing Property Contribution; or, in the alternative, (ii) a Majority-in-Interest of the Developers may elect to dissolve the Company and, notwithstanding anything herein to the contrary, Tejon shall be obligated to pay to each Developer an amount equal to the excess, if any, of (a) such Developer’s total outstanding Capital Contributions plus a yield thereon of eighteen percent (18%) per annum through the date such amount is recovered from Tejon, compounded annually, less (b) any amounts received by such Developer from the Company as liquidating distributions pursuant to Section 14.3 of this Agreement.  Any amounts paid by Tejon to any Developer pursuant to this Section 4.5B shall not be treated as a Capital Contribution (or otherwise credited to Tejon’s Book Capital Account) for purposes of this Agreement.  In addition to being each Developer’s sole and exclusive remedy for Tejon’s failure to make the Existing Property Contribution (in addition to the remedies provided in Section 15.2A, 15.2B and 15.2D for so long as Tejon fails to cure such breach), a Developer may not seek either of the foregoing remedies without the Approval of at least a Majority-in-Interest of the Developers and upon such Approval, all Developers shall be bound by such selection of remedies; provided, however, that if, within ninety (90) days from the date upon which Tejon was to make the Existing Property Contribution, a Majority-in-Interest of the Developers are unable to agree upon which remedy to pursue, then all of the Developers shall be deemed to have Approved the remedy set forth in subsection (ii), above.  If, after such election or deemed election by the Developers, a court nonetheless disallows either such remedy, then the other remedy shall, in all events, be available to the Developers.  By entering into this Agreement and upon selecting either of such remedies or joining in such action, each remaining Developer, if any, waives and relinquishes all other remedies (except as provided in Sections 15.2A, 15.2B and 15.2D) against Tejon (whether at law or equity), including, without limitation, all Claims for consequential or incidental damages and lost profits, arising by reason of Tejon’s failure to make the Existing Property Contribution.  Notwithstanding the foregoing, on and subject to the terms of Section 18.15 below, Developers shall also have the right to recover attorneys’ fees in any action permitted by this Section 4.5B if, on the merits of such action, they are the prevailing parties in such action.  The parties agree that the sole recourse for the failure of Tejon to make the Existing Property Contribution shall be through the Developers’ actions in accordance with this Section 4.5B.  In addition, notwithstanding anything in this Agreement to the contrary, if Tejon contributes the Existing Property pursuant to the specific performance remedy described above or otherwise cures its initial failure to contribute the Existing Property by subsequently making such contribution, then, from and after the date of such cure, Tejon shall not be treated as having committed an Event of Default under this Agreement for any purpose.

          4.6.          Financing of the Master Project.  Upon approval of the Development Business Plan and the Development Stage Contributions, the Members anticipate that third party equity and/or debt financing (the “Third Party Financing”) will be necessary to pay the balance of the cost of development of the Master Project and the Improvements.  Any Third Party Financing must either conform to the Development Business Plan or otherwise be approved by the Executive Committee.

                          A.          To the extent such Third Party Financing contemplates an equity investment in the Company or a participating or convertible debt component, the Interests of the Members shall be diluted prorata to accommodate such Third Party Financing.

                          B.          To the extent such Third Party Financing contemplates the issuance of such public finance vehicles as Mello Roos, assessments or tax increment financing (“Bond Financing”), then the amount of Bond Financing encumbering the for sale residential portion of the Master Project shall not exceed an amount which would cause the annual payments for real estate taxes and all other assessments on such residential property (including, without limitation, lighting and landscaping district assessments, master homeowner association dues, and other similar assessments) to exceed two percent (2%) of the base sales price of each home projected in the Development Business Plan.  The lien established by the Bond Financing shall be spread among the Planning Areas (including the Income Producing Sites) on a fair and equitable basis as determined by the Executive Committee.

                          C.          The Members further acknowledge and agree that it may be necessary to provide certain credit enhancements (e.g., remargin (loan to value maintenance) guaranties or completion guaranties, repayment guaranties, letters of credit, indemnities, etc.) in a form acceptable to the third-party lender or other party requesting such enhancements, guaranties, etc., for the purpose of obtaining the Third Party Financing and to obtain any required subdivision or similar surety bonds (the “Credit Enhancements”).

                                          (1)          The Members shall provide the required Credit Enhancements as and when contemplated by the Development Business Plan or as otherwise Approved by the Executive Committee.  The Members will attempt to structure any such Credit Enhancements (a) as several, but not joint, obligations or, alternatively, with other limitations, to attempt to avoid any one Member being liable for more than its proportionate share of the obligation for which the Credit Enhancement is provided, and (b) as remargin (loan to value maintenance) guaranties or completion guaranties instead of repayment guaranties, letters of credit, indemnities or other forms of guaranty, the effect of which would be to guaranty the borrowings of the Company.  Such proportionate share of each Member shall be based upon each Member’s Percentage Interest.

                                          (2)          Should a Member make a cash payment or otherwise indirectly make a payment as a result of any draw of such Member’s letter of credit (“Paying Member”) pursuant to a Credit Enhancement which payment is greater than that Member’s proportionate share based on its Percentage Interest, then, upon demand by such Member, the other Members shall be obligated to reimburse such Paying Member for such difference, based on their respective Percentage Interests.  Any payments and reimbursements made pursuant to a Credit Enhancement shall be deemed Capital Contributions by such Paying Member and shall be credited to the applicable Book Capital Account of such Paying Member at the time such payment is made.  The Book Capital Account of a Paying Member which is reimbursed for a disproportionate payment it made pursuant to a Credit Enhancement shall be reduced by the amount such Member is reimbursed by the other Members.

                                          (3)          Should a Member fail to provide any Credit Enhancement as required by this Agreement (“Non CE Member”), all, some or one of the other Members who have provided such Credit Enhancement (“CE Members”) shall be entitled to provide the Non CE Member’s required Credit Enhancement with a substitute credit enhancement acceptable to the third-party lender or other party requiring such Credit Enhancement in the same amount (the “Substitute Credit Enhancement”).  Such Substitute Credit Enhancement shall be treated as a loan by the CE Members to the Non CE Member on the same terms and conditions as the Non-Contribution Loan (“Non CE Loan”) and shall be applicable to the entire Credit Enhancement which the Non CE Member failed to provide.  If more than one CE Member elects to make a Non CE Loan to the Non CE Member, then such CE Members shall make the Non CE Loans pro rata in accordance with their relative Percentage Interests.  In addition to repaying the Non CE Loan in cash, the Non CE Member may repay the principal balance of the Non CE Loan (but not the accrued interest thereon) by delivering the required Credit Enhancement and causing the full release of the Substitute Credit Enhancement.

          4.7.          Member Loans and Contributions.

                          A.          Except for any loan expressly authorized or required by this Agreement, no Member shall be obligated or authorized to lend or contribute money to the Company.  If, without the prior written consent of the Executive Committee, a loan or contribution not otherwise provided for herein is made to the Company by a Member, no such loan or contribution shall entitle the lending or contributing Member to any increase in its interest in Company profits, losses or distributions or to the recoupment or repayment of such loans or contributions or the payment of any interest charge or other consideration for the use of such funds.  Except as otherwise provided in this Agreement, only by the Approval of the Executive Committee at the time that a loan or contribution is made to the Company shall any such loan or contribution be made a debt due or capital contribution recoverable from the Company to such lending or advancing Member repayable out of the Company’s assets upon such terms and conditions as shall be approved by all Members.  Any such Approved loan shall be referred to herein as a “Member Loan.”

                          B.          Any Member Loan made pursuant to this Agreement shall be a non-recourse obligation of the Company to the lending Member and shall be repayable solely out of Available Cash as provided in Section 6.1B, below.  All Member Loans shall be payable pro rata based on the relative outstanding balances of such loans.

5.        PROFITS AND LOSSES.  The agreement of the Members concerning the maintenance of Book Capital Accounts, allocation of income and loss, deficit restoration and other related matters is set forth in Appendix “A” attached hereto.

6.        DISTRIBUTIONS OF AVAILABLE CASH.

          6.1.          Definitions and Distributions.  As used in this Agreement, the term “Available Cash” means the gross receipts of the Company over and above such payments and reserves as are reasonably calculated by the Executive Committee to enable the Company to meet its financial obligations in a timely manner and after payment of all costs and expenses of the Company as the same come due (other than payments made pursuant to Section 6.1A and payments made in respect of Member Loans).  Reserves shall include an amount for expenses and liabilities reasonably expected to be incurred by the Company in connection with the Company’s business and affairs.  The minimum amount of reserve shall be established in the Business Plan.  Subject to Section 6.2, Available Cash shall be distributed as follows no less often than quarterly:

                          A.          First Level.  To any of the Members (or any Affiliate thereof) who, at the written request of the Executive Committee, are performing duties related to the development of the Master Project, pro rata to the outstanding fees owing to each such Member (or Affiliate) as provided for in the Business Plan;

                          B.           Second Level.  To the payment of any Member Loans (including any interest accrued thereon);

                          C.          Third Level.  To the Members, pro rata in accordance with their respective unreturned Capital Contributions until their respective unreturned Capital Contributions are repaid in full;

                          D.           Fourth Level.  To the Members, pro rata in accordance with their respective Percentage Interests, until the Developers who are not Defaulting Members have collectively received distributions under Section 6.1C and this Section 6.1D sufficient to achieve an internal rate of return of 25% on their Capital Contributions, calculated in accordance with Exhibit “E” attached hereto;

                          E.          Fifth Level.  To the Members, pro rata in accordance with the following percentages:  70% to Tejon and 30% to the Developers in proportion to their respective Percentage Interests, until the aggregate amount distributed to Tejon during the current and all prior periods pursuant to this Section 6.1E equals Thirty Million Dollars ($30,000,000); and

                          F.          Sixth Level.  To the Members, pro rata in accordance with the following percentages:  50% to Tejon and 50% to the Developers in proportion to their respective Percentage Interests.

          6.2.          Overriding Distribution upon Withdrawal or Dissolution.  Notwithstanding anything herein to the contrary, if the Company is dissolved prior to the commencement of the Development Stage, then the net proceeds realized from the sale of any Additional Development Land (including, without limitation, the sale of the Adjacent Property in accordance with Section 14.5) (i.e., after payment of closing costs and commissions, etc.) shall be distributed as follows upon the dissolution of the Company:

                                          (1)          First Level.  To the Members, pro rata in accordance with their respective Additional Development Land Contributions, until their respective Additional Development Land Contributions are paid in full;

                                          (2)          Second Level.  To the Withdrawing Developers who have made Additional Development Land Contributions for which they have received credit as a Contingent Note hereunder, to repay the Contingent Note; and

                                          (3)          Third Level.  To the Members, in accordance with Section 6.1.

7.        MANAGEMENT.

          7.1.          Executive Committee Generally.

                          A.          In General.  The overall management and control of the business and affairs of the Company shall be overseen by a committee (the “Executive Committee”), in the form and manner described below; provided, however, that Developer Manager shall have the rights and responsibilities set forth herein; provided, further, that such rights and responsibilities shall be subject to the oversight, review and approval of the Executive Committee.  Except as otherwise provided in this Agreement, the Executive Committee shall have the exclusive power and authority to take such action for and on behalf of the Company as the Executive Committee shall from time to time deem necessary or appropriate to carry on the Company business and to carry out the purposes for which the Company was organized.  Notwithstanding the foregoing, the Executive Committee’s authority shall be limited to matters directly pertaining to the business purpose of the Company.

                          B.           Approval of Business Plan.  Notwithstanding the foregoing, Approval of the initial Business Plan for the Development Stage shall require the Approval of Tejon and at least two (2) of the Developers.  Any modifications to a Business Plan shall require the Approval of the Executive Committee pursuant to Section 7.1C(2) (except with respect to any such change which also constitutes a decision set forth in Section 7.1C(3), below, which decision shall in all events require the approval of the Executive Committee pursuant to Section 7.1C(3), below).  If one (1) or more of the Developers or Tejon disapproves of any Business Plan or any modifications thereto, then either (i) Section 13.1 shall apply if only one (1) Developer has disapproved of the Business Plan (provided, however, that Section 13.1 shall only so apply prior to the commencement of the Development Stage) or (ii) subject to the rights of the Members to dissolve the Company set forth in Section 14.1C below, if applicable, the Members shall meet and cooperate in good faith until the Members Approve such Business Plan or modification thereto.

                          C.           Composition of Executive Committee and Voting Interests.  The Executive Committee shall be comprised of individuals appointed by the Members.  Such individuals shall be referred to herein collectively as “Representatives” and each individually as a “Representative”.  Except as provided below, each Representative shall have one (1) vote on the Executive Committee, which voting right shall be referred to herein as a “Voting Interest”.  Each Developer shall have the right to appoint one (1) Representative.  Tejon shall appoint two (2) Representatives each with a Voting Interest; provided that each such Tejon Representative shall be authorized to vote both of Tejon’s Voting Interests if the other Tejon Representative fails or is otherwise unable to vote such Voting Interest.

                                          (1)          The initial Representatives of the Members are as follows:

Tejon	Robert Stine Dana Severy

Pardee	Michael McGee

Lewis	John Goodman

Standard Pacific	Dale Casey

                                          (2)          Except as set forth herein, and subject to Section 15.2A, any actions which require Approval of the Executive Committee shall be deemed Approved only if there are at least four (4) votes in favor of such action.  If one (1) of the Developers has withdrawn from the Company (and not been replaced by a Substitute Developer) pursuant to Section 13, below, then, subject to Section 15.2A, any actions which require Approval of the Executive Committee, except as set forth herein, shall require at least three (3) votes in favor of such action.

                                          (3)          Notwithstanding the foregoing, but subject to Section 15.2A, the Approval of any of the following decisions shall require the unanimous Approval of the Executive Committee, i.e. all five (5) Representatives, or in the case of the withdrawal of one (1) of the Developers (that has not been replaced by a Substitute Developer) pursuant to Section 13 hereof, all four (4) Representatives:

                                                        (a)          Make any change to the purpose of the Company;

                                                         (b)          Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in this Agreement;

                                                         (c)          Knowingly do any act which would make it impossible to carry on the business of the Company, except as otherwise provided in the Agreement;

                                                         (d)          Institute proceedings to adjudicate the Company bankrupt or consent to a filing of a bankruptcy proceeding against the Company or file a petition or answer or consent seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable federal or state law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company, or of their property, or make an assignment for the benefit of creditors of the Company, or admit the Company’s, inability to pay its debts generally as they become due;

                                                         (e)          Dissolve, terminate, or liquidate the Company other than in accordance with this Agreement;

                                                         (f)          Make any amendments to this Agreement; and

                                                         (g)          Require any Member to provide a Credit Enhancement of Third Party Financing (other than a Credit Enhancement in the form of a remargin (loan to value maintenance) guaranty or completion guaranty); provided, however, that any Shortfall Contributions shall require the Approval of the Executive Committee in accordance with Section 7.1C(2).

                          D.           Alternates.  Each Member shall appoint two (2) alternate Representatives (“Alternates”).  Each Alternate shall have all of the rights and obligations of the Representatives hereunder.  Each Member may substitute its Alternate(s) for its Representative(s) at such Member’s sole and absolute discretion; provided, however, that, with respect to the Developers, only one (1) Alternate may represent each Voting Interest at one time.  Notwithstanding the foregoing, Tejon may appoint one (1) Alternate to substitute for either or both of Tejon’s Representative(s).  The initial Alternates of the Members are as follows:

Tejon:	Allen Lyda Dennis Mullins

Pardee:	Harold Struck William Bryan

Lewis:	Randall Lewis Richard Lewis

Standard Pacific:	Stephen Boggs Jeffrey Malone

                          E.           Regular Meetings of the Executive Committee.  The Executive Committee shall meet not less frequently than once every other month (for a total of at least six (6) meetings each year), and more often if necessary, at such times and at such place as may be determined by the Executive Committee, provided that the Members shall be given not fewer than ten (10) business days’ prior written notice of such meetings.  Notwithstanding the foregoing, each Member shall be entitled to call special meetings of the Executive Committee, provided that the Members’ Representatives shall be given not fewer than ten (10) business days’ prior written notice of such meetings.  Each Member shall use its best efforts to cause its Representatives to attend such meetings, either in person or by telephone.  Each Representative shall have the right to grant another Representative its written proxy to vote its Voting Interest.

                          F.          Other Provisions Relating to the Executive Committee.

                                        (1)          All Members shall be entitled to be reimbursed by the Company for their Representatives’ out-of-pocket costs incurred in connection with their duties and responsibilities as Representatives to the extent provided for in the Business Plan.  Except as otherwise provided in this Agreement, no Member or Representative, or any Affiliate of either such Person, shall receive any salary or other remuneration for its services rendered pursuant to this Agreement.

                                         (2)          The Members and their Representatives shall devote such time to the Company business as they deem to be necessary or desirable in connection with their respective duties and responsibilities hereunder.

                                         (3)          The Executive Committee may appoint subcommittees from time to time which shall operate at the direction and with the oversight of the Executive Committee.  In no event shall the authority of the subcommittees exceed that of the Executive Committee as provided herein.

                                         (4)          Each Member may change its Representatives and Alternates upon ten (10) days prior written notice to the Executive Committee.

          7.2.          Development Manager.  The Executive Committee shall either appoint or hire a manager of the development team who shall report to the Executive Committee.  Such manager shall be referred to herein as the “Development Manager”.

                          A.          The Development Manager’s authority shall be limited to matters directly pertaining to the Master Project.  Subject to the Approval and oversight of the Executive Committee, the Development Manager shall manage the day to day operations of the Company in accordance with the Business Plan.

                          B.          The Development Manager shall be paid a monthly fee as provided in the Business Plan for its supervision of the day to day operations of Company.

                          C.          Pardee is hereby appointed as the initial Development Manager of the Company.

                                         (1)          Upon ninety (90) days’ written notice to the Development Manager, the Executive Committee shall have the right to remove the then Development Manager.  In addition, Development Manager shall have the right to resign from its position as Development Manager upon ninety (90) days’ written notice to the Executive Committee.  Notwithstanding the foregoing, Development Manager agrees that promptly following its resignation from its position as Development Manager, it shall (i) turn over all books, records and files pertaining to the Master Project in its possession, and (ii) be available to cooperate with the Members, the Executive Committee, and whomever shall replace the Development Manager (the “Replacement DM”), by devoting sufficient time and personnel as is deemed reasonably necessary by the Executive Committee to familiarize the Replacement DM with the responsibilities of the Development Manager hereunder, the Business Plan and the Master Project as a whole in order to facilitate an orderly transition of the day-to-day management responsibilities to the Replacement DM.

                                         (2)          Notwithstanding the foregoing, the Members intend that not later than the commencement of the Development Stage, the Company shall engage a development management team to replace the Development Manager and who shall be independent and unaffiliated with the Members (other than by virtue of their employment with the Company) (the “Independent Development Managers”).  The Independent Development Managers shall be responsible for, among other things, preparing sales packages to solicit, and analyzing and preparing recommendations to the Executive Committee regarding, offers to purchase Planning Areas from merchant builders.

          7.3.          Project Employees.  The Executive Committee may Approve the hiring of one (1) or more employees of the Company to assist the Company in carrying out its Business Plan (the “Project Employee(s)”).  The Project Employees shall report to the Executive Committee, but shall be supervised by the Development Manager (unless otherwise determined by the Executive Committee).  Currently, the Company has hired one Project Employee, Greg Medeiros.  Following the Approval of the initial Development Business Plan, one (1) or more additional Project Employees shall be appointed by the Executive Committee to coordinate the sale of the Master Project to merchant builders and/or apartment or commercial developers as appropriate (the “Sales Employee”).  The Sales Employee shall be responsible for, among other things, preparing sales packages to solicit, and analyzing and preparing recommendations to the Executive Committee regarding, offers to purchase Planning Areas from merchant builders.

          7.4.          Control by Tejon.  Any decisions and actions pertaining to the ownership, operation, financing, construction or development of the Balance of the Ranch shall be exclusively controlled by Tejon.  Tejon shall control, without limitation, (i) the construction and development of Regional Improvements on the Balance of the Ranch, and (ii) the selection, engagement and supervision of engineers, architects, underwriters, attorneys, and any other consultants which Tejon, in its sole and absolute discretion, desires to employ in connection with the Balance of the Ranch; provided, however, that Tejon will not cause any activity within the LA County Portion of the Ranch (“LA County Activity”) which will have a materially adverse impact on the Master Project (“Material Adverse Activity”).  Tejon shall give the Developers sixty (60) days prior written notice of its intent to proceed with an LA County Activity.  If Tejon proceeds with an LA County Activity and the Developers unanimously disagree with Tejon’s determination that such activity will not constitute a Material Adverse Activity, then with the unanimous Approval of the Developers such matter shall be referred to arbitration in accordance with Section 18.3 hereof.  Notwithstanding anything herein to the contrary, any LA County Activity which meets any one(1) of the following criteria shall not be a Material Adverse Activity:  (i) an LA County Activity which is a pre-existing activity, (ii) an LA County Activity which is otherwise contemplated by this Agreement or the Business Plan, (iii) an LA County Activity which is otherwise Approved by one (1) of the Developers, (iv) Tejon’s involvement with the water-banking project and AVEK on the Balance of the Ranch, or (v) any conveyance of any of the LA County Portion for the purposes of establishing conservation easements or wildlife habitats, similar environmental preservation or mitigation transactions or to otherwise settle an environmental claim.

          7.5.          Duty to the Company and Other Opportunities.

                          A.          Other Activities; Opportunities.  Unless otherwise agreed in writing between the Company and any Member, no Member shall be required to manage the Company as his or her sole and exclusive function, and any Member may have other business interests and may engage in other activities in addition to those relating to the Company whether or not in conflict or in competition with the Company subject to the specific limitations of this Section 7.5.  Except as specifically set forth in this Section 7.5, in furtherance thereof, any such Member may pursue any activity for such Person’s own benefit and account without any participation, right or claim of any other Member or the Company.

                          B.          LA County Portion.  Tejon intends to develop the LA County Portion either itself or in a joint venture with one (1) or more other developers.  Before entering into a binding agreement with any developer other than the Developers for a joint venture to develop some or all of the LA County Portion, Tejon shall notify (the “LA County Portion Notice”) in writing each of the Developers who has not withdrawn from the Company (the “Non-Withdrawing Developers”).  For a period of twenty (20) days from the date of delivery of the LA County Portion Notice (the “Discussion Period”), Tejon shall make its Representatives reasonably available to the Representatives of the Non-Withdrawing Developers to discuss, in good faith, any proposals by the Non-Withdrawing Developers to joint venture the development of some or all of the LA County Portion.  Thereafter, should Tejon decide to proceed forward with a joint venture to develop some or all of the LA County Portion, it shall be free to do so either with the Non-Withdrawing Developers, with any other party or with any combination of the foregoing, in each case, on terms and conditions acceptable to Tejon in its sole and absolute discretion and whether or not such terms and conditions are the same as or more or less favorable than those offered by the Non-Withdrawing Developers during the Discussion Period.  If Tejon fails to present any Non-Withdrawing Developer with an LA County Portion Notice, then such Non-Withdrawing Developer (and the Affiliates Controlled by such Non-Withdrawing Developer) shall not be subject to Section 7.5D, below, as of the date such Non-Withdrawing Developer was to have received such notice.  If, however, Tejon delivers such LA County Portion Notice to a Non-Withdrawing Developer, then Section 7.5D shall remain in effect with respect to such Non-Withdrawing Developer (and the Affiliates Controlled by such Non-Withdrawing Developer), unless Tejon and such Non-Withdrawing Developer are unable to reach agreement during the Discussion Period.  If a Non-Withdrawing Developer and Tejon are

unable to reach an agreement during the Discussion Period, then such Non-Withdrawing Developer (and the Affiliates Controlled by such Non-Withdrawing Developer) shall no longer be subject to Section 7.5D below on the date that is one (1) year following the expiration of the Discussion Period.

                          C.           Ranch.  The Developers and the Company acknowledge that they do not have any right, title or interest in or to the Existing Property or any other portion of the Ranch, except as specifically and expressly provided in this Agreement.

                          D.           Non-Competition.  Subject to Section 7.5B above, each of the Developers agrees for itself and for its Affiliates Controlled by such Developer that during the Term it shall not participate in any manner in the purchase or development of any real property within the area designated as the “Non-Competition Area” on the map attached as Exhibit “F” hereto until the Company has disposed of (i.e. sold and closed) at least seventy-five percent (75%) of the developable residential acreage (i.e., exclusive of open spaces, common area lots, public or private streets, etc.) located within the Master Project to merchant builders (including the Developers and their Affiliates, if applicable) as contemplated by this Agreement.  Notwithstanding the foregoing, if a Member withdraws from the Company in accordance with this Agreement, on the date which is one (1) year following the effective date of such Member’s withdrawal, such Member shall no longer be subject to this Section 7.5D.

                          E.           Utilities.  At the election of the Executive Committee, the Company may develop, control, own, operate, and/or sell the generation, transmission, distribution, metering, billing and maintenance of utilities (including, without limitation, electrical, gas, and water) and sanitary sewer, wastewater collection and treatment, garbage and refuse, cable services, and video, voice, and data communication services for the Master Project, whether delivered by cable or by other means.  The Members agree that such activities shall constitute a Company opportunity and that each Member shall be precluded from pursuing any such opportunity other than for the benefit of the Company.  Notwithstanding anything contained herein to the contrary, Tejon shall not be restricted in any way from pursuing any of the foregoing for the benefit of any property located outside of the LA County Portion for its own account to the exclusion of the Company and the other Members.

          7.6.          Officers.  Subject to the terms and provisions of this Agreement and any written employment agreement, the Executive Committee shall be entitled to appoint such officers, with such titles and authority as the Executive Committee shall from time to time determine.  Any officers so appointed shall hold office at the pleasure of the Executive Committee, subject, however, to the terms and conditions of any employment contract with an officer, and shall be entitled to exercise such powers as shall be delegated to them by the Executive Committee and not inconsistent with this Agreement.  Individual Affiliates of Members may be appointed as officers as aforesaid, but officers need not be individual Affiliates of Members.

          7.7.          Member Compensation.  No compensation for services rendered shall be paid by the Company to any Member or officer except as Approved by the Executive Committee or otherwise provided herein or in the Business Plan.  This Section shall not prohibit the payment of sums otherwise due to a person as reimbursement for expenses incurred on behalf of the

Company as otherwise provided in this Agreement, as indemnification in accordance with this Agreement, or as a distribution or other payment to a Member relating to that Member’s Interest in the Company.

          7.8.          Payment of Consultant Fees.  The Members acknowledge that, pursuant to the Business Plan, the Company will be paying fees to certain consultants which fees may benefit the Balance of the Ranch.

8.        ADDITIONAL COVENANTS BY MEMBERS.

          8.1.          Cost Sharing.  The Members shall use their diligent and good faith efforts to agree upon cost sharing arrangements involving the Company and the Balance of the Ranch for the construction of the Improvements as shall be more fully set forth in the Entitlement Business Plan and the Development Business Plan.

          8.2.          Cooperation.  Each Developer and the Company covenants to reasonably cooperate with Tejon and one another in the development of each Planning Area, the Master Project and the Balance of the Ranch.  Such cooperation shall include, without limitation:

                          A.           Dedications of rights-of-way and granting of easements, licenses, and other documents reasonably necessary to develop any real property owned by the Company, Tejon or any of the Developers within the Ranch, if any.

                          B.          The participation and contribution toward a Master Project Merchant Builder and Marketing Program.

                          C.          The recordation of appropriate Master Project development declarations, conditions, covenants, and restrictions to establish a coherent master planned development scheme for the Master Project.

9.        MITIGATION LAND.

          9.1.          Mitigation Value.  To the extent provided in the Development Business Plan and consented to by Tejon during the Entitlement Stage (which consent may be withheld in its sole and absolute discretion), Tejon shall convey by grant deed additional land owned by Tejon during the Development Stage if the Company is required to dedicate such land for mitigation purposes to comply with its obligations or conditions of approval for the Entitlements (including conditions of approval imposed to settle any litigation challenging the Entitlements if such settlement has been approved by Tejon and the Executive Committee, in their respective sole and absolute discretion) (the “Mitigation Land”).  Unless the Executive Committee unanimously agrees to the contrary, the Mitigation Land will be valued, free and clear of any monetary liens, at One Thousand Five Hundred Dollars ($1,500.00) per acre (the “Mitigation Value”), plus a yield thereon of five percent (5%) per annum, compounded annually, accruing from and after the earlier of (i) January 1, 2004, or (ii) the date upon which the Certified EIR is obtained, until the Mitigation Land is conveyed to the Company or some other transferee at the direction of the Executive Committee.

          9.2.          Payment of Mitigation Value.  The Company shall pay Tejon in cash in the amount of the Mitigation Value upon such conveyance of the Mitigation Land to or on behalf of the Company.

          9.3.          Mitigation Land Parameters.  Notwithstanding anything herein to the contrary, the Members agree that the land which Tejon shall make available as Mitigation Land shall meet the following parameters:

                          A.          The Mitigation Land shall be undevelopable land which is impacted in some materially detrimental manner to make it infeasible for development due to adverse conditions including, without limitation, slopes and drainage problems, endangered species or habitat, and wetlands; and

                          B.          The Members intend that the Mitigation Land shall be a portion of the LA County Portion.  The Developers are not precluded from requesting that Tejon convey land in addition to or in lieu of such Mitigation Land; provided, however, that although Tejon shall, in good faith, consider such request, Tejon shall determine whether or not to contribute such land in its sole and absolute discretion.

          9.4.          Sale of Mitigation Land.  All closing costs and expenses shall be allocated between Tejon and the Company in accordance with the closing customs in Los Angeles County.  Notwithstanding the foregoing, all real estate taxes and assessments payable with respect to the Mitigation Land shall be apportioned between Tejon and the Company as of Tejon’s conveyance of the Mitigation Land to the Company.  The Company shall obtain a title insurance policy covering the Mitigation Land in the condition Approved by the Executive Committee.  Tejon shall pay the premium for any standard coverage ALTA title policies and the Company shall pay the additional premium for any extended coverage ALTA title policies, surveys or endorsements.  If the Mitigation Land is being conveyed directly to a third party transferee, rather than the Company, then such third party shall instead have the approval rights and obligations of the Company and the Executive Committee set forth in this Section 9.4.

          9.5.          Non-Exclusive Access.  The Company and Tejon, as appropriate, shall provide non-exclusive access to the Mitigation Land through the Master Project and the Balance of the Ranch, respectively, if such access is required by the appropriate governmental agency; provided, however, that such non-exclusive access shall not in any way materially interfere with or affect the Company’s or Tejon’s ownership, operation, construction or development of the Master Project or the Balance of the Ranch.  It is the Members’ intent that such access shall be provided through existing rights-of-way and that the Company and Tejon shall have no obligation to construct any improvements in connection with such access, to provide the public with rights of access to the Balance of the Ranch, or to otherwise incur any cost or expense in connection with providing such access.

10.     SALES OF PLANNING AREAS.

          10.1.          Sales to Developers.  It is the intent of the Members that once developed pursuant to the Development Business Plan, fifty-eight percent (58%) of the total number of lots approved under the Entitlements for the development of for sale single family attached and/or detached residences (collectively, the “Lots”) are to be offered for sale to the Developers (or their Affiliates) as merchant builders, without initially offering such Lots for sale on the open market (the “Private Sale Lots”), in accordance with the terms of this Section 10.1 and Section 10.3, below, and the remaining Lots (i.e., forty-two percent (42%) of all of the Lots) (the “Open Market Lots”) are to be sold on the open market to other merchant builders (which may include one (1) or more of the Developers or their Affiliates).  It is further the intent of the Members that of such Private Sale Lots, each of Pardee (together with its Affiliates) and Standard Pacific (together with its Affiliates), in each case as a merchant builder, shall be entitled to purchase pursuant to the terms of Section 10.3, below, not less than thirty-four and one-half percent (34.5%) of the total number of Private Sale Lots and Lewis (together with its Affiliates), as a merchant builder, shall be entitled to purchase pursuant to the terms of Section 10.3, below, not less than thirty-one percent (31%) of the total number of Private Sale Lots.  The Lots that are to be offered for sale to the Developers and/or in the open market pursuant to this Section 10 and the method of marketing such Lots shall be determined by the Executive Committee.  In that connection, the Members have agreed that the Lots shall be conveyed to the Developers (and their Affiliates), as well as to merchant builders not Affiliated with Developers, on the then prevailing market rate and terms so as to maximize the earnings generated by the Company from the Master Project consistent with prudent and customary master land development business practices.  In furtherance of the foregoing, the Members have tentatively agreed to the procedures set forth in Section 10.3, below, with respect to the Private Sale Lots to be offered for sale to the Developers.  The procedures set forth below may be modified by the Executive Committee to the extent reasonably necessary to accomplish the intention of the Members set forth in this Section 10.1.

          10.2.          Responsibilities of the Sales Employee.  The Sales Employee shall have the responsibility to prepare sales packages and, where appropriate, solicit offers from third party merchant builders or from the appropriate Developer or its Affiliate.  Such sales packages and solicitations shall be prepared in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee.  The sales package shall include a sales price (“Offer Price”) for each group of Private Sale Lots to be offered for sale to the Developers or their Affiliates (the “Offered Lot Group”) in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee, a response deadline determined by the Executive Committee, and such other terms and conditions as are determined by the Executive Committee (the “Company Offer”).  The Sales Employee shall also analyze all offers received by the Company and make recommendations to the Executive Committee concerning the best offer.

          10.3.          Developers.

                            A.           Developer Response.  Unless otherwise approved by Tejon and the Developers, only one (1) Developer at a time may accept a Company Offer or submit a “Counter-Offer” (as defined below) for any Offered Lot Group in accordance with the following rotation system:

                                         (1)          In order to determine the order in which each Developer has the right to submit an offer, the following rotation system shall be utilized.  Prior to the first Offered Lot Group being offered for sale by the Company, the Developers shall draw straws to determine the order of the rotation system with the first Developer being the one that draws the shortest straw, the second Developer being the one that draws the next shortest straw, and the third Developer being the one that draws the longest straw.  Tejon shall officiate the drawing of straws.  At any point in time with respect to each Offered Lot Group, the Developer first in line to make an offer on such Offered Lot Group shall be referred to as the “First Developer” with respect to such Offered Lot Group, the Developer second in line to make an offer on such Offered Lot Group shall be referred to herein as the “Second Developer” with respect to such Offered Lot Group, and the Developer third in line to make an offer on such Offered Lot Group shall be referred to herein as the “Third Developer”.

                                         (2)          If more than one Offered Lot Group is being offered for sale by the Company to the Developers at the same time, then the First Developer shall have the right to choose which Offered Lot Group shall be offered to such First Developer in the same order of priority established pursuant to the rotation system established in this Section 10.3 (i.e., the First Developer in the rotation system at the time of such offer of sale by the Company shall select first, then the Second Developer, and so on).

                                         (3)          As the next Offered Lot Group (the “New Offered Lot Group”) is offered for sale by the Company, the First Developer on the previous Offered Lot Group offered for sale by the Company (the “Previous Offered Lot Group”) shall become the Third Developer on the New Offered Lot Group (irrespective of whether such Developer actually made an offer on or purchased such Previous Offered Lot Group ), the Second Developer on the Previous Offered Lot Group shall become the First Developer on the New Offered Lot Group (irrespective of whether such Developer actually made an offer on or purchased such Previous Offered Lot Group ), and the Third Developer on the Previous Offered Lot Group (if applicable) shall become the Second Developer on the New Offered Lot Group (irrespective of whether such Developer actually made an offer on or purchased such Previous Offered Lot Group).

                                         (4)          With respect to each Offered Lot Group, the following procedure shall apply:

                                                        (a)          If the First Developer desires to purchase such Offered Lot Group (a “Responding Developer”), then it shall either (i) accept the Company Offer and agree to purchase the Offered Lot Group  in accordance with the Company’s sales package for such Offered Lot Group by delivering to the Executive Committee written notice of such acceptance within the time period set forth in the Company Offer (“Developer Acceptance”), or (ii) deliver a written offer to the Executive Committee at such price and on such terms and conditions as are determined in the sole and absolute discretion of such Responding Developer prior to the expiration of the time period set forth in the Company Offer (the “Counter-Offer”).  If a Responding Developer timely delivers a Developer Acceptance, then the Company shall sell such Offered Lot Group to such Developer (or its Affiliate) on the terms and conditions set forth in the Company Offer.  If the Responding Developer timely delivers a Counter-Offer, then the Executive Committee may accept or reject such Counter-Offer in its sole and absolute discretion.

If the Executive Committee does not accept such Responding Developer’s Counter-Offer (or the Company and the First Developer otherwise do not agree to the purchase and sale of the Offered Lot Group), then such Offered Lot Group shall be offered for sale (initially on the same terms as the last offer made by the Company to the First Developer) to the Second Developer and then the Third Developer (if the Second Developer does not timely deliver a Developer Acceptance or the Company and the Second Developer otherwise do not agree to the purchase and sale of the Offered Lot Group), in accordance with Section 10.3A(4)(b) below; provided that the Executive Committee may only accept an offer from any such other Developer if such offer is based on a purchase price which is at least as favorable for the Company as the purchase price set forth in the highest Counter-Offer previously rejected by the Company for such Offered Lot Group or, if no such Counter-Offer was made, the Offer Price; or

                                                         (b)          If such First Developer does not either timely deliver a Developer Acceptance or a Counter-Offer, then such Offered Lot Group shall be offered to the Second Developer and all of the procedures applicable to the First Developer in Section 10.3A(4)(a) shall be repeated for the Second Developer.  If the Offered Lot Group is not purchased by the Second Developer, then such procedures shall be repeated for the Third Developer.

                                         (5)          If , after the foregoing procedures have been applied to the First Developer and repeated for the Second Developer and the Third Developer, (i) a Developer Acceptance is not timely delivered by any Developer and/or (ii) the Executive Committee fails to reach an agreement with any Developer in accordance with the procedures described above, then such Offered Lot Group shall no longer be considered an Offered Lot Group and shall be offered for sale by the Sales Employee in the open market to third-party merchant builders that are not Affiliated with any Member; provided that the Executive Committee shall not be authorized or permitted to Approve (without the unanimous consent of the Representatives) the acceptance of an offer from a third-party merchant builder unless such offer would result in net proceeds to the Company equal to at least 95% of either (i) the highest Counter-Offer with respect to that Offered Lot Group, or (ii) if no Counter-Offer was made by any Developer, the Offer Price.

                                         (6)          Lewis is presently not engaged in the business of developing and building for sale single-family attached and/or detached residences.  Notwithstanding the foregoing, Lewis has negotiated for the right to purchase Lots in accordance with the terms of this Section 10.3 since Lewis may in the future elect to engage in such business.  However, if Lewis hereafter determines that it will not re-enter the business of developing and building for sale single-family attached and/or detached residences and, as a result thereof, elects to waive any of its rights to purchase Lots pursuant to this Section 10.3, then it shall deliver written notice thereof to the Executive Committee.  Lewis shall have the right to make or not make such determination and/or election in its sole and absolute discretion.  If and only if such determination and election is made by Lewis as evidenced by the delivery of such written notice, then Pardee and Standard Pacific shall succeed (in proportion to their respective Percentage Interests) to the rights of Lewis to purchase Lots pursuant to this Section 10.3.

          10.4.          Commercial Parcels.

                            A.           It is the intent of the Members that, from time to time, upon the completion of the development of parcels pursuant to the Development Business Plan that have been entitled for the development of retail improvements or for rent multi-family improvements, (1) such parcels that will contain forty percent (40%) of the gross square footage of all of the improvements to be constructed on parcels of the Master Project which have been entitled for the development of retail improvements (the “Retail Parcels”) and (2) such parcels that will contain one hundred percent (100%) of the gross square footage of all of the improvements to be constructed on parcels of the Master Project which have been entitled for the development of for rent multi-family improvements (the “Multi-Family Parcels”) are to be offered for sale to the “Commercial Developers” (as defined below) as commercial builders, without initially offering such Retail Parcels and Multi-Family Parcels for sale on the open market (the “Private Sale Commercial Parcels”), in accordance with the terms of this Section 10.4.  The remainder of the Retail Parcels (i.e., parcels upon which sixty percent (60%) of the gross square footage of all of the improvements to be constructed on Retail Parcels are to be constructed) (the “Open Market Retail Parcels”) are to be sold in the open market to commercial builders (which may include one (1) or more of the Members and/or their Affiliates).  All of the Retail Parcels, with the sole exception of the Open Market Retail Parcels, shall be referred to herein as the “Private Sale Retail Parcels.”  It is further the intent of the Members that each of Tejon (together with its Affiliates) and Lewis (together with its Affiliates), each as commercial builder, shall have the right to offer to purchase (1) Private Sale Retail Parcels (that may be offered for sale to the Commercial Developers pursuant to this Section 10.4A) which have been entitled for the development of not less than twenty percent (20%) of the gross square footage of all of the improvements to be constructed on Retail Parcels and (2) Multi-Family Parcels which have been entitled for the development of not less than fifty percent (50%) of the gross square footage of all of the improvements to be constructed on Multi-Family Parcels.  In no event shall the terms “Retail Parcels” and/or “Multi-Family Parcels” be interpreted to include, and in no event shall any Member have any preferential rights to purchase or to offer to purchase, any of the town center parcels or any parcels of the Master Project which have been entitled for office or industrial development.  Rather, the town center parcels and any parcels of the Master Project which have been entitled for office or industrial development shall be offered for sale to such Person(s) as may be Approved by the Executive Committee in writing, without preference to Lewis, Tejon or any other Person.  The Retail Parcels and Multi-Family Parcels that are to be offered for sale to the Commercial Developers and/or in the open market pursuant to this Section 10.4 and the method of marketing such Retail Parcels and Multi-Family Parcels shall be determined by the Executive Committee.  In that connection, the Members have agreed that the Retail Parcels and the Multi-Family Parcels shall be conveyed to both the Commercial Developers (and their Affiliates), as well as to merchant builders not Affiliated with the Commercial Developers, on the then prevailing market rates and terms so as to maximize the earnings generated by the Company from the Master Project consistent with prudent and customary master land development business practices.  In furtherance of the foregoing, the Members have tentatively agreed to the procedures set forth in this Section 10.4 for the offering for sale of the Multi-Family Parcels and the Retail Parcels to the Commercial Developers.  The procedures set forth below may be modified by the Executive Committee to the extent reasonably necessary to accomplish the intention of the Members set forth in this Section 10.4A.

For purposes of this Section 10.4, Tejon and Lewis shall be collectively referred to as the “Commercial Developers.”

                            B.           The Sales Employee shall have the responsibility to prepare sales packages and, where appropriate, solicit offers from third party commercial builders or from the appropriate Commercial Developer or its Affiliate.  Such sales packages and solicitations shall be prepared in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee.  The sales package shall include a sales price (“Commercial Parcel Offer Price”) for each of the Private Sale Commercial Parcels, in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee, a response deadline determined by the Executive Committee, and such other terms and conditions as are determined by the Executive Committee (the “CP Company Offer”).  The Sales Employee shall also analyze such offers and make recommendations to the Executive Committee concerning the best offer.

                            C.           Unless otherwise approved by the Commercial Developers, only one (1) Commercial Developer at a time may accept a CP Company Offer or submit a CP Counter-Offer (as defined below) for any Private Sale Commercial Parcel (each a “Commercial Parcel”) in accordance with the following rotation system:

                                           (1)          In order to determine the order in which each such Commercial Developer has the right to submit an offer, the following rotation system shall be utilized.  Prior to the first Commercial Parcel being offered for sale by the Company, the Commercial Developers shall draw straws to determine the order of the rotation system with the first Commercial Developer being the one that draws the shortest straw, and the second Commercial Developer being the one that draws the longest straw.  The Development Manager shall officiate the drawing of straws.  At any point in time with respect to each Commercial Parcel, the Commercial Developer first in line to make an offer on such Commercial Parcel shall be referred to as the “First Commercial Developer” with respect to such Commercial Parcel and the Commercial Developer second in line to make an offer on such Commercial Parcel shall be referred to herein as the “Second Commercial Developer” with respect to such Commercial Parcel.

                                           (2)          If more than one Commercial Parcel is being offered for sale by the Company at the same time, then the First Commercial Developer shall have the right to choose which Commercial Parcel shall be offered to such First Commercial Developer in the same order of priority established pursuant to the rotation system established in this Section 10.4C.

                                           (3)          As the next Commercial Parcel (the “New Commercial Parcel”) is offered for sale by the Company, the First Commercial Developer on the previous Commercial Parcel offered for sale by the Company (the “Previous Commercial Parcel”) shall become the last Commercial Developer on the New Commercial Parcel (irrespective of whether such Commercial Developer actually made an offer on or purchased such Previous Commercial Parcel), the Second Commercial Developer on the Previous Commercial Parcel shall become the

First Commercial Developer on the New Commercial Parcel (irrespective of whether such Developer actually made an offer on or purchased such Previous Commercial Parcel ).

                                           (4)          With respect to each Commercial Parcel, the following procedure shall apply:

                                                          (a)          If the First Commercial Developer desires to purchase such Commercial Parcel (a “Responding Commercial Developer”), then it shall either (i) accept the CP Company Offer and agree to purchase the Commercial Parcel in accordance with the Company’s sales package for such Commercial Parcel  by delivering to the Executive Committee written notice of such acceptance within the time period set forth in the CP Company Offer (“Commercial Developer Acceptance”), or (ii) deliver a written offer to the Executive Committee at such price and on such terms and conditions as are determined in the sole and absolute discretion of such Responding Commercial Developer prior to the expiration of the time period set forth in the CP Company Offer (the “CP Counter-Offer”).  If a Responding Commercial Developer timely delivers a Commercial Developer Acceptance, then the Company shall sell such Commercial Parcel to such Commercial Developer (or its Affiliate) on the terms and conditions set forth in the CP Company Offer.  If the Responding Commercial Developer timely delivers a CP Counter-Offer, then the Executive Committee may accept or reject such CP Counter-Offer in its sole and absolute discretion.  If the Executive Committee does not accept such Responding Commercial Developer’s CP Counter-Offer (or the Company and the First Commercial Developer otherwise do not agree to the purchase and sale of the Commercial Parcel), then such Commercial Parcel shall be offered for sale (on the same terms as the last offer made by the Company to the First Commercial Developer) to the Second Commercial Developer, in accordance with Section 10.4C(4)(b) below; provided that the Executive Committee may only accept an offer from any such other Commercial Developer if such offer is based on a purchase price which is at least as favorable for the Company as the purchase price set forth in the highest CP Counter-Offer previously rejected by the Company for such Commercial Parcel.

                                                           (b)          If such First Commercial Developer does not either timely deliver a Commercial Developer Acceptance or a CP Counter-Offer, then such Commercial Parcel shall be offered to the Second Commercial Developer and all of the procedures applicable to the First Commercial Developer in Section 10.4C(4)(a) shall be repeated for the Second Commercial Developer.

                                           (5)          If , after the foregoing procedures have been applied to the First Commercial Developer and repeated for the Second Commercial Developer, (i) a Commercial Developer Acceptance is not timely delivered by any Commercial Developer and/or (ii) the Executive Committee fails to reach an agreement with any Commercial Developer in accordance with the procedures described above, then such Commercial Parcel shall no longer be considered a Commercial Parcel and shall be offered for sale by the Sales Employee in the open market to third-party commercial builders that are not Affiliated with any Member; provided that the Executive Committee shall not be authorized or permitted to Approve (without the unanimous consent of the Representatives) the acceptance of an offer from a third-party commercial builder unless such offer would result in net proceeds to the Company equal to at least 95% of either (i)

the highest CP Counter-Offer with respect to that Commercial Parcel, or (ii) if no CP Counter-Offer was made by any Commercial Developer, the Commercial Parcel Offer Price.

11.     ACCOUNTING AND RECORDS.

          11.1.          Records and Accounting.  Unless the Executive Committee elects otherwise, the books and records of the Company shall be kept, and the financial position and the results of its operations recorded, by the Development Manager in accordance with the accounting methods elected to be followed by the Company under generally accepted accounting principles, consistently applied.  The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business in accordance with the Act.

          11.2.          Access to Accounting and Other Records.  All books and records of the Company shall be maintained at the Company’s principal place of business, and each Member and the Member’s duly authorized representatives, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.  Further, any Member may request the Company to deliver a current list of Members, with addresses, Capital Contributions (including, without limitation, the Additional Development Land Contributions) and Percentage Interests, and a copy of the Company’s tax returns.

          11.3.          Company Interim Reports.  The Development Manager shall deliver to the Executive Committee the following reports for the applicable period all in form and substance reasonably satisfactory to the Executive Committee:

                            A.           A calendar quarterly budget variance substantially in a form Approved by the Executive Committee within fifteen (15) days following the end of each such quarter;

                            B.           During the Development Stage, a monthly sales report showing sales opened, sales closed, sales canceled and sales prices within five (5) days following the end of each such months;

                            C.           A calendar quarterly financial statement of the Company including a balance sheet, income statement, a statement of cash flow, a statement of sources and uses of funds, and a detail of accounts receivable and accounts payable within fifteen (15) days following the end of each such quarter; and

                            D.           A calendar quarter update to the then current Business Plan (which update shall be prepared and provided for informational purposes only and shall not be deemed a part of the Business Plan, unless the Executive Committee decides, to incorporate all or any part of such update into the Business Plan in accordance with Section 7.1C(2) of this Agreement) within fifteen (15) days following the end of each such quarter.

          11.4.          Tax Matters for the Company Handled by Members and Tax Matters Partner.  The Members shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company and the Members.  The Development Manager shall act as the tax matters partner (“TMP”).  The TMP shall represent the Company (at the

Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend Company funds for professional services and costs associated therewith.  The TMP shall oversee the Company’s tax affairs in the overall best interests of the Company; provided, however, that the TMP shall not settle any matter with the Internal Revenue Service, or otherwise extend the statute of limitations applicable to any Member, without the prior written consent of such Member.  If for any reason the TMP can no longer serve in that capacity, the Members may designate another Member to be TMP.  The TMP shall cause the Company to deliver to each Member the following:

                            A.           Quarterly Tax Information.  On a calendar quarterly basis, no later than fifteen (15) days prior to the next succeeding date on which individual estimated Federal income tax payment is due, a statement of pre-tax net income (loss) of the Company for the then most recently completed calendar quarter and the current balance of each Member’s Book Capital Account; and

                            B.           Annual Tax Information.  Within ninety (90) days after the end of each fiscal year all information relating to the Company necessary for the preparation of such Member’s federal and state income tax returns.

          11.5.          Company Year End Reports.  Within ninety (90) days following the end of each calendar year, the Development Manager shall deliver to the Executive Committee for such calendar year a final financial statement of the Company prepared in accordance with generally accepted accounting principles, consistently applied, and certified by an officer of the Development Manager.  The financial statements of the Company shall not be audited; provided, however, the Executive Committee may elect to cause the CPA to audit the Financial Statements of the Company at the Company’s expense.  Notwithstanding the foregoing, any Member may elect to cause the CPA to audit such statements at such Member’s expense; provided, however, that under all circumstances the financial statements of the Company for any given year shall only be audited once a year.  The year end financial statements of the Company shall include a balance sheet, an income statement, statement of cash flow, statement of sources and uses of funds and such other information and reports as the Executive Committee may reasonably request.

12.     TRANSFER OF INTERESTS, CHANGES IN MEMBERS

          12.1.          Transfer and Assignment of Member’s Interest.

                            A.           Prohibition.  Other than as expressly provided for in this Agreement, no Member shall be entitled to assign, convey, sell, encumber or in any way alienate (“Transfer”) such Member’s Interest in the Company, or any part thereof or interest therein, except with the unanimous written approval of the Members, which Approval may be withheld in the sole and absolute discretion of each such Member.

                            B.           Securities Laws.  In addition to the restrictions contained in subsection (a) above, no Member shall assign, convey, sell, encumber or in any way alienate all or any part of such Member’s Interest in the Company without registration under applicable federal and state securities laws, or unless the Member delivers an opinion of counsel or other evidence satisfactory to the Executive Committee that registration under such laws is not required.

                            C.           Admission of Transferees.  Notwithstanding any provision of this Agreement to the contrary, a transferee shall have the right to become a substitute Member if (i) the requirements of subsections (a) and (b) hereof are met, (ii) such Person executes instruments satisfactory to the Executive Committee accepting and adopting the terms and provisions of this Agreement, and (iii) such Person pays any reasonable expenses in connection with such Person’s admission as a substitute Member.

          12.2.          Effects of Transfer.

                            A.           Effective Time.  Any permitted transfer of all or any portion of a Member’s Interest in the Company will take effect on the first day of the month following approval as provided hereinabove, or otherwise as provided in this Agreement or approved by the Executive Committee, as applicable, and execution of a counterpart of this Agreement by the transferee which has been approved by the Executive Committee.  Any permitted transferee of an Interest in the Company shall take subject to terms and provisions of, including those relating to the restrictions on transfer imposed by, this Agreement.

                            B.           Transfers Void.  Any attempted transfer of a Member’s Interest in the Company in violation of this Agreement shall be void and of no force or effect.  The purported transferee shall have no right to participate in the management of the business and affairs of the Company or to become a Member, or to receive distributions from the Company, or any other rights whatsoever.  The Member attempting such transfer shall remain a Member.

13.     WITHDRAWAL.

          13.1          During the Entitlement Stage.  No Member may withdraw from the Company, unless such withdrawal is in accordance with this Section 13.1.

                            A.           Withdrawing Developer During Entitlement Stage.  A Developer may withdraw under this Section 13.1 only during the Entitlement Stage.  During the Entitlement Stage, a Developer may elect to withdraw as a Member of the Company by delivering written notice (the “Withdrawal Notice”) to Tejon and the other Developers.  In addition, a Developer shall be deemed to have elected to withdraw as a Member of the Company (a “Deemed Withdrawal”) if (i) such Developer is the only Member that does not approve the initial Development Business Plan pursuant to Section 2.3B(2), or (ii) such Developer fails to make an Entitlement Stage Contribution or an Additional Entitlement Stage Contribution.

                                           (1)          At the option of the Withdrawing Developer, the Withdrawal Notice may include the name of a replacement developer (“Substitute Developer”) who would succeed to all rights, and assume all of the obligations of, the Withdrawing Developer.  If the Withdrawing Developer has withdrawn pursuant to a Deemed Withdrawal, then it may deliver written notice (the “Alternate Notice”) of the Substitute Developer to Tejon and the remaining Developers within three (3) business days following the effective date of such Deemed

Withdrawal.  In the Withdrawal Notice or the Alternate Notice, whichever is applicable, the Withdrawing Developer shall disclose in writing to the Members all terms and conditions for the proposed acquisition by the Substitute Developer of the Interest of the Withdrawing Member.  Any payment by the Substitute Developer to the Withdrawing Developer for its interest in the Company in excess of the Withdrawing Developer’s outstanding Capital Contributions to date made in accordance with this Agreement shall be paid directly to the Company and shall not be treated as a Capital Contribution or otherwise be credited to the Book Capital Account of the Withdrawing Developer or Substitute Developer.

                                           The Withdrawing Developer shall have the right to transfer its Interest to the Substitute Developer if (i) the Company does not timely elect to exercise its right of first refusal pursuant to Section 13.1(A)(2) below, (ii) the Members unanimously consent in writing to such transfer within forty-five (45) days after the delivery of the Withdrawal Notice or the Alternate Notice (the “Transfer Period”), which consent may be withheld in the sole and absolute discretion of each such Member, and (iii) the Withdrawing Developer and the Substitute Developer comply with all of the terms and conditions of this Agreement including, without limitation, Section 12.  Upon the admission of a Substitute Developer, the Withdrawing Developer shall have no further obligation, duty, right, title or interest in or to the Company or the Master Project (including any Capital Contributions previously made by such Withdrawing Developer).

                                           (2)          The Company shall have a right of first refusal for a period of forty-five (45) days following the delivery of the Withdrawal Notice or Alternate Notice, whichever is applicable, naming a Substitute Developer to acquire the Withdrawing Developer’s Interest on the same terms and conditions as those being offered by the Substitute Developer (provided the purchase price to be paid by the Company shall not exceed the Withdrawing Developer’s outstanding Capital Contributions to date).  The Company may elect to exercise such right by delivering written notice of such election to the Withdrawing Member prior to the expiration of such forty-five (45) day period.  If the Company exercises its right of first refusal, then (i) the respective Percentage Interests of Tejon and the Remaining Developers shall each be increased, in proportion to their respective Percentage Interests, by the reduction in the Percentage Interest of the Withdrawing Developer, (ii) each remaining Member shall succeed to a proportionate share of any other rights of the Withdrawing Developer (including, without limitation, the right of such Withdrawing Developer to receive distributions of Available Cash pursuant to Section 6.1E and the corresponding allocations of Profits and Losses pursuant to the Tax Appendix attached hereto as Appendix “A”), which proportionate share shall equal the Percentage Interest of such Member divided by the Percentage Interests of all of the remaining Members, and (iii) each remaining Member shall assume, in writing, a proportionate share, based upon the increase in the Percentage Interest of such Members of the duties and obligations of the Withdrawing Developer including, without limitation, the contribution of all of the Capital Contributions and the provision of all Credit Enhancements, if any, that the Withdrawing Developer was required to contribute or provide to the Company prior to its withdrawal as a member.  The closing of the acquisition of any Withdrawing Developer’s Interest pursuant to this Section 13.1A(2) shall take place at the principal place of business of the Company and the Withdrawing Member hereby agrees to execute any and all documents that are reasonably necessary in the opinion of the other Members in order to effectuate the transfer of the

Withdrawing Member’s Interest (and its withdrawal as a member of the Company).  The exercise of the foregoing right of first refusal shall require the unanimous Approval of the Remaining Developers and Tejon.

                                           (3)          Should the Company not elect to exercise its right of first refusal or any of the Remaining Developers and/or Tejon fail to Approve the Substitute Developer, then the Withdrawing Developer shall have the right to retract (the “Retraction”) the Withdrawal Notice or the Deemed Withdrawal, whichever is applicable, and resume its position as a Member of the Company (a “Reinstated Developer”) as if the Withdrawal Notice had never been delivered by the Reinstated Developer or the Deemed Withdrawal never occurred; provided, however, that in order to be effective, (i) the Retraction must be made by written notice (the “Retraction Notice”) from the Withdrawing Developer to the Remaining Developers and Tejon within five (5) business days following the earlier of (a) the Withdrawing Developer’s receipt of written notice from any of the Remaining Developers or Tejon that it or they have disapproved of the admission of the Substitute Developer and the Company’s exercise of its right of first refusal, or (b) the expiration of the Transfer Period, (ii) concurrently with the delivery of the Retraction Notice, the Reinstated Developer shall have contributed any Capital Contributions which it would have been required to contribute had it never withdrawn, and (iii) the Reinstated Developer shall have no further rights under Section 13.1A(1), (2), (3) or (4).  Following such Retraction, should the Reinstated Developer attempt to again withdraw from the Company, such Developer shall be deemed to have withdrawn from the Company and shall have no right of reimbursement from, or any further right, title or interest in, the Company or to the Master Project (including any Capital Contributions previously made by such Reinstated Developer), except that (a) the amount of the Withdrawing Developer’s total Entitlement Stage Contributions and Additional Entitlement Stage Contributions (if applicable) which have been made to the date of the Withdrawal Notice or effective date of the Deemed Withdrawal shall be converted to Subordinated Debt, and (b) its Additional Development Land Contribution shall be converted to the Contingent Note.

                                                         (i)          As used herein the following terms shall have the following meanings:

                                                                       A.           “Contingent Note” shall mean an unsecured loan to the Company in an amount equal to the Withdrawing Developer’s Additional Development Land Contribution.  Such loan shall not bear interest and the repayment of such loan shall be contingent upon the Company obtaining the Entitlements substantially consistent with the Entitlement Business Plan and this Agreement.  The Contingent Note shall be due and payable upon the earlier of (i) the date which is one hundred and twenty (120) days following the date on which the Company obtains such Entitlements, or (ii) in accordance with Section 6.2A, following a sale of the Additional Development Land prior to the commencement of the Development Stage.

                                                                       B.           “Subordinated Debt” shall mean an unsecured loan to the Company which shall not bear interest and the repayment of which shall be solely from Available Cash and subordinated to (a) all expenses, liabilities and debt of the Company and reasonable reserves established by the Developers, other than the Withdrawing

Developer, and Tejon; and (b) the payment of the Developers’, other than the Withdrawing Developer, and Tejon’s (i) Capital Contributions and loans made in accordance herewith, and (ii) an internal rate of return computed with reference to such Capital Contributions and loans of twenty-five percent (25%) per annum.  Thereafter, the Subordinated Debt shall be paid from fifty percent (50%) of the remaining Available Cash of the Company.  The foregoing internal rate of return shall be calculated in accordance with the method described on Exhibit “E” attached hereto.

                                           (4)          If (i) a Substitute Developer is not admitted to the Company in accordance with Section 13.1A(1) within sixty (60) days following the delivery of the Withdrawal Notice or Alternate Notice (the “Sixty Day Withdrawal Period”), (ii) the Company does not exercise its right of first refusal set forth in Section 13.1A(2), and (iii) the Withdrawing Developer has not made a Retraction pursuant to Section 13.1(A)(3), then the Withdrawing Developer shall be deemed to have withdrawn from the Company as of the expiration of the Sixty Day Withdrawal Period and shall have no right of reimbursement from, or any further right, title or interest in or to, the Company or the Master Project (including any Capital Contributions previously made by such Withdrawing Developer), except that (a) the amount of the Withdrawing Developer’s total Entitlement Stage Contributions and Additional Entitlement Stage Contributions (if applicable) which have been made to the date of the Withdrawal Notice or effective date of the Deemed Withdrawal shall be converted to Subordinated Debt, and (b) its Additional Development Land Contribution shall be converted to the Contingent Note.

                            B.           Post Withdrawal Acquisition/Admission Rights.  Each Remaining Developer shall have the right, but not the obligation, to elect to acquire the entire Interest previously held by the Withdrawing Developer for no consideration by delivering written notice of such election to Tejon within thirty (30) days after the expiration of the Sixty Day Withdrawal Period.  If more than one (1) Remaining Developer elects to acquire the entire Interest previously held by the Withdrawing Developer, then such Interest shall be acquired by such Remaining Developers in proportion to their respective Percentage Interests (or in such other proportion as is agreed to in writing by the Remaining Developers).  Following the election of the Remaining Developer(s) to acquire the Interest previously held by the Withdrawing Member pursuant to this Section 13.1B, such Remaining Developer(s) shall succeed to and assume (in proportion to the Interest acquired by each such Remaining Developer pursuant to this Section 13.1B) all of the duties and obligations of the Withdrawing Developer including, without limitation, the contribution of all of the Capital Contributions and the provision of those Credit Enhancements, if any, which the Withdrawing Developer was required to have contributed or provided to the Company in accordance herewith had such Developer not withdrawn; provided that such Remaining Developer(s) must make such assumption in writing and contribute any Capital Contributions and provide any Credit Enhancements, if any, then due from the Withdrawing Developer(s) within thirty (30) days after the expiration of the Sixty Day Withdrawal Period.  Should one (1) or two (2) Remaining Developers remain, Executive Committee Approval shall require a majority of the Representatives of the Members.  If the Remaining Developer(s) proceed(s) in accordance with this Section 13.1B, then each Remaining Developer shall succeed to a proportionate share, based on the Interest acquired by such Developer pursuant to this Section 13.1B, of the rights of the Withdrawing Developer including, without limitation, the Book Capital Account and Capital Contributions of such Withdrawing Developer (but exclusive of any Capital Contributions of the Withdrawing Developer that were converted into the Contingent Note or Subordinated Debt).

                                       If the Remaining Developer(s) do not elect to acquire the entire Interest of the Withdrawing Developer in accordance with this Section 13.1B, then Tejon and the Remaining Developers shall have the right, for a period of one hundred eighty (180) days following the expiration of the thirty (30) day period referenced above in this Section 13.1B, to carry on negotiations with other developers to replace the Withdrawing Developer(s) on substantially the same terms and conditions binding upon the Remaining Developer(s), subject to the consent of all of the Remaining Developer(s) and Tejon.  Such consent to a substitute developer may be withheld by each such Member in its sole and absolute discretion.  If (i) the Remaining Developer(s) proceed in accordance with the first paragraph of this Section 13.1B, or (ii) the Withdrawing Developer(s) is/are replaced in accordance with the terms of this paragraph; and Tejon and the Remaining Developers have (together with any replacement Developer) Approved or otherwise agreed upon the Development Business Plan and the remaining Development Stage Conditions are satisfied in accordance with Section 2.3, then the Company shall commence the Development Stage.

                            C.           Dissolution Upon Withdrawal.  Tejon shall have the right to dissolve the Company and wind up its business affairs in an orderly fashion following the withdrawal of a Withdrawing Developer if (i) a Substitute Developer is not admitted as a member of the Company pursuant to Section 13.1A(1), (ii) the Company does not exercise its right of first refusal pursuant to Section 13.1A(2), (iii) the Withdrawing Developer does not deliver a Retraction Notice pursuant to Section 13.1(A)(3), (iv) one (1) or more of the Remaining Developers do not acquire the entire Interest of the Withdrawing Developer pursuant to Section 13.1B, and (v) Tejon and the Remaining Developer(s) do not replace the Withdrawing Developer with another developer in accordance with the terms of Section 13.1B.  Tejon may exercise its right to dissolve the Company pursuant to this Section 13.1C by delivering written notice (the “Dissolution Notice”) of such election to the Remaining Developers within ninety (90) days following the expiration of the one hundred eighty (180) day period referenced in Section 13.1B, above.

          13.2.          Limited Withdrawal Rights.  The right of a Developer to withdraw in accordance with this Section 13 shall be subject to the following:

                            A.           A Developer may not withdraw once the Company has obtained Third Party Financing for the development of the Master Project.

                            B.           A Developer may not withdraw if the exercise of such right would violate any prohibitions or restrictions against transfers or withdrawals provided in any contract or agreement, including this Agreement, to which the Company is subject.

                            C.           A Developer may not withdraw following the commencement of the Development Stage.

14.      DISSOLUTION AND LIQUIDATION.

          14.1.          Events Giving Rise to Dissolution.  No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company, except that the happening of any one of the following events shall result in the immediate dissolution of the Company:

                            A.           Unanimous Agreement.  The unanimous agreement of the Representatives pursuant to the terms of Section 7.1 hereof;

                            B.           Failure to Satisfy Development Stage Conditions.  The failure to satisfy all of the Development Stage Conditions on or before the expiration of the Entitlement Period followed by the delivery of written notice electing to dissolve the Company sent by either (i) the Executive Committee to all the Members, (ii) all of the Remaining Developers to Tejon, or (iii) Tejon to all of the Developers (provided such election under this clause (iii) may only be made on or after March 10, 2010);

                            C.           Failure to Approve Development Business Plan.  Upon the written election of Tejon delivered to the Developers if Tejon and at least two (2) of the Developers fail to Approve the Development Business Plan despite the diligent and good faith efforts of the Members made pursuant to Section 2.2B to agree upon such development plan;

                            D.           Dissolution Notice.  The delivery by Tejon of a Dissolution Notice in accordance with the terms of Section 13.1C;

                            E.           Failure of Tejon to Contribute Existing Property.  Upon the written election of a Majority-in-Interest of the Developers made pursuant to Section 4.5B if Tejon breaches its obligation to contribute the Existing Property to the capital of the Company;

                            F.           Bankruptcy/Insolvency.  The occurrence of any event of bankruptcy with respect to a Member as set forth in Section 18-304 of the Act, unless within ninety (90) days following such bankruptcy the Executive Committee (made up of the Representatives of the remaining Members) agrees in writing to continue the business of the Company;

                            G.           Material Condemnation.  Upon the written election of the Executive Committee made pursuant to Section 4.3(A)(1)(b)(v) following any Material Taking;

                            H.           Sale or Transfer.  The sale or conveyance of all or substantially all of the assets of the Company and the payment of, or appropriate reservation for (as determined by the Executive Committee), all material liabilities of the Company;

                            I.           Other Events.  Any other event which is deemed to cause a dissolution of the Company under the Act or under this Agreement; or

                            J.           Term Expiration.  Expiration of the Term.

          14.2.          Liquidating Member.  The “Liquidating Member” shall be Tejon or such other Member as is selected by a majority of the Developers (in terms of Percentage Interests) if Tejon is a Defaulting Member.

          14.3.          Distributions upon Liquidation.  The proceeds of the Company shall be applied and distributed as follows and in the following order of priority:

                            A.           First, to the payment of third party debts, liabilities and loans of the Company (excluding Member Loans);

                            B.           Second, to the payment of the reasonable expenses of the liquidation;

                            C.           Third, to the setting up of any reserves which the Liquidating Member shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company.  Such reserves, may, in the discretion of the Liquidating Member, be paid over to a national bank or national title company as escrow holder for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidating Member may reasonably deem advisable, distribute any remaining balance in the manner set forth below;

                            D.           Fourth, to pay interest and then principal on any Member Loans authorized hereunder;

                            E.           Fifth, to the Members in accordance with Section 6.1, or Section 6.2A, as applicable.  Notwithstanding the foregoing, all net proceeds resulting from the sale of Additional Development Land prior to the commencement of the Development Stage shall be distributed in accordance with Section 6.2B after the payment of any required third-party expenses related to such land, pursuant to the separate accounting in accordance with Section 4.3B(1).

                            No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full.  If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.  Payments described in clauses (D) and (E) above may be made in cash or in assets of the Company in kind, upon the unanimous Approval of the Members.  Any asset distributed in kind shall be valued at its fair market value and for all purposes of this Agreement shall be treated as if such asset had been sold at such value, subject to existing liens and encumbrances, and the net cash proceeds therefrom distributed to the Members.

          14.4.          Acts in Furtherance of Liquidation.  Each Member, upon the request of the Liquidating Member, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidating Member shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

          14.5.          Adjacent Property and Expiration of Entitlement Period.  If the Company dissolves in accordance with Section 14.1B, above, provided that an Event of Default committed by Tejon is not then outstanding under this Agreement, then Tejon shall have twenty (20) days from the dissolution of the Company (the “Election Period”), to elect to purchase the Adjacent Property for its “Property Fair Market Value” (as defined below) from the Company by delivering a written notice of its election to purchase the Adjacent Property (the “Election Notice”) to the Executive Committee.  If Tejon does not deliver the Election Notice within the Election Period, then Section 14.5B, below, shall apply.  All proceeds from any sale of the Adjacent Property (whether to Tejon or to a “Third-Party Buyer” (as defined below)) shall be distributed to the Members in accordance with Section 14.3 hereof.  Immediately following the delivery of such Election Notice, the Company and Tejon shall open an escrow at First American Title Company (“Escrow Holder”) by delivering a signed copy of this Agreement and the Election Notice to Escrow Holder.  This Agreement shall constitute joint escrow instructions to Escrow Holder.  The parties to this escrow shall execute such additional instructions, not inconsistent with the provisions of this Agreement, as Escrow Holder may reasonably require.  The terms of the escrow shall be as follows:

                            A.           Property Fair Market Value.  Immediately following Tejon’s delivery of the Election Notice, the “Property Fair Market Value” of the Adjacent Property shall be determined as provided below.  The determination of the Property Fair Market Value, whether (i) determined by the Members’ Representatives in accordance with Section 14.5A(1), below, or (ii) determined by an appraiser in accordance with Section 14.5A(2), below, shall be final and binding upon all of the parties.

                                           (1)          During the period which is fifteen (15) days from Tejon’s delivery of the Election Notice (the “Negotiation Period”), Tejon and the Representatives (excluding Tejon’s Representatives) (“Developer Representatives”) shall attempt, in good faith, to agree in writing upon the Property Fair Market Value.  If Tejon and at least two (2) of the Developer Representatives agree upon the Property Fair Market Value within such period, then the procedures set forth in Section 14.5A(3) shall apply.  If Tejon and at least two (2) of the Developer Representatives do not reach such agreement, then the Property Fair Market Value shall be determined by appraisal in accordance with Section 14.5A(2).

                                            (2)          For a period of ten (10) days following the expiration of the Negotiation Period, Tejon and at least two (2) of the Developer Representatives shall attempt to agree upon the appointment of a single appraiser to determine the Property Fair Market Value.  If such an agreement is reached, the agreed upon single appraiser shall determine the Property Fair Market Value within thirty (30) days following his or her appointment.  If such an agreement is not reached within (10) days of the expiration of the Negotiation Period, then either Tejon or the Developer Representatives, upon written notice to the other(s), may apply for such appointment to the court of Los Angeles County, California having jurisdiction over the matter.  An appraiser appointed by the court shall be instructed to determine the Property Fair Market Value within thirty (30) days following such appointment.

                                           (3)          If, following the determination of the Property Fair Market Value in accordance with the above Section 14.5A(1) or (2), whichever is applicable, Tejon desires to purchase the Adjacent Property, Tejon must deliver written notice of such election (the “Purchase Notice”) on or prior to the date which is fifteen (15) days following the determination of the Property Fair Market Value (the “Purchase Notice Deadline”).  On or prior to the date which is three (3) business days from Tejon’s delivery of the Purchase Notice, Tejon shall deposit with Escrow Holder the amount of three percent (3%) of the Property Fair Market Value (the “Deposit”), which shall be applicable to the purchase price to be paid by Tejon for the Adjacent Property, subject to Section 14.5J, below.

                                                         (a)          If Tejon timely delivers the Purchase Notice and the Deposit, then the closing date for the sale of the Adjacent Property to Tejon shall occur on or prior to the date which is thirty (30) days from Tejon’s delivery of the Purchase Notice on and subject to the terms set forth in this Section 14.5.

                                                         (b)          If Tejon timely delivers an Election Notice but does not timely deliver the Purchase Notice, then the Company may sell the Adjacent Property to a third-party buyer upon the Approval of the Executive Committee (“Third-Party Buyer”) on and subject to the terms of this Section 14.5, provided, however, that Tejon’s Representatives shall only be entitled to withhold their approval if such prospective Third-Party Buyer is not reputable, and provided, further, that the following conditions are met:

                                                                       (i)           The Company and the Third-Party Buyer have executed a purchase agreement in connection with the sale of the Adjacent Property (the “Third-Party Purchase Agreement”) within one hundred and twenty (120) days from the Purchase Notice Deadline, and the closing shall have occurred pursuant to the Third-Party Purchase Agreement within one hundred and eighty (180) days of the Purchase Notice Deadline (collectively, the “Timing Condition”); and

                                                                        (ii)          The purchase price under the Third-Party Purchase Agreement shall be all cash payable at closing and shall equal or exceed the Property Fair Market Value determined pursuant to Section 14.5A(1) or (2), above as applicable (the “Price Condition”).

                                                         (c)          If the Timing Condition is not satisfied with respect to the purchase of the Adjacent Property by a Third-Party Buyer, then Tejon shall once again have the right to elect to purchase the Adjacent Property by delivering an Election Notice within thirty (30) days of the date upon which such Timing Condition was to have been satisfied.  Such delivery shall trigger the procedures (including, without limitation, the appraisal procedures) set forth in this Section 14.5.

                                                         (d)          If the Company desires to sell the Adjacent Property for a price that will not satisfy the Price Condition, then the Development Manager shall notify Tejon that the Company is prepared to accept such price (the “Revised Sale Price”).  Within ten (10) days of the receipt of such notice from the Development Manager, Tejon shall be entitled to exercise a right of first refusal to purchase the Adjacent Property for the Revised Sale Price (i.e., the purchase price which failed to satisfy the Price Condition).  Should Tejon exercise such right of first refusal, the closing for the sale of the Adjacent Property to Tejon shall take place in accordance with this Section 14.5 as if the Property Fair Market Value equaled the Revised Sale Price and was determined in accordance herewith on the date Tejon exercises its right of first refusal.  If Tejon does not exercise its right of first refusal, then the Company may enter into the Third-Party Purchase Agreement on the same material terms and conditions offered to Tejon under this Section provided that if the Timing Condition is not satisfied with respect to the purchase of the Adjacent Property by a Third-Party Buyer, then Tejon shall once again have the right to elect to purchase the Adjacent Property by delivering an Election Notice within thirty (30) days of the date upon which such Timing Condition was to have been satisfied.  Such delivery shall trigger the procedures (including, without limitation, the appraisal procedures) set forth in this Section 14.5.

                            B.           Tejon’s Failure to Deliver Notice.  If Tejon does not timely deliver an Election Notice or the Deposit at any time it is entitled to do so hereunder, then the Company may sell the Adjacent Property to a Third-Party Buyer at any price upon the Approval of the Executive Committee; provided, however, that Tejon’s Representatives shall only be entitled to withhold their approval if such prospective Third-Party Buyer is not reputable and provided, further, that the following conditions are met:

                                           (1)          The Company and the Third-Party Buyer shall have entered into a binding Third-Party Purchase Agreement for such sale within one hundred and twenty (120) days from the applicable deadline for Tejon’s Election Notice, and the closing of such sale shall have occurred within one hundred and eighty (180) days from the applicable deadline for Tejon’s Election Notice.

                                           (2)          If such timing requirements are not satisfied with respect to the purchase of the Adjacent Property by a Third-Party Buyer, then Tejon shall once again have the right to elect to purchase the Adjacent Property by delivering an Election Notice within thirty (30) days of the date upon which such timing requirements were to have been satisfied.  Such delivery shall trigger the procedures (including, without limitation, the appraisal procedures) set forth in this Section 14.5.

                            C.           Appraisers’ Qualifications.  Each appraiser appointed hereunder must be a disinterested person of recognized competence who has been a member in good standing of the American Institute of Real Estate Appraisers for at least five (5) years and is otherwise qualified in the general geographical areas where the Adjacent Property is located.

                            D.           Value Determination Costs.  The costs of the Property Fair Market Value determination, including the appraisal fees and other costs, shall be borne by the Company, except as provided below.

                            E.           Appraiser’s Failure or Refusal to Act.  If an appraiser fails, refuses or is unable to act in the manner provided herein, a new appraiser shall be appointed in his or her stead.  Such an appointment shall be made in the same manner as provided above for the appointment of the appraiser so failing, refusing or unable to act.

                            F.           Real Estate Closing.  Except as set forth above, the Escrow shall close on or before (i) the date which is thirty (30) days after the date on which the Property Fair Market Value of the Adjacent Property has been determined if the Adjacent Property is to be sold to Tejon, or (ii) the date set forth in the Third-Party Purchase Agreement if the Adjacent Property is to be sold to a Third-Party Purchaser.  For purposes of this Agreement, the “Real Estate Closing” shall mean the date on which the grant deed conveying the Adjacent Property to Tejon (or the Third-Party Buyer, if applicable) is recorded in the Official Records of Los Angeles County.

                            G.           Title.  Upon the Real Estate Closing, the Company shall convey, without making any representations or warranties, the Adjacent Property to Tejon (or the Third-Party Buyer, if applicable) by the Escrow Holder’s standard form grant deed subject only to the following exceptions:

                                           (1)          Non-monetary covenants, conditions, restrictions, easements, reservations, rights and rights-of-way of record existing on the date on which the grant deed conveying the Adjacent Property to Tejon or the Third-Party Buyer is recorded;

                                           (2)          Non-delinquent general, special and supplemental real property taxes, bonds and assessments; and

                                           (3)          Any other matters Approved by the Executive Committee prior to the dissolution of the Company.  Notwithstanding the foregoing, any matters Approved by the Executive Committee shall be deemed approved by Tejon and its Representatives.

                            H.           Title Insurance.  The Executive Committee shall, at the Company’s expense, cause to be delivered to Tejon (or the Third-Party Buyer, if applicable) at the Real Estate Closing, a ALTA standard coverage policy of title insurance covering the Adjacent Property, issued by First American Title Company, with policy limits equal to the Property Fair Market Value and insuring title to the Adjacent Property vested in Tejon (or the Third-Party Buyer, if applicable) in the condition described above.

                            I.           Prorations; Costs.  All real property taxes and assessments shall be prorated as of the Real Estate Closing.  Tejon (or the Third-Party Buyer, if applicable) shall pay for one-half of the Escrow fee, the cost of recording the deed conveying the Adjacent Property to Tejon (or the Third-Party Buyer, if applicable), and any of the costs which, in the opinion of Escrow Holder, are customarily borne by buyers of real property in Los Angeles County.  The Company shall pay for the cost of the ALTA standard coverage title insurance policy, documentary transfer taxes, one-half of the Escrow fee and any other costs which in the opinion of Escrow Holder are customarily borne by sellers of real property in Los Angeles County.

                            J.           Failure of Tejon to Close.

                                           (1)          If Tejon delivers the Purchase Notice and thereafter fails to deliver the Deposit or purchase the Adjacent Property at the Real Estate Closing in accordance with this Agreement for any reason other than the Company’s failure to comply with this Section 14.5 (“Failure to Close”), then the sole and exclusive remedies of the Developers and the Company shall be (i) to recover a reimbursement for the transaction costs of the attempted sale of the Adjacent Property to Tejon, and (ii) to recover the Deposit made or required to be made by Tejon as liquidated damages.  Such transaction costs shall be reasonable and shall include the cost of appraisal, legal fees and costs and escrow cancellation fees.  In the event of a Failure to Close, Tejon shall no longer be entitled to deliver any additional Election Notices or otherwise have any right to purchase the Adjacent Property.

                                           (2)          THE PARTIES HAVE AGREED THAT THE DEVELOPERS’ AND THE COMPANY’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CLOSE, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO RECOVER THE TRANSACTION COSTS AND TO RETAIN OR RECOVER THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF THE DAMAGES IN THE EVENT OF A FAILURE TO CLOSE.  THE REMEDIES SET FORTH IN SECTION 14.5J(1), ABOVE, SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF THE DEVELOPERS AND THE COMPANY AGAINST TEJON, AT LAW OR IN EQUITY, IN THE EVENT OF A FAILURE TO CLOSE.

INITIALS:	Tejon _________	Pardee ___________

	Standard Pacific_______	Lewis ____________

                                            (3)          If Tejon delivers the Purchase Notice and thereafter fails to purchase the Adjacent Property at the Real Estate Closing in accordance with this Agreement, but such failure is attributable to any of the Members’ failure to comply with this Section 14.5 or such failure occurs through no fault of Tejon, the Deposit shall be fully refundable to Tejon; provided, however, that such refund shall not limit the rights and remedies of Tejon against such defaulting Member or the Company.

15.      DEFAULT, REMEDIES.

          15.1.          Events of Default.  The occurrence of any of the following events (or any other events set forth herein which are deemed to cause a Member to be in default of this Agreement) by or with respect to a Member (the “Defaulting Member”) shall be defaults under this Agreement, and if not cured within the applicable notice and cure period provided below, if any, to such default shall constitute an “Event of Default” hereunder:

                            A.           Failure to Contribute Capital or Provide Credit Enhancement.  The failure of a Member to make a Capital Contribution or deliver any Credit Enhancement required by Section 4 hereof and a continuation of such failure for more than five (5) business days after written notice by any other Member to the Defaulting Member and the other non-defaulting Members that such Defaulting Member has breached its obligations under Section 4 (“Failure Notice”);

                            B.           Failure to Perform.  The failure of a Member (or any Affiliate thereof) to comply with or perform any of its (or such Affiliate’s) other obligations under this Agreement

(other than those obligations arising under Section 4 covered by Section 15.1A and those obligations under Section 17.5 covered by Section 15.1D) and a continuation of such failure or breach for more than thirty (30) days after written notice to the Defaulting Member that such Member (or such Affiliate) has failed to perform any of such obligations under this Agreement; provided, however, if such failure is of a nature that it can be cured but cannot reasonably be cured within such thirty (30) day period, such period shall be extended for up to an additional one hundred and twenty (120) days so long as the Defaulting Member (or such Affiliate) in good faith commences all reasonable curative efforts within such thirty (30) day period and diligently and expeditiously continues its curative efforts to completion; and

                    C.     Insolvency Proceedings.  With respect to any Member, a case or proceeding shall be commenced by such Member seeking relief under the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; an adjudication that such Member is insolvent or bankrupt; the entry of an order for relief under the federal Bankruptcy Code with respect to such Member; the filing of any such petition or the commencement of any such case or proceeding against such Member, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; the filing of an answer by such Member admitting or failing to contest the allegations of any such petition; the appointment of (or seeking, consenting to or acquiescing in the appointment of) a trustee, receiver or custodian for all or substantially all of the assets of such Member unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not fewer than five (5) days before the proposed sale of any assets of such Member (or if such appointment is stayed within such ninety (90) day period, such appointment is not vacated within ninety (90) days of the expiration of such stay); the insolvency of such Member or the execution by such Member of a general assignment for the benefit of creditors; the convening by such Member of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; the failure of such Member to pay its debts as they mature, or the failure generally of such Member to pay its debts as they become due; the levy, attachment, execution or other seizure of all or substantially all of the assets or the Interest of such Member where such seizure is not discharged within thirty (30) days thereafter; or the admission by such Member in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

                    D.     Failure to Close Buy/Sell.  The failure of a Purchasing Entity to close under Section 17.5, below.

          15.2.  Remedies.  Upon the occurrence of any Event of Default, the Company and the Members (who are not Defaulting Members) shall have the following rights and remedies:

                    A    Termination of Management.  The termination of all management and approval rights as a Member under this Agreement, including, without limitation, the removal of the Defaulting Member’s Representatives and Alternates from the Executive Committee and the termination of the Defaulting Member’s right to appoint any future Representatives thereto or otherwise participate in any meeting or action taken by the Executive Committee; provided, however that with respect to an Event of Default under Section 15.1A, such Defaulting Member may have its management and approval rights reinstated if the Defaulting Member cures such default and, to the extent outstanding, repays any Non-Contribution Loan or Non CE Loan, as applicable, together with all unpaid accrued interest thereon at the Default Interest Rate.

                    B.     Termination of Purchase Rights.  With respect to (i) a Developer who is a Defaulting Member, the suspension of any right to purchase all or any part of the Master Project, including, without limitation, any Offered Lot Groups or Commercial Parcels and (ii) Tejon, if Tejon is a Defaulting Member, the suspension of any right to purchase any Commercial Parcels or the Adjacent Property hereunder, in each case, until such Defaulting Member cures such Event of Default.

                    C.     Default Buy Out.  With respect to any default under Section 15.1A (exclusive of any failure to make timely any Entitlement Stage Contribution or Additional Entitlement Stage Contribution), above, the exercise of the default buy out rights provided in Section 15.6, below, subject to Section 4.5B.

                    D.     Suspension of Buy/Sell-Default Buyout.  The suspension of any buy/sell or buyout rights of a Member under Section 17 or 15.6, respectively, who is a Defaulting Member until such Defaulting Member cures such Event of Default.

                    E.     Other Rights and Remedies.  Subject to the limitations provided in this Agreement, all other rights and remedies available to the other Members and the Company at law or in equity.

          15.3.  Cumulative Remedies.  Except as set forth in this Agreement, no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but rather each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

          15.4.  Litigation Without Termination.  Subject to the alternative dispute resolution mechanisms set forth below in Section 18.3, any Member shall be entitled to maintain, on its own behalf or on behalf of the Company, any action or proceeding against any other Member or the Company (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement, except as set forth in Section 4.5B, above, notwithstanding the fact that any or all of the parties to such proceeding may then be Members in the Company, and without dissolving the Company as a limited liability company.

          15.5.  No Waiver.  No waiver by a Member or the Company of any breach of or default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach or default shall be deemed to be a waiver of any breach or default of this Agreement, whether or not such Member or the Company knows of such breach or default at the time it accepts such payment or performance.  No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

          15.6.  Default Buy Out.

                    A.     Right To Purchase.  Following a thirty (30) day period following the date of the Failure Notice, at any time during the pendency of an Event of Default for which this remedy may be utilized under Section 15.2, above, the Other Members shall have the right but not the duty to acquire the Defaulting Member’s Interest for an amount (the “Defaulting Member’s Price”) determined as hereinafter provided; provided, however, that no Member shall have any right to acquire the Defaulting Member’s Interest if (i) the Member that desires to acquire such Interest is in default under this Agreement, or (ii) the Event of Default of the Defaulting Member whose Interest may be acquired consists of a failure to contribute a cash Capital Contribution or a failure to provide a Credit Enhancement, pursuant to Sections 4.3, 4.4 and 4.6C, and a Non-Contribution Loan or a Non CE Loan has been timely made to such Member in the amount of such required Capital Contribution or Credit Enhancement.  The Defaulting Member’s Price shall be lesser of (i) ninety percent (90%) of the fair market value of the Defaulting Member’s Interest (“Interest Fair Market Value”) on the “Default Date of Value” (defined below) as determined in accordance with Section 15.6B, or (ii) the outstanding Book Capital Account balance of such Defaulting Member (the “Interest Book Value”) as determined by the CPA on the Default Date of Value in accordance with generally accepted accounting principles consistently applied for the Company, which determination shall be final and binding on the Members (the “Interest Book Value Method”).

                    B.     Calculation of Interest Fair Market Value.  Unless the Defaulting Member and Other Members otherwise agree to the Interest Fair Market Value, the Interest Fair Market Value shall be determined by the appraisal method set forth herein.  In determining the Interest Fair Market Value, both minority and lack of liquidity discounts shall be applied by the appraisers.  The Interest Fair Market Value shall be determined as of the date (the “Default Date of Value”) that an Other Member gives the notice to the Defaulting Member under Section 15.6C.

                    C.     Initiation of Purchase Right.  Any Other Member (the “Electing Member(s)”) may initiate the right to purchase granted by this Section 15.6 by giving a written notice (“Default Buy Out Notice”) to such effect to the Defaulting Member and all Other Members within ninety (90) days from the date of the Event of Default giving rise to the exercise of the remedy provided in this Section 15.6.  If more than one (1) Other Member desires to be an Electing Member, then such Other Member must make an election to become an Electing Member by delivering a Default Buy Out Notice within the earlier of (i) the foregoing ninety (90) day period or (ii) ten (10) days following its receipt of a Default Buy Out Notice from another Electing Member.  If there is more than one (1) Electing Member, then the Electing Members shall participate in the purchase of the Defaulting Member’s Interest under this Section 15.6 in accordance with their relative Percentage Interests (or in such other percentage as is agreed to by such Electing Partners).  As used herein, the term “Electing Member” shall mean individually and collectively each Electing Member delivering a Default Buy Out Notice in accordance with this Section 15.6C.

                              (1)     Upon notice of such election to the Defaulting Member by any Electing Member of an election to initiate the right to purchase granted by this Section 15.6, the Defaulting Member and each Electing Member shall attempt to agree on the Interest Fair Market Value and each Electing Member shall request the CPA to compute the Interest Book Value.

                             (2)     The establishment of the Defaulting Member’s Price by applying either the Interest Book Value Method or utilizing ninety percent (90%) rather than one hundred percent (100%) of the Interest Fair Market Value is not intended as a penalty but rather is intended as liquidated damages inasmuch as the actual damages to the Electing Members occasioned by the Event of Default of the Defaulting Member are and may be difficult if not impossible to ascertain and thus the application of book value and the ten percent (10%) reduction constitutes a good faith effort by the Members to estimate such damages.  The Members agree that such estimate is reasonable.

                    D.     Appraisal.

                             (1)     Appointment of Appraisers.

                                        (a)     If the Electing Member(s) and the Defaulting Member have not agreed upon the Interest Fair Market Value within twenty (20) days following the delivery of the last Default Buy Out Notice by an Electing Member, then the Electing Member(s), on the one hand, and the Defaulting Member, on the other, shall each, within ten (10) days after such twenty (20) day period, appoint in writing an appraiser, which appraiser shall be a Membership Appraisal Institute (“MAI”) California certified appraiser with at least five (5) years of experience appraising real estate development companies.  If one (1) party has appointed an appraiser hereunder, and the other party fails to appoint an appraiser hereunder within ten (10) days of the first party’s written request to do so, the Interest Fair Market Value will be established by the determination acting alone of the appraiser appointed by such first party, and such other party hereby consents to the same.  The appraiser or appraisers appointed under this Section 15.6D(1)(a) shall be instructed to complete their appraisals within thirty (30) days of their appointments, and to appraise only the Interest Fair Market Value as of the date of the last Default Buy Out Notice delivered by an Electing Member.

                                        (b)     If two (2) appraisers are appointed pursuant to Section 15.6D(1)(a), the two (2) appraisers so appointed shall conduct independent appraisals and meet within thirty (30) days after their appointment to attempt to set the Interest Fair Market Value.  If they are unable to agree upon such Interest Fair Market Value within said thirty (30) day period, they shall appoint a third appraiser who meets the qualifications set forth above.  If they fail to appoint a third appraiser within seven (7) days after such thirty (30) day period, either the Electing Member(s) or the Defaulting Member, on behalf of both, may request such appointment by the president or executive secretary of the Southern California chapter of the MAI.  The third appraiser shall be instructed to complete an appraisal within twenty (20) days from his appointment.  Within five (5) days after completion of the third appraiser’s appraisal, all three (3) appraisers shall meet and a majority of the appraisers shall attempt to determine the Interest Fair Market Value for purposes of this Section 15.6.  If a majority are unable to determine the Interest Fair Market Value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3).  The resulting quotient shall be the Interest Fair Market Value.  If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded.  If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such fair market value.  If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such fair market value.  Any Interest Fair Market Value determined in accordance with Section 15.6D shall be final and binding upon all of the Members.  The Defaulting Member shall pay all of the fees and costs of the appraisers and CPA or, at the election of the Electing Member(s), the same may be subtracted from the amount payable to the Defaulting Member for its Interest.

                                        (c)     Each appraiser is hereby instructed to apply minority and lack of liquidity discounts in arriving at the Interest Fair Market Value.

                                        (d)     The Electing Members may elect to waive the foregoing appraisal provisions set forth in this Section 15.6D by unanimously agreeing to pay the Interest Book Value for the Defaulting Member’s Interest.

                             (2)     Determination of Purchase Price.

                                        (a)     Once the Defaulting Member’s Price based on the Interest Fair Market Value is determined in accordance with this Section 15.6D, the lesser of the Interest Fair Market Value and the Interest Book Value shall be the Defaulting Member Price which the Electing Members may pay to purchase the Defaulting Member’s Interest in accordance herewith.

                                        (b)     The Members hereby agree that the CPA shall have no liability to any Member for its determination of the Defaulting Member Price, unless in making such determination, the CPA has committed gross negligence or willful misconduct.  In connection therewith, each Member hereby indemnifies and holds harmless the CPA from any liabilities, damages, costs or expenses (including, without limitation, actual attorneys fees) arising from any claim asserted by such Member against the CPA in connection with making the determination required by this Section 15.6D, provided that the CPA has not committed gross negligence or willful misconduct.

                    E.     Electing Member’s Election.  Each Electing Member shall have thirty (30) days after the determination of the Defaulting Member’s Price to elect whether or not to purchase the Defaulting Member’s Interest (or its proportionate share thereof based on its Percentage Interest with the other Electing Members).  If such Electing Member elects not to purchase or makes no election, the Electing Member shall have no purchase obligations pursuant to this Section 15.6 and the remaining Election Members, if any, making the election under this Section 15.6E to purchase the Defaulting Members Interest shall do so prorata in accordance with their relative Percentage Interests (or in such other percentages as is agreed to by such Electing Members).  If an Electing Member desires to purchase, such Electing Member shall give a written notice to the Defaulting Member of its election to purchase within such thirty (30) day election period (the “Final Election Notice”).  The closing of the purchase of the Defaulting Member’s Interest by those Electing Members delivering the Final Election Notice shall take place at the principal place of business of the Company and shall occur on or before the date (the “Closing Date”), which is thirty (30) days after the delivery of the last Final Election Notice delivered by an Electing Member.  Upon the closing, the Defaulting Member whose Interest is purchased by the Electing Member shall have no further rights or remedies hereunder, except for the rights to indemnification set forth in Section 16.1, below, with respect to any events occurring on or prior to the date of such closing.  The closing shall occur in accordance with and subject to the following:

                             (1)     The amount due to be paid to the Defaulting Member for its Interest in connection with a purchase pursuant to this Section 15.6 shall be paid by a confirmed wire transfer of readily available funds in full at the time of closing.  If the Defaulting Member has previously failed to contribute a cash Capital Contribution or failed to provide a Credit Enhancement pursuant to Sections 4.3, 4.4 and 4.6, and Non-Contribution Loans or Non CE Loans, as applicable, were made in connection with such failure (i.e., a previous Non-Contribution Loan or Non CE Loan arising out of a failure which is not the basis of the current invocation of this Section 15.6), then all amounts due to be paid to the Defaulting Member for its Interest shall be applied to pay all unpaid Non-Contributions Loans and Non CE Loans to such Member (and any interest accrued on the same in accordance with the Default Interest Rate).  Only then shall any difference between such unpaid obligations and the amount due the Defaulting Member for its interest be paid to such Defaulting Member.  If an Electing Member has failed to make a cash Capital Contribution or failed to provide a Credit Enhancement pursuant to Sections 4.3, 4.4 and 4.6C, and a Non-Contribution Loan or Non CE Loan, as applicable, was made in connection with such failure, then such Electing Member must repay any such Non-Contribution Loans and Non CE Loans (and any interest accrued on the same in accordance with the Default Interest Rate) prior to purchasing the Interest of the Defaulting Member.

                             (2)     The Defaulting Member and Electing Member(s) shall meet and exchange documents and pay any amounts due, and otherwise do all things necessary to conclude the transaction set forth herein at the closing of such purchase (the “Closing”).  The Closing shall occur at the office of the Company at 1:00 p.m. on the Closing Date unless that day is a national or state holiday or weekend and, in that event, on the next business day.  At the Closing, the Defaulting Member (the “Selling Member”) shall deliver to the Electing Members who delivered the Final Election Notice (the “Purchasing Member(s)”) a duly executed assignment of its Interest, cash for the full amount, if any, which the Selling Member is required to pay hereunder, and shall also, upon the request of the Purchasing Member, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and Company records as the Purchasing Member determines are necessary or desirable to conclude the Closing and to transfer ownership, title and control of the assigned interest (including but not limited to execution, in recordable form, of an amended certificate of the Company) and to otherwise assist the Purchasing Member in connection with the development, use, sale, rental or disposal of the Master Project.  The Purchasing Member shall deliver to the Selling Member any other documents reasonably necessary from the Purchasing

Member to conclude the Closing.  The Selling Member shall transfer its Interest free of all liens or encumbrances.

                    F.     Designee; Financing.  Notwithstanding anything in this Agreement to the contrary (but subject to the terms of Section 12.1), the Electing Members shall be entitled to unanimously designate any third party to be the transferee of the Defaulting Member’s Interest or obtain financing from any third party with respect to such purchase, provided that the foregoing shall not delay any transaction described in this Section 15.6.

16.     INDEMNIFICATION.

          16.1.    Breach.  Each Member hereby agrees to indemnify, defend and hold harmless the other Members, Representatives and the Company (and (i) their respective Affiliates, (ii) their direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners, and (iii) the direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners of their Affiliates) from and against (a) all Claims which may arise as a result of any act or omission that constitutes gross negligence or willful misconduct on the part of the indemnifying Member or its Representative, and (b) all Claims resulting from any material breach of this Agreement by a Member, subject to the limitations set forth in Section 4.5B, above.  Such indemnity shall survive the termination or expiration of the Term of the Company, the sale of all of the assets of the Company and the transfer or sale of the Interest of the indemnifying Member.

          16.2.    Conduct of Company.  No Member, Representative or officer (or (i) their respective Affiliates, (ii) their direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners, and (iii) the direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners of their Affiliates) (collectively, the “Indemnified Parties” and each an “Indemnified Party”), shall be liable to the Company or to any other Indemnified Party for any act performed, or omitted to be performed, by it in the conduct of its duties in connection with the Company if such act or omission is reasonably believed by such Person to be within the scope of the authority of such Person under this Agreement, is performed or omitted in good faith and without gross negligence or willful misconduct on the part of such Person, and does not otherwise constitute a material breach of this Agreement, subject to the limitations set forth in Section 4.5B, above.  The Company shall defend, indemnify and save harmless each Indemnified Party from any Claim sustained by any such Indemnified Party by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct in the conduct of its duties within the scope of its authority expressly conferred by the Original LLC Agreement and/or this Agreement, provided that such act does not constitute a material breach of the Original LLC Agreement and/or this Agreement.  The Company’s duty to defend each of the Indemnified Parties shall become effective immediately following the assertion of a Claim against an Indemnified Party; provided, however, that the Company shall not reimburse the attorneys’ fees or costs incurred by any Indemnified Party in any cause of action or proceeding commenced by a Member or the Company against such Indemnified Party, unless and until a final determination is made in such action or proceeding that the Indemnified Party is entitled to indemnification under this Section 16.2.  Such indemnity shall not be construed to limit or diminish the coverage of any Member or Representative under any insurance obtained by the Company.  Payment shall not be a condition precedent to any indemnification provided in this Agreement.

          16.3.    General Indemnity Provisions.  Each indemnity provided for under this Agreement shall be subject to the following provisions:

                      A.     Coverage.  The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys’ fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

                      B.     Notice.  The indemnitee shall notify the indemnitor of any Claim against the indemnitee covered by the indemnity within forty-five (45) days after the indemnitee has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure.  Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by the indemnitee in effecting such settlement.

17.     BUY/SELL.

          17.1.    Generally.  At any time following the commencement of the Development Stage, if the Executive Committee is unable to reach a decision on a matter which is material to the Master Project including, without limitation, the financing, refinancing, sale, exchange, or other disposition of the Master Project (an “Executive Committee Deadlock”) and (i) such Executive Committee Deadlock was caused by all of the Representatives of Developers who are Members at such time (the “Developer Lot”) unanimously agreeing upon a specific course of action or decision and the sole Representatives refusing to Approve such course of action or decision being Tejon’s Representatives (a “Tejon/Developer Lot Deadlock”), and (ii) such Tejon/Developer Lot Deadlock nonetheless continues to exist after at least thirty (30) days of good-faith negotiations (the “Thirty Day Good Faith Negotiation Period”) between Tejon and the Developer Lot above (which period shall commence upon the delivery of written notice by either the Developer Lot to Tejon or Tejon to the Developer Lot of the same following a Tejon/Developer Lot Deadlock), either Tejon or the Developer Lot (the “Initiating Entity”) may give written notice (the “Offering Notice”) to the other (the “Responding Entity”) of its intent to rely on this Section 17 and to purchase all, but not less than all, of the Responding Entity’s Interest; provided, however, that the Offering Notice must be delivered within thirty (30) days following the expiration of the Thirty Day Good Faith Negotiation Period.  The Initiating Entity shall specify in its Offering Notice the all-cash purchase price (“Purchase Price”) at which the Initiating Entity would be willing to purchase all of the assets of the Company as of the date the Offering Notice is given (“Date of Value”) and the amount (“Liquidating Distribution Amount”) that each Member would have been entitled to receive hereunder if the Company had sold the Company assets to a third party for the Purchase Price on the Date of Value and liquidated the Company.  For the purposes of establishing the Liquidating Distribution Amount, the liabilities of the Company shall be limited to known non-contingent liabilities and shall not include reserves or prepayment penalties with respect to any Third Party Financing.

          17.2.    Response of Responding Entity.  Upon receipt of the Offering Notice, the Responding Entity shall then be obligated either:

                      A.     To sell to the Initiating Entity its Interest at a price equal to the amount the Responding Entity would have been entitled to receive hereunder if the Company had sold the Company assets to a third party for the Purchase Price on the Date of Value and liquidated the Company; or

                      B.     To purchase the Interest of the Initiating Entity at a price equal to the amount the Initiating Entity would have been entitled to receive hereunder if the Company had sold the Company assets for the Purchase Price to a third party on the Date of Value and liquidated the Company.

          17.3.    Timing of Response.  The Responding Entity shall notify the Initiating Entity in writing (the “Response Notice”) of its election under Section 17.2, above, within ninety (90) days of its receipt of the Offering Notice.  Failure to give written notice electing to purchase the Initiating Entity’s Interest within the required time period shall be deemed an election of the Responding Entity to sell its entire Interest to the Initiating Entity.  For purposes of this Section 17, the term “Purchasing Entity” shall mean either Tejon or the Developer Lot, as applicable, which is obligated to purchase the other’s Interest pursuant to this Section 17 (whether such entity is the Initiating Entity or the Responding Entity ) and the term “Selling Entity” shall mean either Tejon or the Developer Lot, as applicable, which is obligated to sell its Interest to the Purchasing Entity.  Any Offering Notice or Response Notice delivered by one (1) or more of the Developers which notice is not on behalf of all of the Developers who are then Members of the Company shall be void and shall have no effect.

          17.4.    Buy/Sell Closing.  Tejon and the Developer Lot shall meet and exchange documents and pay any amounts due, and otherwise do all things reasonably necessary to consummate the transaction set forth herein at the closing of such purchase (the “Buy/Sell Closing”).  The Buy/Sell Closing shall occur at the office of Tejon’s legal counsel at 1:00 p.m., on the first Wednesday after the sixtieth (60th) day after the delivery of the Response Notice unless that day is a national or state holiday and, in that event, on the next business day.  At the Buy/Sell Closing, the Selling Entity shall deliver to the Purchasing Entity a duly executed assignment of its Interest and shall also, upon the request of the Purchasing Entity, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and Company records as are reasonably necessary to conclude the Buy/Sell Closing and to transfer ownership, title and control of the Company assets to the extent necessary (including but not limited to execution, in recordable form, of an amended Certificate and/or cancellation of Certificate).  Subject to Section 17.6, below, the Purchasing Entity shall deliver to the Selling Entity cash for the full amount of the consideration, if any, for such Interest, and shall deliver any other documents reasonably necessary from the Purchasing Entity to conclude the Buy/Sell Closing.  The Selling Entity shall transfer its Interest free of all liens or encumbrances.

Further, on the Buy/Sell Closing, the Selling Entity and/or its Affiliates shall be released from its liability under any third party loans to the Company and any Credit Enhancements.  If a Company creditor refuses to so release the Selling Entity and/or its Affiliates, the Purchasing Entity shall indemnify the Selling Entity and/or its Affiliates from liability under such loans and Credit Enhancements.  The obligations hereunder of the Developer Lot (including, without limitation, any indemnification by the Developer Lot) shall be joint and several among all of the Developers.  If the Developer Lot is the Purchasing Entity, the Developers shall pay for and obtain ownership of Tejon’s Interest pursuant to this Section 17.4 in accordance with their Percentage Interests, or as otherwise determined by the Developers.

          17.5.    Failure to Close.  If the Purchasing Entity fails to close as aforesaid, the same shall be deemed an Event of Default hereunder by the Purchasing Entity within the meaning of Section 15.1D.  In addition to any other remedies available under this Agreement by reason thereof, the Selling Entity shall have the right, exercisable by written notice to the Purchasing Entity given within thirty (30) days of the date set for the Buy/Sell Closing, to purchase the Interest of the Purchasing Entity.  If the Selling Entity exercises such option, the Purchase Price shall be ninety percent (90%) of the Purchase Price then established by the Offering Notice previously given pursuant to Section 17.1.

          17.6.    Limitations on Right to Deliver Offering Notice.  Notwithstanding anything contained in this Agreement to the contrary, no Initiating Entity may deliver an Offering Notice to a Responding Entity if such Initiating Entity is in default under this Agreement, which in the case of the Developer Lot, shall mean any one (1) of the Developers.  If the Purchasing Entity (or any of the Developers, if the Purchasing Entity is the Developer Lot) has failed to make a cash Capital Contribution or failed to provide a Credit Enhancement pursuant to Sections 4.3, 4.4 and 4.6C, and a Non-Contribution Loan or Non CE Loan, as applicable, was made in connection with such failure, then such Purchasing Entity (or such individual Developers, if the Purchasing Entity is the Developer Lot) must repay any such Non-Contribution Loans and Non CE Loans (and any interest accrued on the same in accordance with the Default Interest Rate) prior to purchasing the Interest of the Selling Entity.  If the Selling Entity (or any of the Developers, if the Selling Entity is the Developer Lot) has failed to make a cash Capital Contribution or failed to provide a Credit Enhancement pursuant to Sections 4.3, 4.4 and 4.6C, and a Non-Contribution Loan or Non CE Loan, as applicable, was made in connection with such failure, then the proceeds from the sale of such Selling Entity’s Interest must first be used to first repay any Non-Contribution Loans and Non CE Loans (and any interest accrued on the same in accordance with the Default Interest Rate).  Only then shall any difference between such unpaid obligations and the amount due the Selling Entity for its Interest be paid to such Selling Entity.

18.     MISCELLANEOUS.

          18.1.    Notices.  All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be deemed received and effective upon personal delivery to the party to whom the notice is directed or, if sent by reputable overnight delivery service, upon one (1) business day after delivery to the delivery service, or if sent by telecopy, upon electronic verification of receipt by the sending machine (provided a copy of such notice is sent the next business day in any of the additional means listed in this Section 18.1), or if sent by mail, three

(3) business days following its deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the applicable party at the addresses set forth below:

To Tejon:	Tejon Ranchcorp
P.O. Box 1000
4436 Lebec Road
Lebec, California 93243
	Facsimile:	(661) 248-3100
	Attention:	Mr. Robert Stine

with a copy to:	Tejon Ranchcorp
P.O. Box 1000
4436 Lebec Road
Lebec, California 93243
	Facsimile:	(661) 248-3100
	Attention:	Dennis Mullins, Esq.

with a copy to:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067-3284
	Facsimile:	(310) 277-7889
	Attention:	Mathew A. Wyman, Esq.

To Standard Pacific:	Standard Pacific Corp.
32133 Lindero Canyon Road, Suite 105
Westlake Village, California 91361
	Facsimile:	(818) 889-1852
	Attention:	Mr. Dale Casey

with a copy to :	Allen Matkins Leck Gamble & Mallory LLP
1900 Main Street, 5th Floor
Irvine, California 92614-7321
	Facsimile:	(949) 553-8364
	Attention:	Paul D. O’Connor, Esq.

To Lewis:	Lewis Investment Company, LLC
1156 N. Mountain Avenue
Upland, California 91785-0670
	Facsimile:	(909) 981-9799
	Attention:	Mr. John M. Goodman

with a copy to :	Lewis Operating Corporation
1156 N. Mountain Avenue
Upland, California 91785-0670
	Facsimile:	(909) 981-9799
	Attention:	General Counsel

To Pardee:	Pardee Homes
10880 Wilshire Blvd., Suite 1900
Los Angeles, California 90024
	Facsimile:	(310) 446-1295
	Attention:	Mr. Michael V. McGee

with a copy to :	Sandler and Rosen, LLP
1801 Avenue of the Stars, Suite 510
Los Angeles, California 90067
	Facsimile:	(310) 277-5954
	Attention:	Steven E. Levy, Esq.

          18.2.    Entire Agreement.  This Agreement, together with the exhibits hereto (which are incorporated herein by reference) represent the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, writings or understandings between the parties with respect to the subject matter hereof, including, without limitation, that Letter of Intent for Tejon Ranch dated June 11, 1999, as amended, and the Original LLC Agreement.  Except as otherwise expressly provided herein, no amendment or modification to this Agreement shall be binding unless same shall be in writing and signed by all Members.

          18.3.    Dispute Resolution.  Notwithstanding anything to the contrary set forth in this Agreement (other than an action for specific performance commenced pursuant to Section 4.5B, which action may be commenced either with the Superior Court of the State of California in and for Los Angeles County, and the associated federal and appellate courts, or pursuant to this Section 18.3, as elected by the party commencing any such action), in the event of a Claim by a Member against the Company and/or any other Member(s) arising out of or otherwise relating to this Agreement, then such involved Members shall promptly and in good faith attempt to resolve such Claim by mutual agreement.  In the event the Members are unable to resolve such Claim by mutual agreement, the matter shall be settled exclusively by a binding arbitration (“Arbitration”), conducted by a single arbitrator (the “Arbitrator”) chosen by the parties as described below.  Any party may initiate the Arbitration by written notice to the other party(ies) and to the Arbitration Tribunal.  The date on which the notice is given is called the “Arbitration Initiation Date”.  The fees and expenses of the Arbitration Tribunal and the Arbitrator shall be shared equally by the Members participating in such Arbitration, in proportion to such Members’ respective Percentage Interests, and advanced by them from time to time as required; provided, however, that at the conclusion of the Arbitration, the Arbitrator may award costs and expenses (including the costs of the Arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party.  Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure or their successor sections (“CCP”), except that

Section 1283.05 (discovery) shall not apply, and shall constitute the exclusive remedy for the determination of any Claim, including whether the Claim is subject to arbitration.  The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein.  The “Arbitration Tribunal” shall be the Los Angeles Office of JAMS/ENDISPUTE (“JAMS”), unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the Los Angeles Office of the American Arbitration Association (“AAA”).  The Arbitrator shall be a retired judge or other arbitrator employed by JAMS selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Arbitration Initiation Date, then the Arbitrator shall be selected from the Large and Complex Case Project (“LCCP”) panel of the AAA, by mutual agreement of the parties to the dispute.  If the parties to the dispute cannot agree on an Arbitrator within sixty (60) days after the Arbitration Initiation Date, the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows.  In all events, the Arbitrator must have had not less than fifteen (15) years experience as a practitioner or arbitrator of complex business transactions.  If for any reason the AAA does not so act, any party to the dispute may apply to the Superior Court in and for Los Angeles County, California, for the appointment of a single arbitrator.  No pre-arbitration discovery shall be permitted, except that the Arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination solely of those witnesses and documents that the other party intends to introduce as its case-in-chief at the arbitration hearing.  Prior to the commencement of arbitration hearings, the Arbitrator shall have the power, in his or her discretion, upon either party’s motion but not the Arbitrator’s own initiative, to order the parties to engage in pre-arbitration mediation for a period not exceeding thirty (30) days before a mediator mutually acceptable to the parties.  The Arbitrator shall try any and all issues of law or fact and be prepared to make the award within ninety (90) days after the close of evidence in the Arbitration.  When prepared to make the award, the Arbitrator shall first so inform the parties, who shall have ten (10) days to attempt to resolve the matter by a binding agreement between them.  If the parties so resolve the matter, the Arbitrator shall not make any award.  If the parties do not so resolve the matter, the Arbitrator shall make the award on the eleventh day following his notice of being prepared to make the award.  The Arbitrator’s award shall dispose of all of the claims that are the subject of the Arbitration and shall follow Delaware law and precedent, and shall be a reasoned opinion.  The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter binding equitable orders.  The award rendered by the Arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

          18.4.    Governing Law; Choice of Forum.

                      A.     Subject to Section 18.3, above, this Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without reference to the rules regarding conflict or choice of laws of such State.

                      B.     The Members each acknowledge and agree that, subject to Section 18.3 above, the Superior Court of the State of California in and for Los Angeles County, and the associated federal and appellate courts, shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding this Agreement or any portion thereof.

          18.5.    Successors and Assigns.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, successors and assigns, and no party hereto shall be permitted to delegate its duties or responsibilities.

          18.6.    Captions.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.

          18.7.    Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

          18.8.    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same document.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto but having attached to it one (1) or more additional signature pages.

          18.9.    Further Assurances.  Each Member covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be requested by the Executive Committee required by any such Member in order to carry out and effectuate fully the transactions herein contemplated in accordance with this Agreement.

          18.10.  Relationship of Parties.  The relationships between the Members under this Agreement shall be that of a limited liability company for the sole and limited purpose of carrying on the business of the Company.  Nothing herein shall be deemed to create a limited liability company between the Members for the carrying on of business outside the scope of this Agreement, nor shall any Member have the ability to act as agent for any other Member.

          18.11.  No Partition.  No Member shall have the right to partition any property of the Company during the term of the Company, nor shall any Member make application to any court or authority having jurisdiction in the matter or commence or prosecute any action or proceeding for partition and the sale thereof, and upon any breach of the provisions of this Section by a Member, any other Member, in addition to all rights and remedies at law and in equity it may have or claim, shall be entitled to a decree or other restraining order enjoining such application, action or proceeding.

          18.12.  No Third Party Rights.  Except as expressly provided herein or in the Act, this Agreement is for the sole benefit of the Members and their respective permitted successors and assignees, and shall not confer, nor shall it be construed as conferring, directly, indirectly, contingently or otherwise, any rights or benefits on any person or party other than the Members and their permitted successors and assignees.  Without limiting the generality of the foregoing, as to any third party, a deficit Book Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

          18.13.  Survival.  The indemnifications provided herein and any other provisions hereof which state that they expressly survive the term or the termination hereof shall survive the termination or expiration of this Agreement.

          18.14.  Usury.  If any rate of interest or other charge payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable laws, then the applicable rate of interest shall be the maximum rate permitted by applicable laws.

          18.15.  Attorneys’ Fees; Waiver of Jury Trial.

                      A.     Attorneys’ Fees.  In the event of any litigation or arbitration between the Members to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys’ fees as determined by the judge or arbitrator.  For the purpose of this Agreement, the term “Attorneys’ Fees” shall mean the fees and expenses of counsels to the Members, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney.  Such term shall also include all such fees and expenses incurred with respect to appeals, arbitrations, reference out and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

                      B.     Waiver of Jury Trial.  The Members hereby waive trial by jury in any action, proceeding or counterclaim brought by any of the Members against another in connection with any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of the Members or any claim of injury or damage relating to any of the foregoing, or the enforcement of any remedy under any statute with respect thereto.

          18.16.  Time of the Essence.  Time is of the essence of this Agreement.

          18.17.  Incorporation of Exhibits.  All exhibits, schedules and appendices attached and referred to in this Agreement are incorporated herein as if fully set forth in this Agreement.

          18.18.  Certain Terminology.

                      A.     Include.  Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words “but [is] not limited to” immediately followed the same.

                      B.     Section.  Except as otherwise indicated herein, all Section references in this Agreement shall be deemed to refer to the corresponding Sections of this Agreement.

                      C.     Here.  Variations of the word “here,” such as hereof, hereto, herein shall mean references to this entire Agreement, not to any particular Section or paragraph unless the context clearly indicates otherwise.

          18.19.  Construction.  The Members have each been represented by counsel of their respective choice in connection with this Agreement, the terms of which have been fully and fairly negotiated.  The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language.

          18.20.  Good Faith and Fair Dealing.  The Members, the Representatives and the Alternates all hereby covenant to act in good faith and in accordance with fair dealing with respect to this Agreement and the Company during the Term of the Company.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

TEJON RANCHCORP,
a California corporation

By:

Robert A. Stine, its President and CEO

By:

Name:

Title:

STANDARD PACIFIC CORP.,
a Delaware corporation

By:

Stephen Boggs, its Authorized Representative

By:

Dale Casey, its Authorized Representative

LEWIS INVESTMENT COMPANY, LLC,
a California limited liability company

By:

John Goodman, its Authorized Agent

By:

Name:

Title:

[SIGNATURES CONTINUED]

PARDEE HOMES,
a California corporation

By:

Michael V. McGee, its President

By:

Name:

Title:

Exhibit “A”

ADJACENT PROPERTY, EXISTING PROPERTY
AND TEJON RANCH

[See Attached]

A-1

Exhibit “B”

MEMBERS’ ADDRESSES, CAPITAL CONTRIBUTIONS,
AND PERCENTAGE INTERESTS

Members and Addresses	Initial Capital Contributions (as of Effective Date)	Tejon Feasibility Cost Credit	Additional Development Land Contributions as of Effective Date	Total Capital Contributions (as of Effective Date)	Percentage Interest

Tejon Ranchcorp P.O. Box 1000 4436 Lebec Road Lebec, California 93243	$0	$241,704.45	$1,065,485.16	$1,307.189.61	50.000000%
Standard Pacific Corp. 32133 Lindero Canyon Road Suite 105 Westlake Village, California 91361	$1,778,588.85	N/A	$366,573.38	$2,145,162.23	16.666666%
Lewis Investment Company, LLC 1156 N. Mountain Avenue Upland, California 91785-0670	$1,778,588.51	N/A	$366,573.13	$2,145,161.64	16.666667%
Pardee Homes 10880 Wilshire Blvd. Suite 1900 Los Angeles, California 90024	$1,778,588.51	N/A	$366,573.13	$2,145,161.64	16.666667%

B-1

Exhibit “C”

FEASIBILITY COSTS

[To Be Supplied]

C-1

Exhibit “D”

APPROVED EXISTING EXCEPTIONS

[See Attached]

D-1

Exhibit “E”

IRR CALCULATION METHOD

The internal rate of return of a Member shall be calculated using the XIRR function in Microsoft Excel for Windows (version 7.0, or any later version which is substantially the same as version 7.0) by inputting the following (the “Cash Flows”) (i) the date and amount of all Capital Contributions (and, with respect to only those calculations made hereunder pursuant to Section 13.1A(3)(i)B., loans) of such Member made in accordance with the Original LLC Agreement and this Agreement and (ii) the date and amount of all distributions to such Member with respect to Sections 6.1C and 6.1D (and, with respect to only those calculations made hereunder pursuant to Section 13.1A(3)(i)B., the repayment of such loans) in accordance with this Agreement.

In order to arrive at the appropriate amount (the “IRR Amount”) of distributions required in order to achieve the specified internal rate of return, those Cash Flows which have occurred as of the date of determination shall be discounted back to the date of the initial Capital Contribution applying the “Daily Rate” (defined below).  The IRR Amount shall be equal to that amount that when discounted back to the date of the initial Capital Contribution at the Daily Rate would cause the net sum of all of the discounted Cash Flows to equal zero.  As used herein, the “Daily Rate” shall be determined in the same manner as provided in the example below.

An example of the foregoing calculation is as follows:

Target IRR	25.0%
Daily Rate	0.0611539109%	Daily Rate = (1+Target IRR)^(1/365)-1
Annual Rate	25.0%	Annual Rate = (1+Daily Rate)^365-1

Period	Day	Cash flow	Present value	XIRR

0	1/1/02	(2,000,000)	(2,000,000)
87	3/28/02	(500,000)	(474,101)
265	9/22/02	(250,000)	(212,609)
374	1/9/03	(500,000)	(397,805)
390	1/25/03	1,000,000	787,866
459	4/4/03	750,000	566,492
659	10/21/03	1,500,000	1,002,587
730	12/31/03	1,136,827	727,569	25.04%

		1,136,827	(0)

Cash flow assumptions

     Initial cash contribution of $2 million on January 1, 2002.

     Cash contributions on March 28, 2002, September 22, 2002 and January 9, 2003.

     Cash distribution on January 25, 2003, April 4, 2003 and October 21, 2003.

     Final cash distribution on December 31, 2003.

The Daily Rate is used as the interest rate for the

present value calculation supporting the XIRR calculation.

Exhibit “F”

NON-COMPETITION AREA

[See Attached]

F-1

Exhibit “G”

FORM OF MEMORANDUM OF CONTRIBUTION AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

____________________________

____________________________

____________________________

____________________________

MEMORANDUM OF CONTRIBUTION AGREEMENT

          THIS MEMORANDUM OF CONTRIBUTION AGREEMENT (“Memorandum”) is effective as of ____________, 200__, by and between TEJON RANCHCORP, a California corporation (“Tejon”), and CENTENNIAL FOUNDERS, LLC, a Delaware limited liability company (“Company”).

W I T N E S S E T H:

          Tejon hereby grants to the Company the right to acquire all of Tejon’s right, title and interest in that certain real property more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”), pursuant to the terms set forth in that certain unrecorded First Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of August ___, 2002 between Tejon, Standard Pacific Corp., a Delaware corporation, Lewis Investment Company, LLC, a California limited liability company, and Pardee Homes, a California corporation (the “Project LLC Agreement”).  The sole purpose of preparing and recording this Memorandum is to give notice of the Company’s rights to acquire the Property on the terms and conditions set forth in the Project LLC Agreement.  In the event of any conflict or inconsistency between the terms of this Memorandum and the Project LLC Agreement, the terms of the Project LLC Agreement shall control.

          Unless sooner terminated in accordance with the terms of the Project LLC Agreement, the Company’s rights to acquire the Property pursuant to the Project LLC Agreement shall expire of record ___________________ (___) years from the recordation of this Memorandum.

          This Memorandum may be executed in counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date set forth herein above.

TEJON RANCHCORP,
a California corporation

By:

Robert A. Stine, its President and CEO

By:

Name:

Title:

CENTENNIAL FOUNDERS, LLC,
a Delaware limited liability company

By:

Name:

Title:

STATE OF CALIFORNIA	)

) ss:

COUNTY OF _____________________	)

On ________________________, _______, before me, the undersigned, a Notary Public in and for said County and State, personally appeared___________________________________________________________________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT “A”

LEGAL DESCRIPTION

Appendix “A”

TAX APPENDIX

[See Attached]

[TO BE REVISED]

Appendix A

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CENTENNIAL FOUNDERS, LLC

DATED:  AUGUST 28, 2002

BY AND AMONG

TEJON RANCHCORP,

a California corporation,

STANDARD PACIFIC CORP.,

a Delaware corporation,

LEWIS INVESTMENT COMPANY, LLC,

a California limited liability company

AND

PARDEE HOMES,

a California corporation

APPENDIX “A”

CERTAIN TAX AND ACCOUNTING MATTERS

Centennial Founders, LLC

ARTICLE I -  CAPITAL ACCOUNTS.

          Section 1.1     Maintenance of Capital Accounts; General Rules.  A separate “Book Capital Account” (as defined in Section 1.2 of this Appendix “A”) shall be maintained for each Member in accordance with the provisions of this Article I.

          Section 1.2     Book Capital Accounts.  A capital account (the “Book Capital Account”) for each Member shall be maintained at all times during the term of the Company in accordance with this Section 1.2 and the capital accounting rules set forth in Section 1.704-1(b)(2)(iv) of the Income Tax Regulations, as the same may be amended from time to time (“Income Tax Regulations”).  The Company shall make all adjustments required by said Section 1.704-1(b)(2)(iv), including, without limitation, the adjustments contained in Section 1.704-1(b)(2)(iv)(g) of the Income Tax Regulations (relating to “Section 704(c) Property”, as defined in Section 2.3B(1) of this Appendix “A”).  In the event that at any time during the term of the Company it shall be determined that the Book Capital Accounts shall not have been maintained as required by this Section 1.2, then said accounts shall be retroactively adjusted so that the same shall conform to this Section 1.2.

                       A.     Book Basis of Property.  As used herein, “Book Basis” of an item of Company property means the adjusted basis of such item as reflected in the books of the Company,  determined and maintained in accordance with the capital accounting rules contained in Section 1.704-1(b)(2)(iv) of the Income Tax Regulations.

                       B.     Initial Book Capital Accounts.  The “Initial Book Capital Account” of each Member, as of the date hereof, shall be the amount contributed to date by such Member pursuant to Sections 4.1 and 4.3B of the Limited Liability Company Agreement to which this Appendix is attached (the “LLC Agreement”).  The Book Capital Account of a Member shall be thereafter increased, without duplication, by any Capital Contributions made by such Member pursuant to Sections 4.2, 4.3, 4.4, 4.5 and/or 4.6 of the LLC Agreement.

                       C.     Optional Revaluations of Company Property.  The Company will not make the election to revalue Company property permitted under Section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations except as reasonably determined by the Members.

                       D.     Determination of Book Items.  Consistent with the provisions of Section 1.704-1(b)(2)(iv)(g)(3) of the Income Tax Regulations:  (1) “Book Depreciation” (which means the depreciation, depletion or amortization deduction or allowance that shall be allowable to the Company with respect to an item of Company property, determined in the manner

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hereinafter set forth) for each item of Company property shall be the amount that bears the same relationship to the “Adjusted Book Basis” (which means, with respect to an item of Company property, the Book Basis of such item as the same may be adjusted from time to time by Book Depreciation allowable with respect to such item of Company property) of such item of Company property as the Tax Depreciation (as defined in Section 2.3A) with respect to such item of Company property for such year bears to the “adjusted basis” (within the meaning of Section 1011(a) of the Internal Revenue Code of 1986, as amended [the “Code”]) of such item of Company property; and (2) “Book Gain or Loss” shall be the gain or loss recognized by the Company from the sale or other disposition of Company property (such gain or loss determined by reference to the Adjusted Book Basis, and not the adjusted tax basis, of such property to the Company).  If an item of Company property shall have an “adjusted basis” (as defined in the preceding sentence) equal to zero, Book Depreciation shall be determined under a reasonable method, which method shall be selected by the Company.

                       E.     Book Adjustments on Distributions.  With respect to all distributions of Company property to the Members, the Company shall comply with the provisions contained in Section 1.704-1(b)(2)(iv)(e) of the Income Tax Regulations (relating to adjustments to the Members’ Book Capital Accounts in connection with such distributions) and all allocations and adjustments made in connection therewith shall be in accordance with Article II of this Appendix “A”.

ARTICLE II - ALLOCATION OF INCOME, LOSSES AND DEDUCTIONS
 FOR BOOK AND TAX PURPOSES.

          Section 2.1     Profits and Losses.  Except as provided in Section 2.2, the “Profits” or “Losses” of the Company (which means the Company’s taxable income or loss, respectively, as calculated in accordance with Section 703(a) of the Code [with, however, (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code being included in such taxable income or loss, (ii) any income and gain that is exempt from tax, and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Income Tax Regulations) being included in such Profits or Losses, (iii) Book Depreciation (and not Tax Depreciation [as defined in Section 2.3A of this Appendix “A”]) and all items of Nonrecourse Deductions (as defined in Section 2.4C) being included in calculating such Profits or Losses, and (iv) Book Gain or Loss (and not Tax Gain or Loss [as defined in Section 2.3B of this Appendix “A”]) being included in calculating such Profits or Losses], but excluding in such calculation the amounts allocated under Sections 2.3, 2.4 and 2.5 immediately below) for each fiscal year of the Company, shall be allocated to the Members in the following order and priority:

                       A.     Profits.  If there shall be Profits for such fiscal year, such Profits shall be allocated among the Members as follows:

                       (1)    first, to the Members (in proportion to the amounts of Profits to be allocated in accordance with this Section 2.1A(1)) until there shall have been allocated to each Member Profits equal to the excess, if any, of (X) the cumulative amount of Losses allocated to such Member pursuant to Section 2.1B(6) hereof through and including such fiscal year; over (Y) the

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cumulative amount of Profits allocated to such Member pursuant to this Section 2.1A(1) through and including such fiscal year;

                       (2)    next, to the Members (in proportion to the amounts of Profits to be allocated in accordance with this Section 2.1A(2)) until there shall have been allocated to each Member Profits equal to the excess, if any, of (X) the cumulative amount of Losses allocated to such Member pursuant to Section 2.1B(5) hereof through and including such fiscal year; over (Y) the cumulative amount of Profits theretofore allocated to such Member pursuant to this Section 2.1A(2) through and including such fiscal year;

                       (3)    next, to the Members (in proportion to the manner in which Available Cash has been or is to be distributed in accordance with Section 6.1D of the LLC Agreement) until there shall have been allocated to each Member Profits equal to the sum of (X) the amounts theretofore distributed and then remaining to be distributed to such Member in accordance with Section 6.1D of the LLC Agreement, and (Y) the cumulative amounts of Losses theretofore allocated to such Member pursuant to Section 2.1B(4) hereof, in all cases from the formation of the Company through and including such fiscal year;

                       (4)    next, to the Members (in proportion to the manner in which Available Cash has been or is to be distributed in accordance with Section 6.1E of the LLC Agreement) until there shall have been allocated to each Member Profits equal to the sum of (X) the amounts theretofore distributed and then remaining to be distributed to such Member in accordance with Section 6.1E of the LLC Agreement, and (Y) the cumulative amounts of Losses theretofore allocated to such Member pursuant to Section 2.1B(3) hereof, in all cases from the formation of the Company through and including such fiscal year;

                       (5)    next, to the Members (in proportion to the manner in which Available Cash has been distributed in accordance with Section 6.1F of the LLC Agreement) until there shall have been allocated to each Member Profits equal to the sum of (X) the amounts theretofore distributed to such Member in accordance with Section 6.1F of the LLC Agreement, and (Y) the cumulative amounts of Losses theretofore allocated to such Member pursuant to Section 2.1B(2) hereof, in all cases from the formation of the Company through and including such fiscal year; and

                       (6)    next, the remainder to the Members in proportion to the manner in which Available Cash is to be distributed in accordance with Section 6.1F of the LLC Agreement.

                       B.     Losses.  If there shall be Losses for such fiscal year, such Losses shall be allocated among the Members as follows:

                       (1)    first, to the Members (in proportion to the amounts of Losses to be allocated in accordance with this Section 2.1B(1)), until there shall have been allocated to each Member Losses equal to the excess, if any, of (X) the cumulative amount of Profits allocated to such Member pursuant to Section 2.1A(6) hereof through and including such fiscal year; over (Y) the cumulative amount of Losses allocated to such Member pursuant to this Section 2.1B(1) through and including such fiscal year;

3

                       (2)    next, to the Members (in proportion to the amounts of Losses to be allocated in accordance with this Section 2.1B(2)), until there shall have been allocated to each Member Losses equal to the excess, if any, of (X) the cumulative amount of Profits allocated to such Member pursuant to Section 2.1A(5) hereof through and including such fiscal year; over (Y) the cumulative amount of Losses allocated to such Member pursuant to this Section 2.1B(2) through and including such fiscal year;

                       (3)    next, to the Members (in proportion to the amounts of Losses to be allocated in accordance with this Section 2.1B(3)), until there shall have been allocated to each Member Losses equal to the excess, if any, of (X) the cumulative amount of Profits allocated to such Member pursuant to Section 2.1A(4) hereof through and including such fiscal year; over (Y) the cumulative amount of Losses allocated to such Member pursuant to this Section 2.1B(3) through and including such fiscal year;

                       (4)    next, to the Members (in proportion to the amounts of Losses to be allocated in accordance with this Section 2.1B(4)), until there shall have been allocated to each Member Losses equal to the excess, if any, of (X) the cumulative amount of Profits allocated to such Member pursuant to Section 2.1A(3) hereof through and including such fiscal year; over (Y) the cumulative amount of Losses allocated to such Member pursuant to this Section 2.1B(4) through and including such fiscal year;

                       (5)    next, to the Members (in proportion to the amounts of Losses to be allocated in accordance with this Section 2.1B(5)) until there shall have been allocated to each Member Losses equal to the excess, if any, of the cumulative amount of the Capital Contributions theretofore made by such Member to the Company pursuant to the LLC Agreement less the cumulative amounts of the distributions theretofore made to such Member in accordance with Section 6.1C of the LLC Agreement net of the Profits allocated to such Member pursuant to Section 2.1A(2) hereof, in each case through and including such fiscal year; and

                       (6)    next, to the Members, in accordance with their then respective relative Percentage Interests.

                       In furtherance of the foregoing, the Members agree to make such corrective allocations of Profits and Losses as may be required in order to cause any allocations of Profits and Losses which were made to the Members prior to the Effective Date to be properly reconciled with, and conformed to, the allocations provided for under this Section 2.1.

          Section 2.2     Overriding Allocations Relating to Distributions under Section 6.2 of the LLC Agreement.  Notwithstanding the provisions of Section 2.1 hereof, if the provisions of  Section 6.2 of the LLC Agreement apply in any fiscal year, the Profits or Losses (as the case may be) of the Company for such fiscal year and for any subsequent fiscal year shall be allocated among the Members such that, after all distributions made or to be made to all Members pursuant to the provisions of Section 6.2 and 6.1 of the LLC Agreement shall have been made, each Member’s Book Capital Account shall be equal to be zero.

          Section 2.3     Tax Allocations.

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                       A.     Allocation of Tax Depreciation.  Except to the extent required by Section 704(c) of the Code or the regulations promulgated thereunder, “Tax Depreciation” for each fiscal year of the Company (which means the depreciation, depletion or amortization deduction or allowance that shall be allowable for federal income tax purposes to the Company with respect to an item of Company property) shall be allocated to the Members in the same manner that Book Depreciation shall have been allocated to the Members pursuant to Section 2.1 of this Appendix “A”.

                       B.     Tax Gain or Loss.  The gain or loss for federal income tax purposes from the sale or other disposition of Company property (“Tax Gain or Loss”) for each fiscal year of the Company shall be allocated to the Members as provided in this Section 2.3.  Tax gain or loss for purposes of this Section shall be calculated (1) without including any income from interest on any deferred portion of the sale price and (2) without including in the tax basis of the Company property any remaining special basis adjustment to Company property under Section 732(d) or 743 of the Code except to the extent that such special basis adjustment is allocated to the common basis of Company property under Section 1.734-2(b)(1) of the Income Tax Regulations.  The Members agree that the tax effects of any special basis adjustment that is not included in the calculation of tax gain or loss in accordance with clause (2) of the preceding sentence shall be separately reflected in calculating the tax gain or loss of the Member or Members to whom such special basis adjustment relates.

                       (1)    In General.  In the case of “Section 704(c) Property” (as hereinafter defined), Tax Gain or Loss (as the case may be) shall be allocated in accordance with the requirements of Section 704(c) of the Code and the Income Tax Regulations thereunder and such other provisions of the Code as govern the treatment of Section 704(c) Property.  Any gain or loss in excess of the amount allocated pursuant to the preceding sentence (or, in the case of property which is not Section 704(c) Property, all Tax Gain or Loss) shall be allocated among all the Members in the same ratio that the book gain or loss with respect to such property is allocated in accordance with Article II of this Appendix “A”; provided, however, in the event that there is no book gain or loss, then any Tax Gain or Loss in excess of the amount allocated pursuant to the preceding sentence shall be allocated among the Members in accordance with Section 1.704-1(b)(3) of the Income Tax Regulations.  As used herein, “Section 704(c) Property” means (i) each item of Company property which is contributed to the Company and to which Section 704(c) of the Code or Section 1.704-1(b)(2)(iv)(d) of the Income Tax Regulations applies, and (ii) each item of Company property which, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Income Tax Regulations, is governed by the principles of Section 704(c) of the Code (or principles analogous to the principles contained in Section 704(c) of the Code) by virtue of (a) an increase or decrease in the Book Capital Accounts of the Members to reflect a revaluation of Company property on the Company’s books as provided by Section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations, (b) the fact that it constitutes a receivable, account payable, or other accrued but unpaid item which, under principles analogous to those applying to an item of Company property having an adjusted tax basis that differs from its Book Basis, is treated as an item of property described in Section 1.704-1(b)(2)(iv)(g)(2) of the Income Tax Regulations, or (c) any other provision of the Code or the Income Tax Regulations (including, without limitation, Section 1.704-1(b)(4)(i) of the Income Tax Regulations) as the same may from time to time be construed, to the extent that, and for so long as, such item of Company property continues to be governed by the principles of

5

Section 704(c) of the Code (or principles analogous to the principles contained in Section 704(c) of the Code).  The Members agree that the Existing Property, when contributed to the Company in accordance with Section 4.3A(1)(b) of the LLC Agreement, and any property (other than cash) contributed by Tejon to the Company pursuant to Section 4.4 of the LLC Agreement, shall be treated as items of Section 704(c) Property, and the Company will use the remedial method for determining such allocations, within the meaning of Section 1.704-3(d) of the Income Tax Regulations.

                       (2)    Recapture Income.  If, in the event of a gain on any sale, exchange or other disposition of Company property, all or a portion of such gain is characterized as ordinary income (“Recapture”) by virtue of the recapture rules of Section 1250, Section 1245 or otherwise, then the Recapture shall be allocated between or among the Members in the same ratio that Tax Depreciation allowable with respect to such Company property had been allocated between or among them; provided, however, that under no circumstances shall there be allocated to any Member Recapture in excess of the Tax Depreciation allocated to such Member under subsection A above (and such excess  shall be allocated instead between or among the Members as to which this proviso does not apply, in proportion to the Tax Depreciation allocated between or among them).

                       (3)    Other Items Relating to Section 704(c) Property.  Any item of income, gain, loss or deduction relating to an item of Section 704(c) Property shall be allocated in accordance with the requirements of Section 704(c) of the Code and the Income Tax Regulations thereunder and such other provisions of the Code as govern the treatment of Section 704(c) Property and the related book item shall be allocated in a manner consistent with the Income Tax Regulations promulgated under Section 704(b) of the Code.

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          Section 2.4          Exceptions.

                       A.     Limitations.

                       (1)    General Limitation.  Notwithstanding anything to the contrary contained in this Article II, no allocation  shall be made to a Member which would cause such Member to have a deficit balance in its Adjusted Book Capital Account which exceeds the sum of such Member’s share of Company Minimum Gain and such Member’s share of Member Nonrecourse Debt Minimum Gain.  If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or deduction shall be allocated between or among the Members in accordance with the Members’ respective interests in the Company within the meaning of Section 1.704-1(b)(3) of the Income Tax Regulations.

                       (2)    Member Nonrecourse Deductions.  Notwithstanding anything to the contrary contained in this Article II hereof, any and all items of loss and deduction and any and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Income Tax Regulations) (collectively, “Member Nonrecourse Deductions”) that are (in accordance with the principles set forth in Section 1.704-2(i)(2) of the Income Tax Regulations) attributable to Member Nonrecourse Debt shall be allocated to the Member that bears the Economic Risk of Loss for such Member Nonrecourse Debt.  If more than one Member bears such Economic Risk of Loss, such Member Nonrecourse Deductions shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.  If more than one Member bears such Economic Risk of Loss for different portions of a Member Nonrecourse Debt, each such portion shall be treated as a separate Member Nonrecourse Debt.

                       B.     Minimum Gain Chargebacks.

                       (1)    Company Minimum Gain.  Except to the extent provided in Section 1.704-2(f)(2), (3), (4) and (5) of the Income Tax Regulations, if there is, for any fiscal year of the Company, a net decrease in Company Minimum Gain, there shall be allocated to each Member, before any other allocation pursuant to Article II hereof is made under Section 704(b) of the Code of Company items for such fiscal year, items of income and gain for such year (and, if necessary, for subsequent years) equal to such Member’s share of the net decrease in Company Minimum Gain.  A Member’s share of the net decrease in Company Minimum Gain is the amount of such total net decrease multiplied by the Member’s percentage share of the Company’s minimum gain at the end of the immediately preceding taxable year, determined in accordance with Section 1.704-2(g)(1) of the Income Tax Regulations.  Items of income and gain to be allocated pursuant to the foregoing provisions of this Section 2.4B(1) shall consist first of gains recognized from the disposition of items of Company property subject to one or more Nonrecourse Liabilities of the Company, and then of a pro rata portion of the other items of Company income and gain for that year.

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                       (2)    Member Nonrecourse Debt Minimum Gain.  Except to the extent provided in Section 1.704-2(i)(4) of the Income Tax Regulations, if there is, for any fiscal year of the Company, a net decrease in Member Nonrecourse Debt  Minimum Gain, there shall be allocated to each Member that has a share of Member Nonrecourse Debt Minimum Gain at the beginning of such fiscal year before any other allocation pursuant to Article II hereof (other than an allocation required pursuant to Section 2.4B(1)) is made under Section 704(b) of the Code of Company items for such fiscal year, items of income and gain for such year (and, if necessary, for subsequent years) equal to such Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain.  The determination of a Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain shall be made in a manner consistent with the principles contained in Section 1.704-2(g)(1) of the Income Tax Regulations.  The determination of which items of income and gain to be allocated pursuant to the foregoing provisions of this Section 2.4B(2) shall be made in a manner that is consistent with the principles contained in Section 1.704-2(f)(6) of the Income Tax Regulations.

                       C.     Certain Defined Terms.  For purposes of this Appendix “A”:  (i) “Company Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) of the Income Tax Regulations; (ii) “Member Nonrecourse Debt” shall have the meaning set forth in Section 1.704(b)-2(b)(4) of the Income Tax Regulations; (iii) “Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Section 1.704-2(i)(2) of the Income Tax Regulations; (iv) “Nonrecourse Liability” shall have the meaning set forth in Section 1.704-2(b)(3) of the Income Tax Regulations; (v) “Adjusted Book Capital Account” means the Book Capital Account of a Member reduced by any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Income Tax Regulations; (vi) “Economic Risk of Loss” shall have the meaning set forth in Section 1.752-2(b)-(j) of the Income Tax Regulations; and (vii) “Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Income Tax Regulations.

          Section 2.5     Qualified Income Offset.  Notwithstanding anything to the contrary in this Appendix “A”, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Income Tax Regulations, there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible the deficit balance (if any) in its Book Capital Account (in excess of the sum of such Member’s share of Member Minimum Gain and such Member’s share of Member Nonrecourse Debt Minimum Gain) created by such adjustments, allocations or distributions.  To the extent permitted by the Code and the Income Tax Regulations, any special allocations of items of income or gain pursuant to this Section 2.5 shall be taken into account in computing subsequent allocations of Profits or Losses pursuant to this Article II, so that the net amount of any items so allocated and the subsequent Profits or Losses allocated to the Members pursuant to this Article II shall, to the extent possible, be equal to the net amounts that would have been  allocated to each such Member pursuant to the provisions of this Article II if such unexpected adjustments, allocations or distributions had not occurred.

          Section 2.6     Members’ Interests in Company Profits for Purposes of Section 752.  As permitted by Section 1.752-3(a)(3) of the Income Tax Regulations, the Members hereby specify that solely for purposes of determining their respective shares of excess Nonrecourse

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Liabilities of the Company, the Members’ respective shares of Company profits shall be equal to their relative respective Percentage Interests.

ARTICLE III - TAX AND ACCOUNTING MATTERS.

                       A.     Accrual Basis.  The Company will be on the accrual basis for both tax and accounting purposes.

                       B.     Books and Records.  The Company books and records shall be prepared in accordance with generally accepted accounting principles, consistently applied.  If required by the LLC Agreement, such books and records shall be audited by such certified public accountants as selected by the Members.

                       C.     Fiscal Year.  The fiscal year of the Company shall end on the 31st day of December in each year.

                       D.     Withholding Requirements.  Development Manager shall comply with the requirements contained in Section 1446 of the Code and comparable tax laws of any other State in which the Company is engaged in business (regarding income tax withholding on certain income that is allocated to Members who are non-U.S. persons) and any successor or replacement provision or provisions of law or administrative guidance (the “Foreign Partner Withholding Law”).  Development Manager is hereby authorized and directed by each Member to withhold from the distributions or other amounts payable to such Member under the LLC Agreement such amount or amounts (“Required Foreign Partner Withholding”) as Development Manager reasonably determines are required by the Foreign Partner Withholding Law, and to remit the Required Foreign Partner Withholding to the Internal Revenue Service and/or such other applicable State taxing agency at such time or times as may from time to time be required by the relevant taxing authority.  If Development Manager determines at any time that the Required Foreign Partner Withholding with respect to a particular Member exceeds the amount of distributions or other amounts payable to such Member at such time (a “Cash Shortfall”), the Member in question shall immediately make a cash contribution to the Company equal to the amount of such Cash Shortfall, which Development Manager shall use to effectuate the Required Foreign Partner Withholding.  The Book Capital Account of the Member in question shall not be increased by the amount of the capital contribution described in the preceding sentence, and likewise shall not be decreased when the Development Manager uses the proceeds of such capital contribution to effectuate the Required Foreign Partner Withholding.  When remitting the Required Foreign Partner Withholding, Development Manager shall inform the relevant taxing authority of the name and tax identification number of the Member for whose account such Required Foreign Partner Withholding is being made.  In complying with the provisions of this paragraph, Development Manager shall be entitled to presume irrebuttably that a Member is subject to the Foreign Partner Withholding Law unless:  (i) Such Member shall have previously provided Development Manager with a completed and signed certificate of non-foreign status, in the Form attached as Schedule “1”, such certificate was furnished to Development Manager not earlier than during the third taxable year of the Company preceding the taxable year under consideration, Development Manager has not been notified by such Member that its status under such certificate has changed, and Development Manager does not have actual knowledge that the

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status of such Member under such certificate has changed; or (ii) Development Manager reasonably determines, based upon all facts and circumstances (including, without limitation, the provisions contained in Revenue Procedure 89-31, 1989-1 Cum. Bull. 895, or any successor Revenue Procedure, guideline or administrative pronouncement), that the Foreign Partner Withholding Law does not apply in a particular instance.

ARTICLE IV - NO DEFICIT FUNDING OBLIGATION.

                       Notwithstanding anything to the contrary contained in this Appendix “A” or in the LLC Agreement, no Member having a negative balance in its Book Capital Account shall have any obligation to the Company or to any other Member to restore its Book Capital Account to zero, subject to the provisions of the Act.

ARTICLE V - ORDER OF APPLICATION.

          For purposes of this Appendix “A”, the following provisions set forth in the LLC Agreement and this Appendix “A” shall be applied in the following order:

                       A.     Section 6 of the LLC Agreement, relating to distributions.

                       B.     Section 2.4A(1) of this Appendix “A”, relating to general limitations.

                       C.     Section 2.4A(2) of this Appendix “A”, relating to Member Nonrecourse Deductions.

                       D.     Section 2.4B(1) of this Appendix “A”, relating to chargebacks of Company Minimum Gain.

                       E.     Section 2.4B(2) of this Appendix “A”, relating to chargebacks of Member Nonrecourse Debt Minimum Gain.

                       F.     Section 2.5 of this Appendix “A”, relating to qualified income offset.

                       G.     Section 2.1 or Section 2.2 (as applicable) of this Appendix “A”, relating to allocations of Profits and Losses.

These provisions shall be applied as if all contributions, distributions and allocations with respect to a given fiscal year were made at the end of the Company’s fiscal year.  Where any provision depends on the Book Capital Account of any Member, such Book Capital Account shall be determined after the application of all preceding provisions for the year.

ARTICLE VI - CLOSING OF COMPANY BOOKS IN CONNECTION WITH
ADMISSION OF NEW MEMBER OR TRANSFER OF MEMBER’S INTEREST.

          Upon the effective date (the “Effective Date”) of the admission of a new Member into the Company or of a valid transfer of all or part of a Member’s interest in the Company pursuant to

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Article XII of the LLC Agreement, the books of the Company shall be closed in accordance with Section 706(d) of the Code, and consistent therewith:  (X) items of income, deduction, gain, loss and/or credit of the Company that are recognized prior to the Effective Date shall be allocated among those persons or entities who were Members in the Company prior to the Effective Date; and (Y) items of income, deduction, gain, loss and/or credit of the Company that are recognized after the Effective Date shall be allocated among the persons or entities who were Members after the Effective Date.

ARTICLE VII - TAX MATTERS PARTNER.

          Development Manager shall be the “tax matters partner” of the Company as such term is defined in Section 6231(a)(7) of Code (the “Tax Matters Partner”), and it shall serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code.  Development Manager shall use its best efforts to cause the Company’s accountants to prepare and file on a timely basis, with due regard to extensions, all tax and information returns that the Company may be required to file, all at Company expense.  No tax or information return shall be filed unless approved by Development Manager.  The Company’s accountants are (i) to deliver all tax and information returns to the Members for their review, comment and reasonable approval at least thirty (30) days in advance of the required filing date therefor (taking into account any extensions approved by the Members), and (ii) to furnish the Members with a projection of the Company’s taxable income or loss for each fiscal and tax year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense.  Each Member shall give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent’s report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Company’s federal income tax return.  The Tax Matters Partner shall at Company expense furnish each Member with status reports regarding any negotiation between the Internal Revenue Service and the Company, and each such Member, if it so requests, may participate in such negotiation.  The Tax Matters Partner shall use its best efforts to cause the Company’s accountants to prepare and deliver to each Member an information reporting return (Schedule K-1) reflecting each Member’s distributive share of all income, gain, loss, deductions, allowances or credits of the Company for each fiscal year, and will provide the information necessary for such accountants to accomplish the foregoing and to issue the other reports required hereunder on a timely basis.  The Tax Matters Partner shall not enter into any settlement with any taxing authority (federal, state or local), or extend the statute of limitations, on behalf of the Company or the Members without the approval of each Member.

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SCHEDULE “1” TO APPENDIX “A”

CERTIFICATION OF NON-FOREIGN STATUS

Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner’s allocable share of the partnership’s effectively connected taxable income.  To inform Centennial Founders, LLC (the “Company”) that the provisions of Section 1446 do not apply, the undersigned hereby certifies on behalf of _______________________ (“Member”) the following:

1.     Member is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.     Member’s U.S. taxpayer identification number is ___________.

3.     Member’s office address is

______________________________________________

______________________________________________

______________________________________________

Member hereby agrees to notify the Company within sixty (60) days of the date Member becomes a foreign person.  Member understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.

Executed as of the ____day of _________________, 20___, at _________________________ .

SIGNATURE

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